                                                                      EXHIBIT 10


                                 LEASE AGREEMENT

                                 by and between

                        475 JAVA DRIVE ASSOCIATES, L.P.,
                        A CALIFORNIA LIMITED PARTNERSHIP
                                  ("LANDLORD")

                                       and

                BUSINESS OBJECTS AMERICAS, A DELAWARE CORPORATION

                                   ("TENANT")



                           DATED AS OF AUGUST 3, 2000

                                    EXHIBITS

Exhibit "A"    Site Plan (showing Project, Land, Buildings and Premises)

Exhibit "B"    Delivery Date Memorandum

Exhibit "C"    Work Letter

Exhibit "C-1"  Landlord's Plans

Exhibit "D"    Form of Tenant Estoppel Certificate

Exhibit "E"    Subordination, Nondisturbance and Attornment Agreement

Exhibit "F"    Rules and Regulations

                             BASIC LEASE INFORMATION


Lease Date:             August 3, 2000

Landlord:               475 Java Drive Associates, L.P., a California limited
                        partnership

Managing Agent:         The Mozart Development Company

Landlord's and Managing
   Agent's Address:

                        c/o The Mozart Development Company
                        1068 East Meadow Circle
                        Palo Alto, CA 94303
                        Attn: John Mozart & Chris Keith

Tenant:                 Business Objects Americas, a Delaware corporation

TENANT'S ADDRESS:       FOR NOTICE                    FOR BILLING
                        ______________________        Same as for Notice
                        ______________________
                        ______________________
                        Attn:_________________

Land: The real property outlined on the site plan attached hereto as Exhibit "A"

Premises:               The Rentable Area within two (2) separate buildings to
                        be constructed on the Land in accordance with this Lease
                        (each, a "Building" and collectively, the "Buildings").
                        "Building 1" is a three story building, and "Building 2"
                        is a two story building, and each will be located and
                        configured as generally shown on the site plan attached
                        hereto as Exhibit "A".

Project: The Project shall consist of the Buildings, the Land and all other improvements now or hereafter located on the Land, and may be expanded to include other land and improvements in accordance with Paragraph 1(b).

Rentable Area of the    Approximately 75,354 rentable square feet in Building 1,
Premises:               and approximately 50,890 rentable square feet in
                        Building 2 ("Rentable Area"). The Premises will be
                        measured by Landlord's architect upon completion of the
                        Base Building Improvements for the purposes of Rentable
                        Area to the exterior surface of the outside walls or
                        exterior glass lines, including balconies (but excluding
                        the third floor exterior balcony on Building 1) with no
                        deductions for vertical penetrations. Within thirty (30)
                        days after substantial completion of the Base Building
                        Improvements, Landlord will provide to Tenant a
                        certification of Landlord's architect with respect to
                        its calculations of the actual Rentable Area of the
                        Premises, and the Rentable Area shown in such
                        certification shall be conclusive and binding on the
                        parties for purposes of calculating Monthly Base Rent
                        and the Tenant Allowance hereunder and not subject to
                        remeasurement.

Parking Spaces:         All of the spaces located on the Project as it is
                        initially defined (approximate ratio of 3.5 spaces per
                        1,000 rentable square feet of space)

Tenant's Use of the     General office use including shipping, receiving and
   Premises:            storage of products, customer training and other legal
                        related uses (excluding uses that involve the

                        use of Hazardous Substances, as defined in Paragraph 41, beyond levels typical for office use).

Lease Term:             Ten (10) years (the "Initial Term"), with the right to
                        extend for one (1) additional six (6) year term (the
                        "Extension Term") in accordance with Paragraph 42. The
                        Initial Term and the Extension Term (if any) shall
                        collectively be defined as the "Term".

Scheduled Delivery      December 15, 2000
   Date:

Scheduled Commencement  Ninety (90) days after the Delivery Date
   Date:

Tenant Allowance:       $17 per rentable square foot of the Rentable Area of the
                        Premises, to be used and disbursed as more specifically
                        provided in Exhibit "C".

Monthly Base Rent:      Initially, $4.15 per rentable square foot of the
                        Rentable Area of the Premises.

Monthly Base Rent       On each anniversary of the Commencement Date, the
   Adjustment:          Monthly Base Rent shall increase by four percent (4%) of
                        the Monthly Base Rent for the immediately prior year.

Tenant's Share of       100%
   Expenses and Taxes:

Security Deposit:       Tenant shall provide and maintain a letter of credit in
                        the Required Amount as more specifically provided in
                        Paragraph 33, which amount may be reduced during the
                        Term in accordance with such paragraph.

Guarantor of Lease:     Business Objects, S.A., a company organized under the
                        laws of France ("Guarantor").

Landlord's Broker:      Mike Benevento and George Reilly of CPS

Tenant's Broker:        John McMahon of Colliers International

Broker's Fee or         Landlord, pursuant to separate agreement
   Commission, if any,
   paid by:

The foregoing Basic Lease Information is hereby incorporated into and made a part of this Lease. Each reference in this Lease to any of the Basic Lease Information shall mean the respective information hereinabove set forth and shall be construed to incorporate all of the terms provided under the particular paragraph pertaining to such information. In the event of any conflict between any Basic Lease Information and the Lease, the latter shall control.


                                          LANDLORD:

                                          475 JAVA DRIVE ASSOCIATES, L.P.,
                                          a California limited partnership

                                          By:__________________________________

                                          Its:_________________________________

                                          TENANT:

                                          BUSINESS OBJECTS AMERICAS,
                                          a Delaware corporation

                                          By:__________________________________

                                          Its:_________________________________

                                 LEASE AGREEMENT

      THIS LEASE AGREEMENT (the "Lease") is made and entered into as of August 3, 2000, by and between 475 JAVA DRIVE ASSOCIATES, L.P., a California limited partnership (herein called "Landlord"), and BUSINESS OBJECTS AMERICAS, a Delaware corporation (herein called "Tenant").

      1.    LEASED PREMISES.

            (a) Upon and subject to the terms, covenants and conditions hereinafter set forth, Landlord hereby leases to Tenant and Tenant hereby hires from Landlord those premises (the "Premises") comprising two (2) entire buildings to be constructed on the Land in the general location and configuration as shown on the site plan attached hereto as Exhibit "A" (collectively, the "Buildings" and each individually, a "Building"), specified in the Basic Lease Information attached hereto. The Buildings, together with the Land and other improvements located within the area outlined on Exhibit "A", is referred to herein as the "Project." Landlord currently has the contractual right to acquire title to the Land and Buildings from XSI Properties, Inc. ("Seller"), and will use commercially reasonable efforts to acquire title to the Land and Buildings prior to the Delivery Date. However, Tenant acknowledges that Landlord has not acquired the Land nor constructed the Buildings as of the date of this Lease. In the event Landlord has not acquired title to the Land and Buildings on or before the Outside Delivery Date (as defined in Paragraph 3(b)), Tenant shall have the right to terminate this Lease as and when provided in Paragraph 3(b).

            (b) Landlord shall have the right, at any time and from time to time, and without incurring any liability to Tenant and without constituting an eviction (constructive or otherwise), and without entitling Tenant to any abatement of Rent or to terminate this Lease or otherwise releasing Tenant from any of Tenant's obligations under this Lease, to do any of the following; provided that in each instance, in Landlord's reasonable judgment, Tenant's costs of occupancy of the Premises are not materially increased and/or Tenant's rights under this Lease are not materially diminished as a result solely of such action (except as required by applicable governmental authority, quasi-governmental authority, or Laws), unless Tenant consents to such action in writing in advance, which consent shall not be unreasonably withheld, conditioned or delayed:

                  (i) construct additional buildings and improvements on the Land in such locations as Landlord may determine, in its sole discretion;

                  (ii) expand the land and improvements that are included in the "Project" to include other property acquired by Landlord or its affiliates which is contiguous to the Project (as such term is defined at any given time), regardless or whether any such property is leased to Tenant or leased to, sold to or occupied by a third party or third parties; and

                  (iii) reduce the land and improvements that are included in the Project, subdivide the Project, or otherwise reconfigure the Project in any way.

Tenant shall use commercially reasonable efforts to cooperate with Landlord in connection with any construction or development activities with respect to any such construction of buildings or improvements, or expansion or reconfiguration of the Project, including executing any commercially reasonable and necessary conditions, covenants, restrictions, encumbrances, or other commercially reasonable documents and instruments for the benefit of other portions of the Project, at Landlord's request. In addition, Tenant acknowledges that during any such construction and development, Landlord, its tenants, and their respective employees, contractors and agents will require access across and through the Common Areas for purposes of construction and development of additional buildings and improvements in the Project (as it may exist from time to time) and use of portions of the Common Area for construction staging in connection with such construction and development, including, without limitation, for the storage of all necessary materials, tools and equipment, and Landlord shall not be liable to Tenant for any interference with Tenant's use of the Common Areas with respect to such activities or any noise, vibration, or other disturbance to Tenant's business at the Premises which may result from such activities, so long as the Building structure is not materially adversely affected by such activities, the Project continues to be in compliance with all applicable Laws, the number of parking spaces available to Tenant at all times is in compliance with applicable laws, Tenant at all times has reasonable access to the Buildings, and Landlord takes commercially reasonable steps to minimize any unreasonable interference with Tenant's Permitted Use (as defined below) of the Premises arising from such activities.

            (c) As used herein, the term "Building Common Area" shall mean all areas and facilities within one or both of the Buildings that are not, at any time when Tenant is not the only occupant of one or both of the Buildings, designated by Landlord for the exclusive use of the Tenant or any other tenant or occupant of the applicable Building, including the areas devoted to Building Systems (as defined in Paragraph 8(b)) and other facilities and equipment servicing one or both Buildings as a whole. The term "Project Common Area" shall mean all areas and facilities within the Project that are not designated by Landlord for the exclusive use of Tenant or any other tenant or other occupant of the Project, and that are located outside the perimeter footings of any buildings now or hereafter located in the Project, including the parking areas, access and perimeter roads, pedestrian sidewalks, landscaped areas, trash enclosures, recreation areas and the like. The term "Common Area" means the Building Common Area and the Project Common Area, collectively.

      2. OCCUPANCY AND USE. Tenant may use and occupy the Premises for the purposes specified in the Basic Lease Information ("Permitted Use"), subject to the terms and conditions of this Lease, and for no other use or purpose without the prior written consent of Landlord. Landlord shall have the right to grant or withhold consent to a use other than as specified in the Basic Lease Information in its sole discretion. Tenant shall be entitled to the nonexclusive use of the Common Area with Landlord and other occupants (if any) of the Project in accordance with the Rules and Regulations as provided in Paragraph 17. Notwithstanding anything to the contrary in the Basic Lease Information or in this Lease, Tenant understands and agrees that (a) one or more Declaration of Covenants, Conditions and Restrictions ("CC&Rs"), and/or (b) a ground lease, and/or (c) certain other easements, covenants, conditions, restrictions, and access agreements recorded in the official records of Santa Clara County (collectively, including any CC&Rs and/or ground lease, the "Encumbrances") may encumber all or a portion of the Project now or in the future, and that Tenant's occupancy and use of the Premises and use of the Common Area may be restricted by such Encumbrances. If necessary, Tenant shall execute such documents as are reasonably necessary to cause this Lease to become subordinate to all such restrictions on the use of the Premises specified in any such Encumbrance.

      3.    TERMS AND POSSESSION.

            (a) TERM. The term of this Lease (the "Term") shall commence on the Commencement Date (as defined below) and, unless sooner terminated pursuant to the express provisions of this Lease, shall expire on the date that is one day prior to the tenth anniversary of the Commencement Date, subject to extension in accordance with Paragraph 42 to the date that is one day prior to the sixth anniversary of the Extension Term, if any (such date being the "Expiration Date"). The "Commencement Date" shall be the earlier to occur of (i) the Scheduled Commencement Date set forth in the Basic Lease Information, (ii) the date on which Tenant has substantially completed the Tenant Improvements (as defined in the Work Letter) in accordance with the Work Letter, or (iii) the date upon which Tenant actually commences business in any portion of the Premises.

            (b) DELIVERY DATE. The "Delivery Date" shall be the date on which Landlord has (i) completed the construction components of the Base Building Improvements required to be completed by Landlord in order for the "Initial Tenant Work Date" (as defined in the Work Letter) to occur, and (ii) tendered possession of the Premises to Tenant subject to Landlord's continuing right to access the Premises and take all steps required to complete the Base Building Improvements, provided, however, that if the Delivery Date does not occur on or before April 1, 2001 (as may be extended as provided below, the "Outside Delivery Date"), or if Landlord has not acquired title to the Land and Buildings on or before the Outside Delivery Date, Tenant shall have the right to terminate this Lease by written notice to Landlord at any time within five (5) days after the Outside Delivery Date as so extended. If Tenant does not elect to terminate this Lease within such five (5) day period, Tenant shall again have the option to terminate this Lease by delivering written notice to Landlord within five (5) business days after the thirtieth (30th) day following the Outside Delivery Date as so extended, and each thirtieth (30th) day thereafter (each such date, together with the initial applicable date as so extended, a "Window Date"), if either the Delivery Date has not occurred or the Landlord has not acquired title to the Land and Buildings on or before any such Window Date. If Tenant does not deliver written notice of termination to Landlord within any such five day period after a Window Date, all rights and obligations of the parties under this Lease shall continue notwithstanding the delay in the Delivery Date or acquisition of title. Tenant's sole and exclusive remedy in the event of delay in the Delivery Date or Landlord's acquisition of title to the Land or Buildings shall be to terminate this Lease as provided in this Paragraph 3(b). The Outside Delivery Date shall be extended as follows: (A) one day for each day of delay caused by Tenant Delays (as defined in the Work Letter); and (B) by the amount of time required to complete any arbitration process resulting from disputes between Landlord and Tenant under the Work Letter plus an additional thirty (30) days. All of the rights and obligations of the parties under this Lease (other than Tenant's obligation to pay Monthly Base Rent and Additional Charges for Expenses and Taxes) shall commence on the Delivery Date. Tenant shall be deemed to occupy the Premises from and after the Delivery Date. Within five (5) business days after the Delivery Date, the parties shall execute a letter confirming the Delivery Date and certifying that Tenant has accepted delivery of the Premises, in the form attached hereto as Exhibit "B" (the "Delivery Date Memorandum"). Either party's failure to request execution of, or to execute, the Delivery Date Memorandum shall not in any way alter the Delivery Date.

            (c) CONSTRUCTION OF IMPROVEMENTS. Completion of the Base Building Improvements (as defined in the Work Letter) by Landlord and the Tenant Improvements by Tenant shall be governed by the terms and conditions of Work Letter which is attached hereto as Exhibit "C". Tenant's obligation to construct the Tenant Improvements pursuant to the Work Letter is independent of, and in addition to, Tenant's obligation to pay Rent under this Lease. Landlord represents and warrants to Tenant that to Landlord's best knowledge, upon substantial completion of the Base Building Improvements, the Land and Buildings will not be in violation of any applicable Laws, subject to completion of the Tenant Improvements to the extent such completion is required for compliance with any Law ("Landlord's best knowledge" being defined for such purposes as the current actual knowledge of Chris Keith after reasonably appropriate and diligent inquiry in connection with the acquisition of the Land and design and construction of the Base Building Improvements). Tenant represents and warrants to Landlord that, to Tenant's best knowledge, upon substantial completion of the Tenant Improvements, the Premises will not be in violation of any applicable Laws ("Tenant's best knowledge" being defined for such purposes as the current actual knowledge of Dwnell Testa after reasonably appropriate and diligent inquiry in connection with the design and construction of the Tenant Improvements), except to the extent such non-compliance is caused by the non-compliance of the Base Building Improvements, Land or Buildings with applicable Laws. Except as otherwise expressly set forth herein, Tenant acknowledges that Landlord has not made any representation or warranty with respect to the construction of the Base Building Improvements or the condition of the Premises or the Common Area, or with respect to the suitability or fitness of any of the foregoing for the conduct of Tenant's permitted use or for any other purpose. By occupying the Premises, Tenant shall be deemed to have accepted the same as suitable for the purpose herein intended, subject to completion of items on Landlord's architect's punch list with respect to the Base Building Improvements. Upon Tenant's request, Landlord shall use reasonable efforts to enforce any construction warranties Landlord obtains with respect to components of the Base Building Improvements. If Tenant is not satisfied, in Tenant's reasonable discretion, with Landlord's actions in enforcing such warranties, Tenant may upon written notice to Landlord take any actions necessary in Tenant's reasonable judgment to enforce such warranties directly, and Landlord shall take all commercially reasonable action to cooperate with Tenant, including assigning to Tenant Landlord's rights with respect to such warranties.

            (d) CERTIFICATE OF OCCUPANCY. After substantial completion of the Tenant Improvements, Tenant shall immediately apply for, and use best efforts to obtain within fifteen (15) business days, a certificate of occupancy (or equivalent documentation) for the Premises. Tenant shall promptly deliver to Landlord copies of the certificate of occupancy, and all other permits, consents and approvals from the appropriate governmental agencies which are necessary for occupancy and operation of the Premises as contemplated by this Lease to the extent they are requested by Landlord. Tenant (or its sublessees or assigns as permitted pursuant to Paragraph 10) shall, no later than ninety (90) days after the date of issuance by the City of San Jose of a Certificate of Occupancy or its equivalent concerning the Tenant Improvements, occupy a portion of the Premises. This Paragraph 3(d) shall not be construed as an obligation of Tenant to continuously occupy the Premises.

      4.    RENT; RENT ADJUSTMENTS; ADDITIONAL CHARGES FOR EXPENSES AND TAXES.

            (a) MONTHLY BASE RENT AND ADDITIONAL CHARGES. Tenant's obligation to pay Monthly Base Rent and Additional Charges for Expenses and Taxes hereunder shall commence on the Commencement Date. Commencing on the Commencement Date and throughout the Term of this Lease, Tenant shall the pay monthly base rent specified in the Basic Lease Information, as adjusted pursuant to Paragraph 4(b) (as so adjusted from time to time, "Monthly Base Rent"), on the first day of each month, in advance, with the first month's Monthly Base Rent and Additional Charges for Expenses and Taxes (as defined below), as reasonably estimated by Landlord, due upon execution of this Lease, in lawful money of the United States (without any prior demand therefor and without deduction or offset whatsoever, except as expressly provided in this Lease) to Landlord or its Managing Agent at the address specified in the Basic Lease Information or to such other firm or to such other place as Landlord or its Managing Agent may from time to time designate in writing. In addition, Tenant shall pay to Landlord all charges and other amounts whatsoever as provided in this Lease ("Additional Charges") at the place where the Monthly Base Rent is payable, and Landlord shall have the same remedies for a Default in the payment of Additional Charges as for a Default in the payment of Monthly Base Rent. As used herein, the term "Rent" shall include all Monthly Base Rent and Additional Charges (including, without limitation, Additional Charges for Real Estate Taxes and Expenses pursuant to Paragraph 4(c) below, and Additional Charges pursuant to Paragraphs 7, 8(e), 9, 11(d) and 24). If the Commencement Date occurs on a day other than the first day of a calendar month, or the Expiration Date occurs on a day other than the last day of a calendar month, then the Monthly Base Rent and Additional Charges for such fractional month shall be prorated on a daily basis.

            (b) ANNUAL ADJUSTMENTS IN MONTHLY BASE RENT. The Monthly Base Rent under Paragraph 4(a) shall be adjusted throughout the Term (including any Extension Term) as provided in the Basic Lease Information under the heading "Monthly Base Rent Adjustment".

            (c)   ADDITIONAL CHARGES FOR EXPENSES AND TAXES.

                  (i) DEFINITIONS OF ADDITIONAL CHARGES: For purposes of this Paragraph 4(c), the following terms shall have the meanings hereinafter set forth:

                        (A) "TAX YEAR" shall mean each twelve (12) consecutive month period commencing January 1st of the calendar year during which the Commencement Date of this Lease occurs, provided that Landlord, upon notice to Tenant, may change the Tax Year from time to time to any other twelve (12) consecutive month period and, in the event of any such change, Tenant's Share of Real Estate Taxes (as hereinafter defined) shall be equitably adjusted for the Tax Years involved in any such change.

                        (B) "TENANT'S SHARE" shall mean the percentage figure so specified in the Basic Lease Information.

                        (C) "REAL ESTATE TAXES" shall mean all taxes, assessments and charges levied upon or with respect to the Project or any personal property of Landlord used in the operation thereof, or Landlord's interest in the Project or such personal property. Real Estate Taxes shall include, without limitation, all general real property taxes and general and special assessments, charges, fees or assessments for transit, housing, police, fire or other governmental services or purported benefits to the Project (provided, however, that any refunds of Real Estate Taxes paid by Tenant shall be credited against Tenant's further obligation to pay Real Estate Taxes during the Term or refunded to Tenant if received by Landlord within one year after the Expiration Date), service payments in lieu of taxes, and any tax, fee or excise on the act of entering into this Lease, or any other lease of space in the Buildings, or on the use or occupancy of the Buildings or any part thereof, or on the rent payable under any lease or in connection with the business of renting space in the Buildings, that are now or hereafter levied or assessed against

            Landlord by the United States of America, the State of California, or any political subdivision, public corporation, district or any other political or public entity, and shall also include any other tax, fee or other excise, however described, that may be levied or assessed as a substitute for, or as an addition to, in whole or in part, any other Real Estate Taxes, whether or not now customary or in the contemplation of the parties on the date of this Lease. Real Estate Taxes shall not include franchise, transfer, inheritance or capital stock taxes or income taxes measured by the net income of Landlord from all sources unless, due to a change in the method of taxation, any of such taxes is levied or assessed against Landlord as a substitute for, in whole or in part, any other tax that would otherwise constitute a Real Estate Tax. Additionally, Real Estate Taxes shall not include any assessments or like charges to pay for any remediation of contamination from any Hazardous Substance (defined in Paragraph 41 hereof) existing as of the Delivery Date unless introduced in, on, under or about the Premises by Tenant or Tenant's employees, agents, contractors or invitees. Real Estate Taxes shall also include reasonable legal fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce Real Estate Taxes; provided that such fees, costs and disbursements do not exceed the actual savings in Real Estate Taxes obtained by Tenant over the Term of the Lease. If any assessments are levied on the Project, Tenant shall have no obligation to pay more than that amount of annual installments of principal and interest that would become due during the Term had Landlord elected to pay the assessment in installment payments, even if Landlord pays the assessment in full.

                        (D) "EXPENSES" shall mean the total costs and expenses paid or incurred by Landlord in connection with the management, operation, maintenance and repair of the Project, including, without limitation (i) the cost of air conditioning, electricity, steam, heating, mechanical, ventilating, elevator systems and all other utilities, to the extent provided by Landlord, and the cost of supplies and equipment and maintenance and service contracts in connection therewith; (ii) the cost of repairs and general maintenance and cleaning; (iii) the cost of fire, extended coverage, boiler, sprinkler, public liability, property damage, rent, earthquake and flood (in each case if Landlord elects to obtain it and if Landlord determines that it is available at commercially reasonable rates, provided that Tenant recognizes that Landlord intends to initially carry earthquake and flood insurance on the Project) and other insurance for the Project obtained by Landlord, or otherwise obtained by Landlord in connection with the Project, all including, without limitation, insurance premiums and any deductible amounts paid by Landlord, including, without limitation, the insurance required by Paragraph 11(f); (iv) fees, charges and other costs directly related to the operation of the Project (as distinct from the operation of the partnership which owns the Project), including management fees, consulting fees, legal fees and accounting fees and fees of all independent contractors engaged by Landlord, but only to the extent such fees are directly related to the operation of the Project or reasonably charged by Landlord if Landlord performs management services in connection with the Project, (though the management fee payable to Landlord or its affiliates shall not exceed the cap noted in the following paragraph); (v) the cost of any capital improvements made to the Project after the Commencement Date (a) as a labor saving device or to effect other economies in the operation or maintenance of the Project (from which a reasonable person would anticipate that savings would actually result), (b) to repair or replace capital items which are no longer capable of providing the services required of them (other than in connection with a casualty which is addressed by Paragraph 21), or (c) that are made to the Project after the date of this Lease and are required under any Laws (as defined in Paragraph 6) (excluding, however, any capital improvements required by Laws that are Tenant's responsibility under Paragraph 6, which shall be paid directly by Tenant pursuant to Paragraph 6), where such capital improvements were not required under any such Laws to be completed with respect to the Project prior to the date the Lease was executed; and the cost of capital improvements incurred by Landlord, which are the responsibility of Tenant pursuant to this Lease, shall be amortized over the useful life of the capital item in question as determined in accordance with generally accepted accounting principles ("GAAP"), together with interest on the unamortized balance at the greater of (x) the rate paid by Landlord on funds borrowed from an institutional lender for the purpose of constructing such capital improvements; or (y) 10% per annum; provided, however, the amount of the cost of capital improvements which may be included within Expenses pursuant to this clause (v) shall be the greater of (I) the amount that would be payable pursuant to the foregoing amortization or (II) $.02 per square foot of the Rentable Area of the Premises per month (and to the extent the amount under this clause (II) exceeds the amount that would be payable under clause (I), such excess shall be credited against the unamortized balance of the cost of capital improvements in the inverse order in which they would be payable by Tenant under clause (i)); and (vi) any other reasonable expenses of any other kind whatsoever reasonably incurred in managing, operating, maintaining and repairing the Project. Any "deductible" amounts relating to capital improvements required to be paid by Tenant hereunder in connection with any property or earthquake insurance policy carried by Landlord shall be amortized over the useful life of the restoration work to which such deductible amount relates in accordance with GAAP, in the same manner as other capital improvements that are included in Expenses as provided above.

      Notwithstanding anything to the contrary herein contained, Expenses shall not include, and in no event shall Tenant have any obligation to pay for pursuant to this Paragraph 4 or Paragraph 8(b), (aa) the initial construction cost of the Base Building Improvements or acquisition cost of the Land; (bb) the cost of providing tenant improvements to Tenant or any other tenant and costs of preparing any other premises in the Project for occupancy by any other tenant, including brokerage commissions, attorneys fees and other fees incurred in connection with the leasing thereof; (cc) any rent payable pursuant to a ground lease, and debt service (including, but without limitation, interest, principal and any impound payments) required to be made on any mortgage or deed of trust recorded with respect to all or any portion of the Project other than debt service and financing charges imposed pursuant to Paragraph 4(c)(1)(D)(v) above; (dd) the cost of special services, goods or materials provided to any tenant; (ee) depreciation; (ff) the portion of a management fee paid to Landlord or its affiliates in excess of three percent (3%) of Monthly Base Rent and Additional Charges for Expenses (excluding the management fee and Taxes);
      (gg) costs occasioned by Landlord's fraud or willful misconduct under applicable laws; (hh) costs for which Landlord has a right of and has received reimbursement from others; (ii) costs to correct any construction or design defects in the original construction of the Base Building Improvements; (jj) repairs, replacement and upgrades to the structural elements of the Base Building Improvements (e.g.. steel frame and slab) and structural components of the roof (not including the roof membrane above the concrete over metal deck), other than capital improvements pursuant to Paragraph 4(c)(1)(D)(v) above; (kk) environmental pollution remediation related costs for which Landlord has indemnified Tenant pursuant to Paragraph 41(c); (ll) advertising or promotional expenditures;
      (mm) leasing commissions; (nn) expense reserves (except as contemplated by Paragraph 4(c)(1)(D)(v) above), and (oo) costs incurred in connection with negotiations or disputes with any other occupant (or prospective occupant) of the Project. All costs and expenses shall be determined in accordance with GAAP which shall be consistently applied (with accruals appropriate to Landlord's business).

                        (E) "EXPENSE YEAR" shall mean each twelve (12) consecutive month period commencing January 1 of the calendar year during which the Commencement Date of the Lease occurs, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant's Share of Expenses shall be equitably adjusted for the Expense Years involved in any such change.

                  (ii) PAYMENT OF REAL ESTATE TAXES: Commencing on the Commencement Date, Tenant shall pay to Landlord as Additional Charges one-twelfth (1/12th) of Real Estate Taxes for each Tax Year on or before the first day of each month during such Tax Year, in advance, in an amount reasonably estimated by Landlord and billed by Landlord to Tenant, and Landlord shall have the right initially to determine monthly estimates and to revise such estimates from time to time. With reasonable promptness after Landlord has received the tax bills for any Tax Year, Landlord shall furnish Tenant with a statement (herein called "Landlord's Tax Statement") setting forth the amount of Real Estate Taxes for such Tax Year. If the actual Real Estate Taxes for such Tax Year exceed the estimated Real Estate Taxes paid by Tenant for such Tax Year, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the actual Real Estate Taxes within thirty (30) days after the receipt of Landlord's Tax Statement, and if the total amount paid by Tenant for any such Tax Year shall exceed the actual Real Estate Taxes for such Tax Year, such excess shall be credited against the next installment of Real Estate Taxes due from Tenant to Landlord hereunder or if the Term has ended it shall be returned to Tenant within thirty (30) days. If it has been determined that Tenant has overpaid Real Estate Taxes during the last year of the Lease Term, then Landlord shall reimburse Tenant for such overage on or before the thirtieth (30th) day following the Expiration Date. No delay by Landlord in providing Landlord's Tax Statement shall be deemed a default by Landlord or a waiver of Landlord's right to require payment of the actual or estimated sums of Real Estate Taxes.

                  (iii) PAYMENT OF EXPENSES: Commencing on the Commencement Date, Tenant shall pay to Landlord as Additional Charges one-twelfth (1/12th) of the Expenses for each Expense Year on or before the first day of each month of such Expense Year, in advance, in an amount reasonably estimated by Landlord and billed by Landlord to Tenant, and Landlord shall have the right initially to determine monthly estimates and to revise such estimates from time to time. With reasonable promptness after the expiration of each Expense Year, Landlord shall furnish Tenant with a statement (herein called "Landlord's Expense Statement"), setting forth in reasonable detail the Expenses for such Expense Year. If the actual Expenses for such Expense Year exceed the estimated Expenses paid by Tenant for such Expense Year, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the actual Expenses within thirty
      (30) days after the receipt of Landlord's Expense Statement, and if the total amount paid by Tenant for any such Expense Year shall exceed the actual Expenses for such Expense Year, such excess shall be credited against the next installment of the estimated Expenses due from Tenant to Landlord hereunder or if the Term has ended it shall be returned to Tenant within thirty (30) days. Any utility rebates for the Project which Landlord receives for payments made by Tenant shall be forwarded to Tenant so long as such rebate is received within one year following the Expiration Date or sooner termination of the Lease. If it has been determined that Tenant has overpaid Expenses during the last year of the Lease Term (including rebates of utilities applicable to Tenant), then Landlord shall reimburse Tenant for such overage on or before the thirtieth (30th) day following the Expiration Date.

                  (iv) OTHER: To the extent any item of Real Estate Taxes or Expenses is payable by Landlord in advance of the period to which it is applicable (e.g. insurance and tax escrows required by Landlord's Lender), or to the extent that prepayment is customary for the service or matter, Landlord may (i) include such items in Landlord's estimate for periods prior to the date such item is to be paid by Landlord and (ii) to the extent Landlord has not collected the full amount of such item prior to the date such item is to be paid by Landlord, Landlord may include the balance of such full amount in a revised monthly estimate for Additional Charges. If the Commencement Date or Expiration Date shall occur on a date other than the first day of a Tax Year and/or Expense Year, Tenant's Share of Real Estate Taxes and Expenses, for the Tax Year and/or Expense Year in which the Commencement Date occurs shall be prorated.

                  (v) AUDIT: Within sixty (60) days after receipt of any Expense Statement or Tax Statement from Landlord, Tenant shall have the right to examine and copy Landlord's books and records relating to such Expense Statement or Tax Statement, and/or commence to cause an independent audit thereof to be conducted by an accounting firm to be selected by Tenant and subject to the reasonable approval of Landlord. If the audit conclusively proves that Tenant has overpaid either Expenses or Real Estate Taxes, Tenant shall notify Landlord within ninety (90) days after the date the applicable Expense Statement or Tax Statement was received by Tenant, and then Landlord shall reimburse Tenant for such overage within thirty (30) days after receipt of such notice, provided that if such overage exceeds five percent (5%) of the actual amount of Expenses or Real Estate Taxes paid by Landlord for the Tax or Expense Year covered by such audit, then Landlord shall bear the cost of such audit, up to a maximum cost of $5,000. If Tenant fails to object to any such Expense Statement or Tax Statement, or to request and commence an independent audit thereof, within sixty (60) days after receipt of the applicable statement, or if Tenant objects to any statement or requests an audit but then fails to complete the audit within ninety (90) days after receipt of the applicable statement, such Expense Statement and/or Tax Statement shall be final and shall not be subject to any audit, challenge or adjustment. All of the information obtained through any audit by Tenant and any compromise, settlement or adjustment reached between Landlord and Tenant relative to the results of such audit shall be held in strict confidence by the Tenant.

            (d) LATE CHARGES. Tenant recognizes that late payment of any Monthly Base Rent or Additional Charges will result in administrative expenses to Landlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain. Tenant therefore agrees that if any Monthly Base Rent or Additional Charges remain unpaid three (3) business days after such amount is due, the amount of such unpaid Monthly Base Rent or Additional Charges shall be increased by a late charge to be paid to Landlord by Tenant in an amount equal to four percent (4%) of the amount of the delinquent Monthly Base Rent or Additional Charges. In addition, any outstanding Monthly Base Rent, Additional Charges, late charges and other outstanding Rent amounts shall accrue interest at an annualized rate of the lesser of (i) the greater of 10% or The Federal Reserve Discount Rate plus 4% until paid to Landlord, or (ii) the maximum rate permitted by law ("the Default Rate"). Tenant agrees that such amount is a reasonable estimate of the loss and expense to be suffered by Landlord as a result of such late payment by Tenant and may be charged by Landlord to defray such loss and expense. The provisions of this Paragraph 4(d) in no way relieve Tenant of the obligation to pay Monthly Base Rent or Additional Charges on or before the date on which they are due, nor do the terms of this Paragraph 4(d) in any way affect Landlord's remedies pursuant to Paragraph 20 in the event any Monthly Base Rent or Additional Charges are unpaid after the date due.

      5. RESTRICTIONS ON USE. Tenant shall not do or permit anything to be done in or about the Premises which will obstruct or interfere with the rights of other tenants or occupants of the Buildings or the Project or injure or annoy them, nor use or allow the Premises to be used for any unlawful purpose, nor shall Tenant cause or maintain or permit any nuisance in, on or about the Premises or Project. Tenant shall not commit or suffer the commission of any waste in, on or about the Premises.

      6.    COMPLIANCE WITH LAWS.

            (a) TENANT'S COMPLIANCE OBLIGATIONS. Tenant shall not use the Project or permit anything to be done in or about the Project which will in any way conflict with any present and future laws, statutes, ordinances, resolutions, regulations, proclamations, orders or decrees of any municipal, county, state or federal government or other governmental or regulatory authority with jurisdiction over the Project, or any portion thereof, whether currently in effect or adopted in the future and whether or not in the contemplation of the parties hereto (collectively, "Laws"), and Tenant shall promptly, at its sole expense, maintain the Premises, any Alterations (as defined in Paragraph 7 below) permitted hereunder and Tenant's use and operations thereon in strict compliance at all times with all Laws. "Laws" shall include, without limitation, all Laws relating to health and safety (including, without limitation, the California Occupational Safety and Health Act of 1973 and the California Safe Drinking Water and Toxic Enforcement Act of 1986, including posting and delivery of notices required by such Laws with respect to the Premises), disabled accessibility (including, without limitation, the Americans with Disabilities Act, 42 U.S.C. section 12101 et seq.), Hazardous Substances, and all present and future life safety, fire, sprinkler, seismic retrofit, building code and municipal code requirements; provided however, that Tenant's obligation to comply with Laws relating to Hazardous Substances is subject to the terms and conditions of Paragraph 41, and Tenant shall not be responsible for compliance with clean-up provisions of any Laws with respect to Hazardous Substances except to the extent of any release caused by the Tenant or any of its servants, employees, contractors, agents, licensees or invitees (collectively, including Tenant, the "Tenant Parties") or otherwise included in Tenant's indemnity contained in Paragraph 41. Notwithstanding the foregoing, Landlord, and not Tenant, shall be responsible for correcting any condition with respect to the Project Common Area, or the exterior or structural portions of the Building (but not with respect to the interior of the Premises), which is in violation of applicable Laws (subject to Tenant's obligation to pay such costs to the extent they are included as Expenses under Paragraph 4(c)(1)(D)), except (subject to Paragraph 12 hereof) to the extent such condition is caused by the negligent or intentional acts or omissions of the Tenant Parties, or such violation results from Tenant's particular use of the Premises, or such condition is caused by the installation of the Tenant Improvements or any Alterations. Tenant shall be responsible for compliance of the Tenant Improvements with all Laws. Notwithstanding the first sentence of this Paragraph 6(a), Tenant shall not be required to make any structural alterations to the Premises in order to comply with Laws unless the requirement that such alterations be made is triggered by any of the following (or, if such requirement results from the cumulative effect of any of the following when added to other negligent or intentional acts, omissions, or events, to the extent such alterations are required by any of the following): (i) the installation, use or operation of the Tenant Improvements, any Alterations, or any of Tenant's trade fixtures or personal property; (ii) the negligent or intentional acts or omissions of any of the Tenant Parties; or (iii) the particular use or particular occupancy or manner of use or occupancy of the Premises by the Tenant Parties. Any alterations that are Tenant's responsibility pursuant to this Paragraph 6 shall be made in accordance with Paragraph 7 below, at Tenant's sole cost. The parties acknowledge and agree that Tenant's obligation to comply with all Laws as provided in this paragraph (subject to the limitations contained herein) is a material part of the bargained-for consideration under this Lease. Tenant's obligations under this Paragraph and under Paragraph 8(c) below shall include, without limitation, the responsibility of Tenant to make substantial or structural repairs and alterations to the Premises to the extent provided above, regardless of, among other factors, the relationship of the cost of curative action to the Rent under this Lease, the length of the then remaining Term hereof, the relative benefit of the repairs to Tenant or Landlord, the degree to which the curative action may interfere with Tenant's use or enjoyment of the Premises, and the likelihood that the parties contemplated the particular Law involved.

            (b) INSURANCE REQUIREMENTS. Tenant shall not do or permit anything to be done in or about the Premises or bring or keep anything therein which will in any way increase the rate of any insurance upon the Project or any of its contents (unless Tenant agrees to pay for such increase) or cause a cancellation of any insurance on the Project or otherwise violate any requirements, guidelines, conditions, rules or orders with respect to such insurance. Tenant shall at its sole cost and expense promptly comply with the requirements of the Insurance Services Office (ISO), board of fire underwriters, or other similar body now or hereafter constituted relating to or affecting Tenant's use or occupancy of the Project (other than in situations where compliance involves repair, maintenance or replacement of items that Landlord is expressly required to repair, maintain or replace under this Lease).

            (c) NO LIMITATION ON OBLIGATIONS. The provisions of this Paragraph 6 shall in no way limit Tenant's maintenance, repair and replacement obligations under Paragraph 8 or Tenant's obligation to pay Expenses under Paragraph 4(c). The judgment of any court of competent jurisdiction or the admission of Tenant in an action against Tenant, whether Landlord is a party thereto or not, that Tenant has so violated any such Law shall be conclusive of such violation as between Landlord and Tenant.

      7.    ALTERATIONS.

            (a) After completion of the Tenant Improvements (which shall be governed by the Work Letter), Tenant shall not make or suffer to be made any additional alterations, additions or improvements ("Alterations") in, on or to the Premises or any part thereof without the prior written consent of Landlord. Tenant's request for approval of any such proposed Alterations shall be in writing and shall be accompanied by a full set of complete plans and specifications for such proposed Alterations for Landlord's review. Failure of Landlord to give its disapproval within fifteen (15) calendar days after receipt of Tenant's written request for approval shall constitute approval by Landlord so long as Tenant's request includes the following statement in capitalized and boldfaced letters: BY FAILING TO RESPOND TO THIS REQUEST, YOU WILL BE DEEMED TO HAVE APPROVED THE ALTERATIONS DESCRIBED HEREIN, INCLUDING THE PLANS AND SPECIFICATIONS. Any Alterations in, on or to the Premises, except for Tenant's trade fixtures and movable furniture and equipment (which exception shall include the telephone system, security system, demountable partitions, secretarial stations, cubicles, cabinets or shelving systems and kitchen equipment, but shall not include the wiring, conduit and fiberoptic cabling and similar infrastructure [other than the phone switch, servers and racks] related to telephone, telecommunications, or similar communications systems which shall be and remain Landlord's property from the time they are installed in the Premises), shall be the property of Tenant during the Term and shall become Landlord's property at the end of the Term without compensation to Tenant. Landlord shall not unreasonably withhold or delay its consent to Alterations that (i) do not materially affect the structure of the Buildings or their electrical, plumbing, HVAC, security or other systems, (ii) are not visible from the exterior of the Premises and do not otherwise affect the exterior appearance of the Buildings, (iii) are consistent with Tenant's Permitted Use hereunder;
(iv) do not require any application to a political jurisdiction for rezoning, general plan amendment, variance, conditional use permit or architectural review approval, (v) will not interfere with the use and occupancy of any other portion of the Project by Landlord or by any other tenants or occupants or their invitees, or by any other party with the right to use any portion of the Project, (vi) comply with any Encumbrances and Mortgages, and (vii) do not adversely affect the value or marketability of Landlord's reversionary interest upon termination or expiration of this Lease. Landlord acknowledges that, subject to Landlord's consent as required in this Paragraph 7 and the other terms and conditions of this Paragraph 7, Tenant desires to install a cafeteria in the Premises.

            (b) Notwithstanding Paragraph 7(a) or anything to the contrary contained herein, Tenant may make Alterations to the Premises without Landlord's prior consent so long as (x) such Alterations comply with items (i) through
(vii) in Paragraph 7(a), and (y) the cost of each such Alteration (or group of Alterations, if occurring substantially at the same time and as part of a single project) does not exceed Fifty Thousand Dollars ($50,000) (any such Alterations being defined herein as "Permitted Alterations"). Tenant shall be required to notify Landlord in writing before making any Permitted Alterations and within thirty (30) days after completion of such Permitted Alterations, and at Landlord's request promptly shall provide Landlord with accurate as-built drawings of any Permitted Alterations.

            (c) Any Alterations consented to by Landlord pursuant to Paragraph 7(a), and any Permitted Alterations, shall be made by Tenant, at Tenant's sole cost and expense, in accordance with plans and specifications reasonably approved by Landlord, and any contractor or person selected by Tenant to make the same must first be reasonably approved in writing by Landlord. With respect to any Alterations that affect the structure of the Building, the Building Systems, or any portion of the Project outside the Premises, at Landlord's option the Alterations shall be made by Landlord, or by a contractor specified by Landlord, for Tenant's account and Tenant shall reimburse Landlord for the actual third-party cost incurred by Landlord in connection with such Alteration as an Additional Charge, within twenty (20) days after receipt of a statement from Landlord therefor.

            (d) Tenant shall reimburse Landlord upon demand for any reasonable out-of-pocket expenses incurred by Landlord in the review of any Alterations made by Tenant, including fees actually charged by Landlord's contractors or consultants to review plans and specifications, and such obligation shall be an Additional Charge. Landlord's consent to any Alterations shall not obligate Landlord to repair, maintain, insure or otherwise assume any responsibility or liability with respect to any such Alteration. In addition, notwithstanding Landlord's review, Tenant and not Landlord shall be responsible for compliance of the Alterations, and plans and specifications therefor, with all applicable Laws, and Landlord shall not be responsible for any omissions or errors therein.

      8.    REPAIR AND MAINTENANCE.

            (a)   LANDLORD'S OBLIGATIONS.

                  (i) Landlord shall maintain, repair and replace, at its sole cost and expense, except as provided in Paragraph 8(c), the exterior (excluding windows, window frames and exterior door hardware), roof structure (but not the roof membrane) and structural portions of the Buildings (including load bearing walls and foundations).

                  (ii) Landlord shall maintain, repair and replace the Project Common Area (including, without limitation) the parking areas, courtyards, sidewalks, entryways, lawns, fountains, landscaping and other similar facilities located in the Project Common Area.

All costs incurred by Landlord in connection with the foregoing obligations shall be payable by Tenant as Additional Charges in accordance with Paragraph 4(c) to the extent they are properly included in Expenses thereunder. Landlord's obligations under this Paragraph 8(a) with respect to any particular repair, replacement or maintenance requirement, shall not commence until Tenant notifies Landlord in writing of any circumstances which Tenant believes may trigger Landlord's obligations.

            (b) TENANT'S OBLIGATIONS. Tenant shall maintain, repair and replace, at its sole cost and expense, all portions of the Premises which are not Landlord's obligations under Paragraph 8(a), including, without limitation,
(i) the roof membrane, windows and window frames; (ii) the building systems serving the Premises for electrical, mechanical, HVAC and plumbing and all controls appurtenant thereto, the fire safety sprinkler system, and any elevators in the Building (collectively, including elevators, "Building Systems"); and (iii) the interior portion of the Buildings, the Tenant Improvements, the Alterations, and any additional tenant improvements, alterations or additions installed by or on behalf of Tenant within the Premises. If Tenant exercises its right to extend the Term for the Extension Term, at Tenant's election Tenant may, by written notice to Landlord delivered at any time at least thirty (30) days prior to expiration of the Initial Term, cause Landlord to assume Tenant's maintenance obligations with respect to the Building Systems under clause (ii) above, which assumption by Landlord shall be effective during the Extension Term. If Landlord assumes such obligations, all costs incurred by Landlord in connection therewith shall be deemed Additional Charges payable by Tenant in accordance with Paragraph 4(c). Tenant shall be responsible for the expense of installation, operation, and maintenance of its telephone and other communications cabling from the public right-of-way to the point of entry into the Buildings and throughout the Premises, although Landlord shall have the right, at Landlord's sole election, to perform such work on behalf of Tenant in Common Areas, provided Landlord performs such work in coordination with Tenant and its contractors in such a manner as will accommodate Tenant's reasonable objectives with respect thereto. The Premises shall at all times be maintained by Tenant in the condition of a first-class office building. Tenant's obligations under this Paragraph 8 include, without limitation, the replacement, at Tenant's sole cost and expense, of any portions of the Premises or Building Systems which are not Landlord's express responsibility under Paragraph 8(a), if it would be commercially prudent to replace, rather than repair, such portions of the Premises, regardless of whether such replacement would be considered a capital expenditure; provided, however, that if Landlord has assumed Tenant's maintenance obligations for Building Systems pursuant to this Paragraph 8(b), any replacement of any portion of the Building Systems which would be considered a capital expenditure and which is made at least one (1) year after Landlord assumes such obligations shall be amortized in accordance with Paragraph 4(c)(i)(D)(v). Tenant hereby waives and releases its right to make repairs at Landlord's expense under Sections 1941 and 1942 of the California Civil Code or under any similar law, statute or ordinance now or hereafter in effect. In addition, Tenant hereby waives and releases its right to terminate this Lease under Section 1932(1) of the California Civil Code or under any similar law, statute or ordinance now or hereafter in effect.

            (c) ADDITIONAL OBLIGATIONS OF TENANT. The purpose of Paragraph 8(a) and 8(b) is to define the obligations of Landlord and Tenant to perform various repair and maintenance functions; the allocation of the costs therefor are covered under this Paragraph 8(c) and Paragraph 4. Tenant shall bear the full cost of repairs or maintenance interior or exterior, structural or otherwise, to preserve the Premises, the Building and the Project in good working order and first-class condition, arising out of (i) the existence, installation, or operation of any Tenant Improvements, Alterations, or any of Tenant's trade fixtures or personal property; (ii) the moving of Tenant's property or fixtures in or out of the Buildings or Project or in and about the Premises; (iii) the particular use or particular occupancy or manner of use or occupancy of the Premises by any Tenant Party; or (iv) except to the extent any claims arising from any of the foregoing are reimbursed by insurance carried by Landlord, are covered by the waiver of subrogation in Paragraph 12 or are otherwise provided for in Paragraph 21, the acts, omissions or negligence of any Tenant Parties.

            (d) MAINTENANCE SERVICE CONTRACTS. In connection with Tenant's maintenance and repair obligations contained in this Paragraph 8, Tenant shall, at its own cost and expense, enter into regularly scheduled preventive maintenance service contracts with maintenance contractors approved by Landlord, in its reasonable discretion, for servicing all Building Systems, elevators and equipment within the Premises, and shall provide copies of such contracts and periodic maintenance reports to Landlord. At Landlord's option at any time in which Tenant is in Default hereunder, maintenance service contracts shall be prepaid on an annual basis. Each maintenance service contract shall specifically name Landlord as a third party beneficiary, with the right to receive copies of all notices delivered under such contract and the ability to exercise Tenant's rights thereunder, at Landlord's election, in connection with any cure of Tenant's default by Landlord, or any assumption by Landlord of Tenant's maintenance obligations with respect to Building Systems, pursuant to Paragraph 8(e) below.

            (e) CURE RIGHTS. Tenant shall be in Default hereunder if Tenant fails, within a period of thirty (30) days from the date of written notice from Landlord, to cure any failure to fulfill any of its obligations under this Paragraph 8; provided, however, that if such failure is curable but cannot be cured within such thirty (30) day period, Tenant shall have such additional time as may be reasonably required to cure (not to exceed sixty (60) additional days) before such failure becomes a Default hereunder, so long as Tenant commences such cure within such (30) day period and diligently prosecutes such cure to completion. In addition, Landlord may elect, by delivery of written notice to Tenant, to assume Tenant's maintenance obligations with respect to the Building Systems under Paragraph 8(b)(ii) if Tenant Defaults with respect to any of such obligations, or if Tenant has failed to perform such obligations more than twice in any calendar year (without benefit of cure periods) upon the third such failure in any calendar year. If Landlord assumes such obligations, all costs incurred by Landlord in connection therewith shall be included in Expenses payable by Tenant as Additional Charges in accordance with Paragraph 4(c). In addition to Landlord's rights set forth in this Paragraph 8(e), Landlord shall have the rights set forth in Paragraph 24 with respect to any failure of Tenant to perform its obligations under Paragraph 8(b), (c) or (d). The remedies described in this paragraph are cumulative and in addition to any other rights and remedies Landlord may have at law or under this Lease.

            (f) NO ABATEMENT. Except to the extent any claims arising from any of the foregoing are reimbursed by rental abatement insurance proceeds actually received by Landlord, are covered by the waiver of subrogation in Paragraph 12 or are otherwise provided for in Paragraph 21, there shall be no abatement of Rent with respect to, and except for Landlord's gross negligence or willful misconduct, Landlord shall not be liable for any injury to or interference with Tenant's business arising from, any repairs, maintenance, alteration or improvement in or to any portion of the Project, including the Premises, or in or to the fixtures, appurtenances and equipment therein.

      9. LIENS. Tenant shall keep the Premises and Project free from any liens arising out of any work performed, material furnished or obligations incurred by Tenant. In the event that Tenant shall not, within fifteen (15) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including without limitation by the payment of the claim giving rise to such lien or by the posting of a bond. All such sums paid by Landlord and all expenses incurred by Landlord in connection therewith shall be considered Additional Charges and shall be payable to Landlord by Tenant on demand with interest from the date incurred by Landlord at the Default Rate. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord, the Premises, the Project and any other party having an interest therein, from mechanics' and materialmen's liens, and Tenant shall give written notice to Landlord at least five (5) business days' prior to commencement of any construction on the Premises.

      10.   ASSIGNMENT AND SUBLETTING.

            (a) Except as otherwise provided in this Paragraph 10, Tenant shall not directly or indirectly, voluntarily or by operation of law, sell, assign, encumber, pledge or otherwise transfer or hypothecate all or any part of the Premises or Tenant's leasehold estate hereunder (collectively, "Assignment"), or permit the Premises to be occupied by anyone other than Tenant or sublet the Premises or any portion thereof (the foregoing, including without limitation any license or use agreement, any sub-sublease or subsequent subletting by any subtenant, sub-subtenant or other occupant of any portion of the Premises, and similar occupancy rights, collectively, "Sublease"), without Landlord's prior written consent in each instance, which consent shall not be unreasonably withheld or delayed. Without otherwise limiting the criteria upon which Landlord may withhold its consent to any proposed Sublease or Assignment, if Landlord withholds its consent where either (i) the creditworthiness of the proposed Sublessee or Assignee is not acceptable to Landlord in the reasonable exercise of Landlord's discretion, or (ii) the proposed Sublessee's or Assignee's use of the Premises is not in compliance with the Permitted Use as described in the Basic Lease Information, such withholding of consent shall be presumptively reasonable. If Landlord consents to the Sublease or Assignment, Tenant may thereafter enter into a valid Sublease or Assignment upon the terms and conditions set forth in this Paragraph 10. Notwithstanding anything to the contrary herein, Landlord shall have no obligation to consent to any Sublease or Assignment or to respond to any request by Tenant for approval thereto, unless and until Landlord receives written approval by Guarantor of the proposed Sublease or Assignment executed by an Authorized Officer of Guarantor which includes the identity of the proposed sublessee or assignee, in substantially the following form:

      Business Objects, S.A., as Guarantor of the obligations of the tenant under that certain Lease dated August __, 2000, by and between 475 Java Drive Associates, L.P. as Landlord, and Business Objects Americas, as Tenant, for the benefit of Landlord hereby approves the proposed [sublease or assignment] of [describe the portion of Premises subleased and term of sublease or the entire Premises and entire term if an assignment] to [identify proposed sublessee or assignee]. Business Objects, S.A. hereby confirms to Landlord and its successors and assigns that the Guaranty by Business Objects, S.A. of the obligations under the above mentioned Lease shall remain in full force and effect notwithstanding the proposed [sublease or assignment].

The term "Authorized Officer" shall mean either the Chairman of the Company or its Chief Financial Officer. The above referenced approval of Guarantor shall be accompanied by an incumbency certificate signed by the Secretary or Assistant Secretary of Guarantor certifying that the person signing the above referenced approval on behalf of Guarantor is a corporate officer of Guarantor holding one of the offices constituting an Authorized Officer, and further either (i) certifying that the minutes of the Board of Directors of Guarantor dated July 18, 2000, which authorize the Authorized Officers to execute all instruments, documents and certificates and take further action with respect to the Guaranty, continue in full force and effect and have not been revoked or modified, or (ii) providing a certified resolution of the Board of Directors of Guarantor reasonably acceptable to Landlord that specifically authorize execution by the signing Authorized Officer of the written approval by Guarantor of the proposed Sublease or Assignment that is required by this Paragraph 10(a).

            (b) If Tenant desires at any time to enter into an Assignment of this Lease or a Sublease of the Premises or any portion thereof for which Landlord's consent is required, it shall first give written notice to Landlord of its desire to do so, which notice shall contain (i) the name of the proposed assignee, subtenant or occupant; (ii) the name of the proposed assignee's, subtenant's, or occupant's business to be carried on in the Premises; (iii) the terms and provisions of the proposed Assignment or Sublease; and (iv) such financial information as Landlord may reasonably request concerning the proposed assignee, subtenant or occupant. In any Sublease undertaken by Tenant, Tenant shall diligently seek to obtain not less than fair market rent for the space so sublet, and in any Assignment of this Lease in whole or in part, Tenant shall seek to obtain from the assignee consideration reflecting a value of not less than fair market rent for the space subject to such assignment, and Landlord may consider such market factors in its determination of whether to consent to such proposed Sublease or Assignment. Any improvements, additions, or alterations to the Buildings or the Project that are required by applicable Laws or are deemed necessary or appropriate by Tenant, in Tenant's commercially reasonable judgment, as a result of any such Sublease or Assignment, shall be installed and provided without cost or expense to Landlord or effect on the Bonus Rent received by Landlord pursuant to Paragraph 10(d), and Landlord may condition its consent to any proposed Sublease or Assignment on the construction of improvements required by applicable Laws by reason of the Sublease or Assignment.

            (c) At any time within fifteen (15) days after Landlord's receipt of the notice specified in Paragraph 10(b), Landlord may by written notice to Tenant elect to (i) consent to the Sublease or Assignment; or (ii) disapprove the Sublease or Assignment. In addition, Landlord may elect to terminate this Lease as to the portion of the Premises that is specified in such notice, with a proportionate abatement in Monthly Base Rent and Additional Charges for Expenses and Taxes, if such notice is with respect to (x) any proposed Assignment to a party, except in conjunction with a Permitted Transfer, or (y) any proposed Sublease and either (I) such Sublease has a term (including any renewal or extension options) that either is coterminous with the Term or expires within the last two years of the Term, or (II) after giving effect to such Sublease, the original Tenant (or tenant as a result of a Permitted Transfer) will occupy less than seventy percent (70%) of the Rentable Area of the Premises (or, if the term of such Sublease will expire within the first twenty-four (24) months of the Term, if the original Tenant or tenant as a result of a Permitted Transfer will occupy less than sixty percent (60%) of the Rentable Area of the Premises). If Landlord elects to terminate the Lease as to a portion of the Premises pursuant to the immediately preceding sentence, Tenant shall at all times provide reasonable and appropriate access to such portion of the Premises and use of any common facilities within the Building (including, at Landlord's election and as reasonable under the circumstances, by the designation of "Building Common Areas" as appropriate for the use of and access to the recaptured space, including provision of any utilities and services for such recaptured space), Tenant's Share shall be modified (based on the remaining Rentable Area of the Premises divided by the total rentable area in the Buildings, as determined by Landlord in its reasonable discretion), Tenant's parking shall be reduced by multiplying the number of parking spaces available to Tenant by a fraction, the numerator of which shall be the remaining Rentable Area of the Premises and the denominator of which shall be the Rentable Area of the entire Premises as of the Delivery Date (determined as provided in the Basic Lease Information) and Tenant's rights with respect to any monument or other Project signage shall be reduced in the same proportion as the parking. Promptly after request from Landlord, Tenant shall enter into any amendment to this Lease or other documentation reasonably requested by Landlord in connection with any such termination of this Lease as to a portion of the Premises, which may include, without limitation, provisions regarding the modifications set forth in the preceding sentence. Failure by Landlord to either consent to or disapprove a proposed Assignment or Sublease within the fifteen (15) day time period specified above shall be deemed to be Landlord's disapproval thereof. At Tenant's option, Tenant may notify Landlord in writing if Tenant wishes to Assign or Sublease any portion of the Premises, prior to commencing negotiations for an Assignment or Sublease with another party, if such Assignment or Sublease would be subject to Landlord's termination right provided above (such notice being the "Availability Notice"), and Landlord shall have the option, by written notice to Tenant within fifteen (15) days after receiving any Availability Notice, to terminate this Lease with respect to the portion of the Premises as provided above. If Landlord declines or fails timely to elect to terminate this Lease with respect to such portion of the Premises, Tenant shall have the right, within one hundred twenty (120) days after the expiration of such fifteen (15) day period, to enter into an Assignment or Sublease with respect to the portion of the Premises designated in the Availability Notice, subject to Landlord's consent and the other provisions of this Paragraph 10 (including without limitation the provisions with respect to payment of Landlord's Share of Bonus Rent pursuant to Paragraph 10(d)), except that Landlord shall not have the further right to terminate with respect to such Assignment or Sublease. If Tenant fails to enter into an Assignment or Sublease within such one hundred twenty (120) day period, or upon expiration of any Sublease entered into within such one hundred twenty (120) day period, Landlord's rights under this Paragraph 10 to terminate the Lease with respect to the portion of the Premises upon any future proposed Sublease or Assignment shall revive.

            (d) If Landlord consents to the Sublease or Assignment within fifteen (15) days after receipt of Tenant's notice pursuant to Paragraph 10(b), Tenant may thereafter within one hundred twenty (120) days after Landlord's consent, but not later than the expiration of said one hundred twenty (120) days, enter into such Assignment or Sublease of the Premises or portion thereof upon the terms and conditions set forth in the notice furnished by Tenant to Landlord pursuant to Paragraph 10(b). However, Tenant shall pay to Landlord the "Landlord's Share" (as defined below) of the "Bonus Rent" (as defined below) attributable to such Sublease or Assignment. "Bonus Rent" shall mean any rent or other consideration realized by Tenant under any and all Subleases and/or Assignments that is in excess of the Monthly Base Rent and Additional Charges payable hereunder (or the amount thereof proportionate to the portion of the Premises subject to such Sublease(s) and/or Assignment(s)), including, without limitation, any sums paid for the sale or rental of the Tenant Improvements, after first deducting from such excess the following: (1) the unamortized costs of any portion of the Tenant Improvements, or any Alterations affirmatively approved by Landlord and not designated by Landlord as Alterations that Tenant must removed upon the expiration of the Term, that are installed in that portion of the Premises that is the subject of the Sublease or Assignment and that were paid for by Tenant (and not from the Tenant Allowance), which costs shall be amortized on a straight line basis (without interest) over the Initial Term of this Lease in equal monthly installments; and (2) any customary brokers' commissions that Tenant has incurred in connection with such Sublease or Assignment amortized on a straight line basis (without interest) over the term of the Sublease or Assignment in equal monthly installments. "Landlord's Share" for purposes of this Paragraph 10(d) shall mean fifty percent (50%) of Bonus Rent attributable to the first twenty-four months of the Term, and seventy-five percent (75%) of Bonus Rent attributable to the remaining Term (including any Extension Term), regardless of when such Bonus Rent is actually received by Tenant or when the applicable Sublease or Assignment is entered into. For purposes of determining Landlord's Share of Bonus Rent, (A) any prepaid rent or other prepayments of amounts payable under Assignments or Subleases shall be credited against rent and other payments payable under the applicable Assignment or Sublease in the inverse order in which such payments would be payable by the assignor or sublessee (such that, for example, prepaid rent would be credited first against the rent due for the last month of the term of the Assignment or Sublease and therefore attributable to such month for purposes of determining Landlord's

Share), regardless of when the sublessee or assignee actually makes such prepayment; and (B) any free rent or other rent concessions shall be debited against rent or other payments payable under the applicable Assignment or Sublease in the order in which such payments would be payable by sublessee or assignor, regardless of when the sublessee or assignee actually receives the benefit of such free rent or other rent concessions. Tenant shall pay Bonus Rent to Landlord as and when it is received by Landlord, regardless of the time period to which it is attributable. Notwithstanding the foregoing, or anything to the contrary contained herein, Landlord shall have no right to any amounts paid by any assignee or sublessee to Tenant to the extent such payments are made, on a commercially reasonable basis, for purchase of, or use by such assignee or sublessee of, Tenant's removable personal property located in the Premises (excluding any payments, proceeds or consideration received or realized by Tenant for the purchase, lease, licensing or other use of wiring, conduit and/or fiberoptic cabling and similar infrastructure related to telephone, telecommunications, or similar communications systems [other than Tenant's phone switch, servers and racks so long as the primary purpose of the Sublease is not the purchase or use of such equipment]).

            (e) No consent by Landlord to any Assignment or Sublease by Tenant shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether arising before or after the Assignment or Sublease. The consent by Landlord to any Assignment or Sublease shall not relieve Tenant from the obligation to obtain Landlord's express written consent to any other Assignment or Sublease. Any Assignment or Sublease that is not in compliance with this Paragraph 10 shall be void and, at the option of Landlord, shall constitute a material Default by Tenant under this Lease. The acceptance of Monthly Base Rent or Additional Charges by Landlord from a proposed assignee or sublessee shall not constitute the consent to such Assignment or Sublease by Landlord.

            (f) The following shall be deemed a voluntary assignment of Tenant's interest in this Lease: (i) any dissolution, merger, consolidation, or other reorganization of Tenant; and (ii) if the capital stock of Tenant is not publicly traded, the sale or transfer to one person or entity stock possessing more than fifty percent (50%) of the total combined voting power of all classes of Tenant's stock issued, outstanding and entitled to vote for the election of directors. Notwithstanding anything to the contrary contained in this Paragraph 10, Tenant may enter into any of the following transfers (a "Permitted Transfer") without Landlord's prior written consent, so long as Tenant provides Landlord with the consent, confirmation and certificate from Guarantor described in Paragraph 10(a) with respect to such Permitted Transfer prior to the effective date of such Permitted Transfer: (1) Tenant may assign its interest in the Lease to a corporation, partnership, professional corporation, limited liability company, or limited liability partnership ("Transfer Entity") which results from a stock sale, merger, consolidation or other reorganization, so long as the surviving Transfer Entity has a net worth immediately following such transaction that is equal to or greater than the net worth of Tenant as of the date immediately prior to such transaction; and (2) Tenant may assign this Lease to a Transfer Entity which purchases or otherwise acquires all or substantially all of the assets of Tenant, so long as such acquiring Transfer Entity has a net worth immediately following such transaction that is equal to or greater than the net worth of Tenant as of the date immediately prior to such transaction.

            (g) Each assignee pursuant to an Assignment as provided in this Paragraph 10 shall assume all obligations of Tenant under this Lease, and shall be and remain liable jointly and severally with Tenant for the payment of Monthly Base Rent and Additional Charges, and for the performance of all the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed for the Term. No Assignment shall be binding on Landlord unless the assignee or Tenant shall deliver to Landlord a counterpart of the Assignment and an instrument in recordable form that contains a covenant of assumption by the assignee satisfactory in substance and form to Landlord, consistent with the requirements of this Paragraph 10(g), but the failure or refusal of the assignee to execute such instrument of assumption shall not release or discharge the assignee from its liability as set forth above. Notwithstanding anything to the contrary in this Lease, no Sublease shall be binding on Landlord unless and until Landlord shall agree in writing following termination of this Lease to recognize such sublessee and such sublessee agrees in writing to attorn to Landlord on the terms and conditions of the sublease (including the obligations under this Lease to the extent that they relate to the portion of the Premises subleased), and any Sublease entered into by Tenant hereunder shall include an obligation by the sublessee to so attorn to Landlord if Landlord, in Landlord's sole discretion, elects to recognize such Sublease upon any termination of this Lease.

            (h) Tenant shall have the right, without Landlord's consent and without triggering Landlord's rights under Paragraph 10(c) or (d), but with written notice to Landlord at least ten (10) days prior thereto, to enter into an Assignment of Tenant's interest in the Lease or a Sublease of all or any portion of the Premises to an Affiliate (as defined below) of Tenant, provided that (i) in connection with an Assignment that is not a Sublease, the Affiliate delivers to Landlord concurrent with such Assignment a written notice of the Assignment and an assumption agreement whereby the Affiliate assumes and agrees to perform, observe and abide by the terms, conditions, obligations, and provisions of this Lease arising from and after the effective date of the assignment; and (ii) the assignee or sublessee remains an Affiliate throughout the term of this Lease (and, in connection with an Assignment that is not a Sublease, the assumption agreement shall contain provisions consistent with the provisions of this subparagraph allowing Landlord to terminate this Lease at such time as the entity is no longer an Affiliate of the original Tenant). If this Lease is assigned or sublet to an Affiliate and thereafter any circumstance occurs which causes such assignee or sublessee to no longer be an Affiliate of the assigning or subleasing Tenant, Tenant shall give written notice thereof to Landlord, which notice, to become effective, shall refer to Landlord's right to terminate this Lease pursuant to this subparagraph, in the event of an Assignment, or to cause Tenant to terminate the Sublease, in the event of a Sublease ("Affiliation Termination Notice"). Following occurrence of the circumstance giving rise to the discontinuation of such assignee or sublessee being an Affiliate ("Affiliate Termination") of the assigning or subleasing Tenant, Landlord shall be entitled to terminate this Lease in the event of an Assignment, or to cause Tenant to terminate the Sublease in the event of a Sublease, unless Landlord has given its prior written consent to such circumstance, which consent shall not be unreasonably withheld by Landlord so long as, in the event of an Assignment, such assignee (after giving effect to such circumstance) has financial strength (as demonstrated by audited financial statements) equal to or greater than the assigning or subleasing Tenant (including its net worth) as of the date of execution of this Lease, or the assigning or subleasing Tenant executes a guaranty in usual form reasonably acceptable to Landlord (however, this does not imply that Tenant would be released without such guaranty). No Sublease or Assignment by Tenant made pursuant to this Paragraph shall relieve Tenant of Tenant's obligations under this Lease. As used in this paragraph, the term "Affiliate" shall mean and collectively refer to a corporation or other entity which controls, is controlled by or is under common control with Tenant, by means of an ownership of either (aa) more than fifty percent (50%) of the outstanding voting shares of stock or partnership or other ownership interests, or (bb) stock, or partnership or other ownership interests, which provide the right to control the operations, transactions and activities of the applicable entity.

            (i) Landlord and Tenant acknowledge that Tenant intends to Sublease a portion of the Premises to one or more sublessees during the first twenty-four (24) months of the Term, provided that any such Sublease(s) shall be on and subject to all of the terms and conditions of this Paragraph 10, including, without limitation, Tenant's obligations under Paragraphs 10(a) and 10(b), and Landlord's rights under Paragraphs 10(c) and 10(d).

      11.   INSURANCE AND INDEMNIFICATION.

            (a) Except to the extent caused by the negligence or willful misconduct of Tenant Parties or Tenant's breach of this Lease, Landlord shall indemnify and hold Tenant harmless from and defend Tenant against any and all claims or liability for any injury or damage to any person or property including any reasonable attorney's fees (but excluding any consequential damages or loss of business) occurring in, on, or about the Project to the extent such injury or damage is caused by the gross negligence or willful misconduct of Landlord, its agents, contractors or employees (collectively, including Landlord, "Landlord Parties").

            (b) Landlord shall not be liable to Tenant, and Tenant hereby waives all claims against Landlord Parties for any injury or damage to any person or property in or about the Premises by or from any cause whatsoever (other than the gross negligence or willful misconduct of Landlord Parties), and without limiting the generality of the foregoing, whether caused by water leakage of any character from the roof, walls, basement, or other portion of the Premises or the Building, or caused by gas, fire, oil, electricity, or any cause whatsoever, in, on, or about the Premises, the Project or any part thereof (other than that caused by the gross negligence or willful misconduct of Landlord Parties). Tenant acknowledges that any casualty insurance carried by Landlord will not cover loss of income to Tenant or damage to the Alterations in the Premises installed by Tenant or Tenant's personal property located within the Premises (except as provided in Paragraph 11(f) below). Tenant shall be required to maintain the insurance described in Paragraph 11(d) below during the Term.

            (c) Except to the extent caused by the gross negligence or willful misconduct of Landlord Parties, Tenant shall indemnify and hold Landlord harmless from and defend Landlord against any and all claims or liability for any injury or damage to any person or property whatsoever: (i) occurring in or on the Premises; or (ii) occurring in, on, or about any other portion of the Project to the extent such injury or damage is caused by the negligence or willful misconduct by the Tenant Parties. Except to the extent caused by the gross negligence or willful misconduct of Landlord Parties, Tenant further agrees to indemnify and hold Landlord harmless from, and defend Landlord against, any and all claims, losses, or liabilities (including damage to Landlord's property) arising from (x) any breach of this Lease by Tenant, (y) any matter referred to in Paragraph 11(g), and/or (z) the conduct of any activities, work or business of Tenant Parties in or about the Project, including, but not limited to any release, discharge, storage or use of any Hazardous Substance. In the event of a discrepancy between the terms of this paragraph and the terms of Paragraph 41 of the Lease concerning Hazardous Substance liability, the latter shall control.

            (d) Tenant shall procure at its cost and expense and keep in effect during the Term (and during the construction period for the Tenant Improvements) the following insurance:

                  (i) Commercial general liability insurance on an occurrence form, including contractual liability, with a minimum combined single limit of liability of Three Million Dollars ($3,000,000) per occurrence. Such insurance shall name Landlord, any Mortgagee, any ground lessor, and such other parties as Landlord may request as additional insureds, shall specifically include the liability assumed hereunder by Tenant to the maximum extent it is possible to include such assumed liability at commercially reasonable rates, and shall provide that it is primary insurance, and not excess over or contributory with any other valid, existing and applicable insurance in force for or on behalf of Landlord, and shall provide that Landlord shall receive thirty (30) days' written notice from the insurer prior to any cancellation or change of coverage. The limits of such insurance shall not limit the liability of Tenant hereunder, and Tenant is responsible for ensuring that the amount of liability insurance carried by Tenant is sufficient for Tenant's purposes.

                  (ii) Business interruption insurance, insuring Tenant for a period of twelve (12) months against losses arising from the interruption of Tenant's business, and for lost profits, and charges and expenses which continue but would have been earned if the business had gone on without interruption, insuring against such perils, in such form and with such deductible amount as are commercially reasonable;

                  (iii) "Special" (also known as "all risk") property insurance (including, without limitation, boiler and machinery (if applicable); sprinkler damage, vandalism and malicious mischief) on all of Tenant's personal property. Such insurance shall be in an amount equal to full replacement cost of the aggregate of the foregoing and shall provide coverage comparable to the coverage in the standard ISO All Risk form, when such form is supplemented with the coverages required above;

                  (iv) Worker's compensation insurance with limits as may be required by law.

                  (v) Such other insurance as may be required by Laws, or by Landlord to the extent it is commercially reasonable for tenants to be required to carry such other insurance under similar leases with respect to similar property in similar locations.

Insurance required under this Paragraph 11(d) shall be in companies rated "A"X or better in "Best's Insurance Guide." On or before the date Tenant commences work on the Tenant Improvements, and thereafter at least twenty (20) days before the expiration dates of expiring policies, Tenant shall deliver to Landlord certificates evidencing such insurance policies, and with respect to the commercial general liability insurance naming the additional insureds thereof, and, at Landlord's request, Tenant shall also deliver copies of policies of such insurance or other evidence of insurance as Landlord may request. In the event Tenant shall fail to procure such insurance, or to deliver such certificates, policies or evidence of insurance as required in the preceding sentence, Landlord may, at its option, procure same for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Charges within five (5) days after delivery to Tenant of bills therefor.

            (e) The provisions of this Paragraph 11 shall survive the expiration or termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination.

            (f) Landlord shall maintain insurance on the Project, including the Buildings, the Tenant Improvements and any Alterations installed in the Premises by Tenant at its expense to the extent Tenant provides Landlord with all information reasonably required by Landlord or its insurer in connection therewith (with the entire cost of any such insurance on Tenant Improvements and Alterations to be payable directly by Tenant to Landlord as an Additional Charge, including the incremental cost to add such insurance to Landlord's policies and any deductibles payable with respect to such Tenant Improvements and Alterations), against fire and risks covered by "special" coverage (also known as "all risk") (excluding earthquake and flood, though Landlord, at its sole option, may include this coverage, and Tenant acknowledges that Landlord intends to initial carry such coverage) on a 100% of "replacement cost" basis (though reasonable deductibles may be included under such coverage). Landlord's insurance shall also cover the improvements installed by Landlord prior to the commencement of the Term and the Tenant Improvements installed by Tenant pursuant to the Work Letter, shall have a building ordinance provision, and shall provide for rental interruption insurance covering a period of twelve (12) full months. In no event shall Landlord be deemed a co-insurer under such policy. Landlord shall also maintain commercial general liability insurance on an occurrence basis in amounts not less than Three Million Dollars ($3,000,000) per occurrence with respect to bodily injury or death and property damage in the Project. Notwithstanding the foregoing obligations of Landlord to carry insurance, Landlord may modify the foregoing coverages if and to the extent it is commercially reasonable to do so. Landlord agrees to provide Tenant, upon written request, with certificates of insurance evidencing the foregoing coverages.

            (g) Tenant acknowledges that even if Landlord installs and operates security cameras or other security equipment and/or provides any other services that could be construed as being intended to enhance security, Landlord shall have no obligation to Tenant or to any of Tenant's Parties for any damage, claim, loss or liability related to any claim that Landlord had a duty to provide security or that the equipment or services provided by Landlord were inadequate, inoperative or otherwise failed to provide adequate security. Any such claim made against Landlord by any employee, customer or invitee of Tenant shall be included within Tenant's obligation of indemnity and defense set forth in subparagraph (c) above.

      12. WAIVER OF SUBROGATION. Notwithstanding anything to the contrary in this Lease, the parties hereto release each other (including Landlord Parties and Tenant Parties) and their respective agents, employees, successors, assignees and subtenants from all liability for injury to any person or damage to any property that is caused by or results from a risk (i) which is actually insured against, to the extent of receipt of payment under such policy (unless the failure to receive payment under any such policy results from a failure of the insured party to comply with or observe the terms and conditions of the insurance policy covering such liability, in which event, such release shall not be so limited), (ii) which is required to be insured against under this Lease, without regard to the negligence or willful misconduct of the entity so released, or (iii) which would normally be covered by the standard form of "special" or "all risk" coverage property insurance. Landlord and Tenant shall each obtain from their respective insurers under all policies of fire, theft, and other property insurance maintained by either of them at any time during the Term insuring or covering the Building, the Premises, or the Project or any portion thereof of its contents therein, a waiver of all rights of subrogation which the insurer of one party might otherwise, if at all, have against the other party and Landlord and Tenant shall each indemnify the other against any loss or expense, including reasonable attorneys' fees, resulting from the failure to obtain such waiver.

      13.   SERVICES AND UTILITIES.

            (a) Landlord shall provide the maintenance and repairs described in Paragraph 8(a), except for damage occasioned by the act or omission of Tenant or for which Tenant is responsible pursuant to Paragraph 8(c), which damage shall be repaired by Landlord at Tenant's expense.

            (b) Subject to the provisions elsewhere herein contained and to the Rules and Regulations, Tenant shall be responsible for arranging for, and direct payment of any and all cost of, garbage pickup, recycling, janitorial, security, transportation management programs, water, electricity, gas, telephone, cable and digital services. In addition, except as set forth in Paragraph 8, Tenant shall provide the maintenance, repair and replacement of Building Systems in connection with such utilities and services, and all other maintenance, repair and services as described in Paragraph 8(b). Landlord shall cooperate with Tenant's efforts to arrange all such services. If Landlord assumes Tenant's maintenance obligations with respect to the Building Systems pursuant to Paragraphs 8(b) or 8(e), Tenant shall cooperate fully with Landlord and abide by all the reasonable regulations and requirements that Landlord may prescribe for the proper functioning and protection of the Building Systems.

            (c) Tenant will not without the written consent of Landlord, which consent shall not be unreasonably withheld or delayed, use any apparatus or device in the Premises which, when used, puts an excessive load on the Building or its structure or systems, including, without limitation, electronic data processing machines, punch card machines and machines using excess lighting or voltage in excess of the amount for which the Building is designed.

            (d) Landlord shall not be in default hereunder, nor be deemed to have evicted Tenant, nor be liable for any damages directly or indirectly resulting from, nor shall the rental herein reserved be abated, except as expressly provided for in the second to last sentence of this paragraph, by reason of (i) the installation, use or interruption of use of any equipment in connection with the foregoing utilities and services (except in the case of Landlord's gross negligence or willful misconduct); (ii) failure to furnish or delay in furnishing any services to be provided by Landlord when such failure or delay is caused by Acts of God or the elements, labor disturbances of any character, any other accidents or other conditions beyond the reasonable control of Landlord, or by the making of repairs or improvements to the Premises or to the Building (except in the case of Landlord's gross negligence or willful misconduct); or (iii) the limitation, curtailment, rationing or restriction on use of water or electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises or the Project. Furthermore, Landlord shall be entitled to cooperate with the mandatory requirements of national, state or local governmental agencies or utilities suppliers in connection with reducing energy or other resources consumption. If the Premises become unsuitable for Tenant's use as a consequence of cessation of gas and electric utilities or other services provided to the Premises resulting from a casualty covered by Landlord's insurance, then Tenant's Monthly Base Rent and Additional Charges shall abate during the period of time in which Tenant cannot occupy the Premises for the Permitted Uses, but only to the extent of rental abatement insurance proceeds received by Landlord (or, if Landlord fails to carry such insurance for the period required by Paragraph 12(f), or fails to pay premiums for such insurance and such failure does not result from Tenant's failure to perform Tenant's obligations hereunder, proceeds that would have been payable to Landlord in the absence of such failure). In no event shall any mortgagee or beneficiary under any mortgage or deed of trust on all or any portion of the Project, the Building, or the land on which all or any portion of the Project is located (any such mortgagee or beneficiary, a "Mortgagee") be or become liable for any default of Landlord under this Paragraph 13.

      14. TENANT'S AND GUARANTOR'S CERTIFICATES. Tenant, at any time and from time to time, within ten (10) days from receipt of written notice from Landlord, will execute, acknowledge and deliver to Landlord and, at Landlord's request, to any prospective tenant, purchaser, ground or underlying lessor or Mortgagee or any other party acquiring an interest in Landlord, a certificate of Tenant in a form reasonably acceptable to Tenant and containing such information as is customary or as may reasonably be required by any of such persons. Tenant has approved the forms of tenant certificates attached as Exhibit "D-1" or "D-2" (depending on whether such request occurs prior to, or after occupancy of the Premises by Tenant) without limiting Tenant's future approval of any additional or substitute certificate. Tenant, at any time and from time to time, within ten
(10) days after written request from Landlord, shall cause Guarantor to execute, acknowledge and deliver to Landlord and, at Landlord's request, to any prospective purchaser, ground or underlying lessor or Mortgagee of any part of the Project or any other party acquiring an interest in Landlord, a Certificate of Guarantor stating such information as may be customary or as may be reasonably required by any such persons, including, without limitation, that the Guaranty is in full force and effect, that no uncured defaults exist by either party under the Guaranty or any acts or omissions which, but for the passing of time or giving of notice, would be a default under the Guaranty, that the Guaranty will continue in full force and effect notwithstanding any assignment, sublease, or termination of the Lease, that there are no actions pending against Guarantor under the bankruptcy laws of the United States or any state thereof, and such matters with respect to the Lease, to Guarantor's best knowledge, as are included in the forms of tenant certificate attached hereto. It is intended that any such certificate of Tenant or Guarantor delivered pursuant to this Paragraph 14 may be relied upon by Landlord and any prospective tenant, purchaser, ground or underlying lessor or Mortgagee, or such other party.

      15. HOLDING OVER. If Tenant (directly or through any successor-in-interest of Tenant) remains in possession of all or any portion of the Premises after the expiration or termination of this Lease with the written consent of Landlord, such continued possession shall be construed to be a tenancy from month to month at one hundred twenty-five percent (125%) of the Monthly Base Rent payable in the last full month prior to such termination or expiration (and shall be increased in accordance with Paragraph 4(b), together with an amount estimated by Landlord for the monthly Additional Charges for Expenses and Taxes payable under this Lease, and shall otherwise be on the terms and conditions herein specified so far as applicable. If Tenant (directly or through any successor-in-interest of Tenant) remains in possession of all or any portion of the Premises after the expiration or termination of this Lease without the written consent of Landlord, Tenant's continued possession shall be on the basis of a tenancy at the sufferance of Landlord. In such event, Tenant shall continue to comply with or perform all the terms and obligations of Tenant under this Lease, except that the Monthly Base Rent during Tenant's holding over shall be the greater of the then-fair market rent for the Premises (as reasonably determined by Landlord) or one hundred fifty percent (150%) of the Monthly Base Rent and Additional Charges for Expenses and Taxes payable in the last full month prior to the termination or expiration of this Lease (and shall be increased in accordance with Paragraph 4(b)). In addition to Rent, Tenant shall pay Landlord for all damages proximately caused by reason of the Tenant's retention of possession. Landlord shall use commercially reasonable efforts to notify Tenant if and when (a) a new lease, or a letter of intent for a new lease, has been entered into for any portion of the Premises, (b) a loan application has been submitted by Landlord or a loan commitment issued to Landlord in connection with the Premises at a time when Tenant is then holding over or Landlord in its reasonable judgment believes a Tenant holdover is likely prior to the contemplated loan being fully funded, or (c) a sale contract or letter of intent for a sale of the Premises to a third party has been entered into for the Premises at a time when Tenant is then holding over or Landlord in its reasonable judgment believes a Tenant holdover is likely prior to the contemplated sale being consummated. Landlord's acceptance of Rent after the termination of this Lease shall not constitute a renewal of this Lease, and nothing contained in this provision shall be deemed to waive Landlord's right of re-entry or any other right hereunder or at law. Tenant acknowledges that, in Landlord's marketing and re-leasing efforts for the Premises, Landlord is relying on Tenant's vacation of the Premises on the Expiration Date. Accordingly, Tenant shall indemnify, defend and hold Landlord harmless from and against all claims, liabilities, losses, costs, expenses and damages arising or resulting directly or indirectly from Tenant's failure to timely surrender the Premises, including (i) any loss, cost or damages suffered by any prospective tenant of all or any part of the Premises, and (ii) Landlord's damages as a result of such prospective tenant rescinding or refusing to enter into the prospective lease of all or any portion of the Premises by reason of such failure of Tenant to timely surrender the Premises.

      16. SUBORDINATION.Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to: (i) any and all Encumbrances (including without limitation ground leases, underlying leases or CC&Rs) which may now exist or hereafter be executed affecting all or any portion of the Project, and (ii) the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which all or any portion of the Project, ground leases or underlying leases, or Landlord's interest or estate in any of said items, is specified as security (any of the foregoing, a "Mortgage", and the beneficiary or mortgagee under any of the foregoing, a "Mortgagee"). Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such Mortgages to this Lease. In the event that any ground lease or underlying lease terminates for any reason or any Mortgage is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord at the option of such successor in interest. Notwithstanding anything to the contrary contained herein, this Lease shall not be subject or subordinate to any ground or underlying lease or to any Mortgage, unless the ground lessor or Mortgagee executes a reasonable recognition and non-disturbance agreement which provides that Tenant shall be entitled to continue in possession of the Premises on the terms and conditions of this Lease if and for so long as Tenant fully performs all of its obligations hereunder. Tenant covenants and agrees to execute and deliver upon demand by Landlord and in the form requested by Landlord and reasonably acceptable to Tenant (Tenant has approved the form of the subordination, non-disturbance and attornment agreement attached as Exhibit "E", without limiting Tenant's future approval of any additional or substitute form), any customary additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases or underlying leases or the lien of any such Mortgage. Tenant shall execute, deliver and record any such documents within ten (10) days after Landlord's written request.

      17. RULES AND REGULATIONS. Tenant shall faithfully observe and comply with the rules and regulations attached to this Lease as Exhibit "F" and all reasonable modifications thereof and additions thereto from time to time put into effect by Landlord. Landlord shall not be responsible for the nonperformance by any other Tenant or occupant of the Buildings or the Project of any said rules and regulations. Landlord shall enforce the Rules and Regulations against all tenants in the applicable Building or the Project (as applicable) in a non-discriminatory manner. In the event of an express and direct conflict between the terms, covenants, agreements and conditions of this Lease and those set forth in the rules and regulations, as modified and amended from time to time by Landlord, this Lease shall control.

      18. RE-ENTRY BY LANDLORD. Landlord reserves and shall at all reasonable times, upon reasonable prior notice (except in the case of an emergency), and subject to Tenant's reasonable security precautions and the right of Tenant to accompany Landlord at all times, have the right to re-enter the Premises to inspect the same, to supply janitor service and any other service to be provided by Landlord to Tenant hereunder (unless Tenant is supplying such service), to show the Premises to prospective purchasers, Mortgagees or tenants (as to prospective tenants, only during the last twelve (12) months of the Term), to post notices of nonresponsibility or as otherwise required or allowed by this Lease or by law, and to alter, improve or repair the Premises and any portion of the Buildings and may for that purpose erect, use, and maintain scaffolding, pipes, conduits, and other necessary structures in and through the Premises where reasonably required by the character of the work to be performed. Landlord shall not be liable in any manner for any inconvenience, disturbance, loss of business, nuisance or other damage arising from Landlord's entry and acts pursuant to this Paragraph and Tenant shall not be entitled to any abatement or reduction of Monthly Base Rent or Additional Charges if Landlord exercises any rights reserved in this paragraph. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby, except for Landlord's gross negligence or willful misconduct. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults and safes, or special security areas (designated in advance), and Landlord shall have the right to use any and all means which Landlord may deem necessary or proper to open said doors in an emergency, in order to obtain entry to any portion of the Premises, and any entry to the Premises, or portion thereof obtained by Landlord by any of said means, or otherwise, shall not under any emergency circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portions thereof. Landlord shall use commercially reasonable efforts during re-entry to not unreasonably interfere with Tenant's use of the Premises or its business conducted therein.

      19. INSOLVENCY OR BANKRUPTCY. The appointment of a receiver to take possession of all or substantially all of the assets of Tenant, or an assignment of Tenant for the benefit of creditors, or any action taken or suffered by Tenant under any insolvency, bankruptcy, reorganization or other debtor relief proceedings, whether now existing or hereafter amended or enacted, shall at Landlord's option constitute a breach of this Lease by Tenant (provided that, with respect to a petition in bankruptcy, or receiver attachment, or other remedy pursued by a third party, such event shall not constitute a breach of this Lease so long as it is discharged within sixty (60) days). Upon the happening of any such event or at any time thereafter, this Lease shall terminate five (5) days after written notice of termination from Landlord to Tenant. In no event shall this Lease be assigned or assignable by operation of law or by voluntary or involuntary bankruptcy proceedings or otherwise and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency, reorganization or other debtor relief proceedings.

      20.   DEFAULT.

            (a) The failure to perform or honor any covenant, condition or representation made under this Lease or the Work Letter shall constitute a "Default" hereunder by Tenant upon expiration of the appropriate grace or cure period provided in this Paragraph 20(a). Tenant shall have a period of three business (3) days from the date of written notice from Landlord (which notice shall be in lieu of and not in addition to the notice required by Section 1161 of the California Code of Civil Procedure) within which to cure any failure to pay Monthly Base Rent or Additional Charges; provided, however, that Landlord shall not be required to provide such notice more than three (3) times during any two (2) year period during the Term with respect to non-payment of Monthly Base Rent or Additional Charges, the third such non-payment constituting Default without requirement of notice. Tenant shall have a period of thirty (30) days from the date of receipt of written notice from Landlord within which to cure any other curable Default under this Lease; provided, however, that with respect to any curable Default other than the payment of Monthly Base Rent or Additional Charges that cannot reasonably be cured within thirty (30) days, the cure period shall be extended for an additional period of time reasonably required to cause such cure if Tenant commences to cure within thirty (30) days from Landlord's notice and continues to prosecute diligently the curing thereof, provided that such cure period shall in no event extend beyond ninety (90) days after Landlord's notice. Notwithstanding the foregoing, (i) if a specific time for performance or a different cure period is specified elsewhere in this Lease or the Work Letter with respect to any specific obligation of Tenant, such specific performance or cure period shall apply with respect to a failure of such obligation in lieu of, and not in addition to, the cure period provided in this Paragraph 20(a); (ii) the cure periods specified in Paragraphs 8(e) and 24 shall apply with respect to Landlord's rights to cure Tenant's failure to perform pursuant to Paragraphs 8(e) and 24, respectively; and (iii) the cure rights provided in this Paragraph 20(a) shall not extend the specified time for compliance with any required delivery, approval or performance obligation under Paragraph 13 or 15 of the Lease or under the Work Letter. Upon a Default of this Lease by Tenant, Landlord shall have the following rights and remedies in addition to any other rights or remedies available to Landlord at law or in equity:

                  (i) The rights and remedies provided by California Civil Code, Section 1951.2, including but not limited to, recovery of the worth at the time of award of the amount by which the unpaid Monthly Base Rent and Additional Charges for the balance of the Term after the time of award exceeds the amount of rental loss for the same period that the Tenant proves could be reasonably avoided, as computed pursuant to subsection (b) of said Section 1951.2;

                  (ii) The rights and remedies provided by California Civil Code, Section 1951.4, that allows Landlord to continue this Lease in effect and to enforce all of its rights and remedies under this Lease, including the right to recover Monthly Base Rent and Additional Charges as they become due, for so long as Landlord does not terminate Tenant's right to possession; provided, however, if Landlord elects to exercise its remedies described in this Paragraph 20(a)(ii) and Landlord does not terminate this Lease, and if Tenant requests Landlord's consent to an assignment of this Lease or a sublease of the Premises at such time as Tenant is in Default, Landlord shall not unreasonably withhold its consent to such assignment or sublease. Acts of maintenance or preservation, efforts to relet the Premises or the appointment of a receiver upon Landlord's initiative to protect its interest under this Lease shall not constitute a termination of Tenant's rights to possession;

                  (iii) The right to terminate this Lease by giving notice to Tenant in accordance with applicable law;

                  (iv) If Landlord elects to terminate this Lease, the right and power to enter the Premises and remove therefrom all persons and property and, to store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant, and to sell such property and apply such proceeds therefrom pursuant to applicable California law.

            (b) Landlord shall have a period of thirty (30) days from the date of written notice from Tenant within which to cure any default of Landlord under this Lease; provided, however, that with respect to any default that cannot reasonably be cured within thirty (30) days, the default shall not be deemed to be uncured if Landlord commences to cure within thirty (30) days from Tenant's notice and continues to prosecute diligently the curing thereof. Tenant agrees to deliver to any Mortgagee a copy of any Notice of Default served upon the Landlord in the manner prescribed by Paragraph 27 hereof, provided that prior to such notice Tenant has been notified in writing (by way of Notice of Assignment of Rents and Leases, or otherwise) of the address of such Mortgagee. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Mortgagee shall have an additional thirty (30) days (provided that Tenant notifies Mortgagee concurrently with Tenant's notice to Landlord at the beginning of Landlord's thirty (30) day period; otherwise Mortgagee shall have sixty (60) days from the date on which it is noticed) within which to cure such default or if such default cannot be cured within that time, then such additional time as may be reasonably necessary to cure such default shall be granted if within such applicable period Mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary to effect such cure).

      21.   DAMAGE BY FIRE, ETC.

            (a) RESTORATION OR TERMINATION. If the Premises or either Building (including the Tenant Improvements) are damaged by fire or other casualty, Landlord shall forthwith repair the same, provided that such repairs can be made
(i) within two hundred seventy (270) days after the date of such damage, if such damage is to both Buildings, or (ii) within one hundred eighty (180) days after the date of such damage, if such damage is to only one Building, under the laws and regulations of the federal, state and local governmental authorities having jurisdiction thereof. Except as otherwise set forth herein, in such event, this Lease shall remain in full force and effect except that Tenant shall be entitled to a proportionate reduction of Monthly Base Rent and Additional Charges for Expenses and Taxes while such repairs to be made hereunder by Landlord are being made. Such reduction of Monthly Base Rent and Additional Charges for Expenses and Taxes, if any, shall be based upon the greater of (i) the proportion that the area of the Premises rendered untenantable by such damage bears to the total area of the Premises; or (ii) the extent to which such damage and the making of such repairs by Landlord shall interfere with the business carried on by Tenant in the Premises, and shall be limited to the extent of rental abatement insurance proceeds actually received by Landlord under Landlord's casualty insurance policy. Within thirty (30) days after the date of such damage, Landlord shall notify Tenant of the approximate date by which Landlord believes that it can complete the repair of such damage ("Estimated Damage Completion Date") (including such dates for each floor of the Premises if the completion thereof will occur on different dates). If Landlord's Estimated Damage Completion Date is more than two hundred seventy (270) days or one hundred eighty (180) days, as applicable, from the date of such damage, Landlord shall have the option within thirty (30) days after the date of such damage to elect either to: (i) notify Tenant of Landlord's intention to repair such damage and diligently prosecute such repairs, in which event this Lease shall continue in full force and effect (subject to Tenant's right to terminate provided below) and the Monthly Base Rent and Additional Charges for Expenses and Taxes shall be reduced as provided herein; or (ii) notify Tenant of Landlord's election to terminate this Lease as of a date specified in such notice, which date shall not be less than thirty (30) days nor more than sixty (60) days after such notice is given and this Lease shall terminate on the date specified in such notice; provided, however, that if the damage giving rise to such right to terminate this Lease by Landlord is the result of damage in only one of the Buildings (such Building being defined for purposes of this Paragraph as the "Damaged Building"), then Landlord's right to terminate this Lease shall only apply to the portion of the Premises, if any, in the Damaged Building, and in such event the Lease shall remain in full force and effect with respect to the Premises in the other Building (such building being defined for purposes of this Paragraph as the "Undamaged Building"), and as of the effective date of such termination Tenant's Share shall only be Tenant's Share with respect to the Undamaged Building, and the Monthly Base Rent shall be adjusted to the rate per rentable square foot then in effect under the Lease multiplied by the rentable square feet in the Rentable Area of the Premises located in the Undamaged Building. If Landlord notifies Tenant that Landlord's Estimated Damage Completion Date is more than two hundred seventy (270) days following the date of the damage if such damage is to both Buildings, or more than one hundred eighty (180) days following the date of the damage if such damage is to one of the Buildings, then Tenant shall have a right to terminate the Lease in respect to all floors of the Premises to which Landlord's notice applied ("Affected Premises Portion") within fifteen (15) days following receipt of Landlord's notice, by providing Landlord with written notice of its election to do so. In such event (and also in the event Landlord terminates the Lease pursuant to the immediately preceding sentence), Tenant shall have no liability, in respect of the portion of the Premises with respect to which the Lease was terminated, for payment of the deductible under Landlord's insurance relating to such damage. In case of termination by either event, the Monthly Base Rent and Additional Charges for Expenses and Taxes shall be reduced by a proportionate amount based upon the extent to which such damage interfered with the business carried on by Tenant in the Premises, and Tenant shall pay such reduced Monthly Base Rent and Additional Charges for Expenses and Taxes up to the effective date of the termination. Landlord agrees to refund to Tenant any Monthly Base Rent and Additional Charges for Expenses and Taxes previously paid for any period of time subsequent to the effective date of such termination. If the Lease is terminated with respect to only a portion of the Premises, leaving the Lease in effect with respect to the balance of the Premises, the Monthly Base Rent and Tenant's Share shall be appropriately adjusted. The repairs to be made hereunder by Landlord shall not include, and Landlord shall not be required to repair, any damage by fire or other cause to the property of Tenant or any repairs or replacements of any paneling, decorations, railings, floor coverings or any alterations, additions, fixtures or improvements installed on the Premises by or at the expense of Tenant other than the Tenant Improvements to the extent they are covered by Landlord's insurance policies; provided, however, that to the extent Landlord's insurance policies cover any Alterations pursuant to Paragraph 11(f), Landlord shall make available to Tenant any available insurance proceeds with respect to any damage or destruction that affects such Alterations, after deducting therefrom the cost, if any, to Landlord for the recovery of such proceeds and/or of any repair to the Buildings or Premises or Project for which Landlord is responsible hereunder, in order for Tenant to repair and restore such Alterations, pursuant to disbursement procedures established by Landlord and/or any Mortgagee. Tenant hereby waives the provisions of Section 1932.2, and Section 1933.4, of the Civil Code of California.

            (b) CASUALTY AT END OF TERM. Notwithstanding anything to the contrary contained in this Lease, if during the twelve (12) months prior to the expiration of the Term, either Building or a substantial portion thereof is damaged or destroyed by fire or other casualty, either Tenant or Landlord shall have the option to terminate this Lease with respect to the Damaged Building as of the date of such damage or destruction by written notice to the other party given within thirty (30) days after such damage or destruction, in which event Landlord shall make a proportionate refund to Tenant of such Monthly Base Rent and Additional Charges for Expenses and Taxes as may have been paid in advance with respect to the Damaged Building, and the Monthly Base Rent and Tenant's Share shall be adjusted as provided in Paragraph 21(a) with respect to a termination of the Lease with respect to less than the entire Premises. For purposes of this paragraph, a "substantial portion" shall mean fifty percent (50%) of a Building.

            (c) UNINSURED CASUALTY. Notwithstanding Paragraph 21(a), and subject to the termination right in Paragraph 21(b), in the event of a total or partial destruction of one or both of the Buildings (i) by a casualty of a type not required to be insured against by Landlord under the terms of this Lease, or
(ii) under circumstances where the net insurance proceeds (plus applicable deductibles that are included in Expenses) obtained as a result of such casualty (or, if Landlord fails to carry any specific insurance that Landlord is obligated to carry under this Lease, or fails to pay premiums for such insurance and such failure does not result from Tenant's failure to perform its obligations hereunder, proceeds that would have been payable to Landlord in the absence of such failure) are ninety percent (90%) or a lesser percentage of the cost of restoration, rebuilding or replacement (including without limitation if such circumstances result from a requirement by any Mortgagee that Landlord utilize insurance proceeds to pay down the Mortgage), which destruction exceeds ten percent (10%) of the replacement cost of the Damaged Building, this Lease shall automatically terminate with respect to the Damaged Building, unless (x) Landlord elects to reconstruct the Damaged Building (not including the Tenant Improvements) by delivering written notice to Tenant within thirty (30) days after the date of such damage, and (y) the damage can be reconstructed within two hundred seventy (270) days after the date of such damage. If Landlord elects to reconstruct, the cost incurred by Landlord for such reconstruction shall be amortized over the useful life of the Damaged Building and such amortization shall be reimbursed by Tenant to Landlord as an Additional Charge, together with interest at the Default Rate, in equal monthly installments; provided, however, that Tenant shall not be obligated to pay for any portion of the useful life of the Damaged Building which extends beyond the Expiration Date (as it may be extended by the Extension Term). If Landlord reconstructs the Damaged Building pursuant to this Paragraph 21(c), Tenant shall be obligated to reconstruct the Tenant Improvements, at Tenant's cost.

      22. EMINENT DOMAIN. If any part over fifteen percent (15%) of the Premises located in either Building shall be taken or appropriated under the power of eminent domain or conveyed in lieu thereof, Tenant shall have the right to terminate this Lease, at its option, with respect to the portion of the Premises in such Building, and in such event the Lease shall remain in full force and effect with respect to the Premises in the Unaffected Building (as defined below), and as of the effective date of such termination Tenant's Share of Expenses and Taxes shall be only Tenant's Share with respect to the Unaffected Building, and the Monthly Base Rent shall be adjusted to the rate per rentable square foot then in effect under the Lease multiplied by the rentable square feet of the Rentable Area of the Premises located in the Unaffected Building. If any part of a Building shall be taken or appropriated under power of eminent domain or conveyed in lieu thereof and such taking is so extensive that it renders the remaining portion of the Building unsuitable for the use being made of the Building on the date immediately preceding such taking, Landlord may terminate this Lease at its option, with respect to the portion of the Premises in such Building, and in such event the Lease shall remain in full force and effect with respect to the Premises in the Unaffected Building, and as of the effective date of such termination Tenant's Share shall only be Tenant's Share with respect to the other Building, and the Monthly Base Rent shall be adjusted to the rate per rentable square foot then in effect under the Lease multiplied by the rentable square feet of the Premises located in the Unaffected Building. For purposes of this Paragraph, the term "Unaffected Building" shall mean the Building that is not subject to a termination right under either of the preceding sentences. In either of such events, Landlord shall receive (and Tenant shall assign to Landlord upon demand from Landlord) any income, rent, award or any interest therein which may be paid in connection with the exercise of such power of eminent domain, and Tenant shall have no claim against Landlord for any part of the sum paid by virtue of such proceedings, whether or not attributable to the value of the unexpired term of this Lease except that Tenant shall be entitled to petition the condemning authority for the following: (i) the then unamortized cost of any Alterations or Tenant Improvements paid for by Tenant from its own funds (as opposed to any allowance, including the Tenant Allowance, provided by Landlord); (ii) the value of Tenant's trade fixtures;
(iii) Tenant's relocation costs; and (iv) Tenant's goodwill, loss of business and business interruption. If a part of the Premises shall be so taken or appropriated or conveyed and neither party hereto shall elect to terminate this Lease and the Premises have been damaged as a consequence of such partial taking or appropriation or conveyance, Landlord shall restore the Premises continuing under this Lease at Landlord's cost and expense; provided, however, that Landlord shall not be required to repair or restore any injury or damage to the property of Tenant or to make any repairs or restoration of any Alterations or any Tenant Improvements installed on the Premises by or at the expense of Tenant. Thereafter, the Monthly Base Rent and Additional Charges for Expenses and Taxes to be paid under this Lease for the remainder of the Term shall be proportionately reduced, such that thereafter the amounts to be paid by Tenant shall be in the ratio that they are of the portion of the Premises not so taken bears to the total area of the Premises prior to such taking. Notwithstanding anything to the contrary contained in this Paragraph 22, if the temporary use or occupancy of any part of the Premises shall be taken or appropriated under power of eminent domain during the Term, this Lease shall be and remain unaffected by such taking or appropriation and Tenant shall continue to pay in full all Monthly Base Rent and Additional Charges payable hereunder by Tenant during the Term. In the event of any such temporary appropriation or taking, Tenant shall be entitled to receive that portion of any award which represents compensation for the use of or occupancy of the Premises during the Term, and Landlord shall be entitled to receive that portion of any award which represents the cost of restoration of the Premises and the use and occupancy of the Premises after the end of the Term. If such temporary taking is for a period longer than two hundred and seventy (270) days and unreasonably interferes with Tenant's use of the Premises or the Common Area, then Tenant shall have the right to terminate the Lease; provided, however, that if such interference only affects the Premises located in one of the Buildings, Tenant's right to terminate shall only be with respect to the Premises affected. Landlord and Tenant understand and agree that the provisions of this Paragraph 22 are intended to govern fully the rights and obligations of the parties in the event of a Taking of all or any portion of the Premises. Accordingly, the parties each hereby waives any right to terminate this Lease in whole or in part under Sections 1265.120 and 1265.130 of the California Code of Civil Procedure or under any similar Law now or hereafter in effect.

      23. SALE BY LANDLORD. If Landlord sells or otherwise conveys its interest in all or any portion of the Premises, Landlord shall be relieved of its obligations under the Lease with respect to the conveyed portion from and after the date of sale or conveyance (including the obligations of Landlord under Paragraph 41), only when the successor assumes in writing the obligations to be performed by Landlord on and after the effective date of the transfer and Landlord transfers the Security Deposit to its transferee, whereupon Tenant shall attorn to such successor.

      24. RIGHT OF LANDLORD TO PERFORM. All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of Monthly Base Rent or Additional Charges. If Tenant fails to pay any sum of money other than Monthly Base Rent or Additional Charges required to be paid by it hereunder, or fails to perform any other act on its part to be performed hereunder (including, without limitation, Tenant's obligation to maintain and repair the Premises and Building Systems pursuant to Paragraph 8(b)), regardless of whether such failure has become a Default hereunder, and either (i) such failure continues, and Tenant does not commence cure of such failure, for ten
(10) days after notice thereof by Landlord as provided in Paragraph 20(a) (except in the event of emergency, when no notice or cure period shall be required but Landlord shall make reasonable good faith efforts to notify Tenant prior to commencing such emergency cure), or (ii) having commenced such cure Tenant does not diligently prosecute the curing thereof, or (iii) a default under any Mortgage or Encumbrance is, in Landlord's reasonable judgment (after reasonable notice to Tenant under the circumstances, except in the event of emergency), likely to occur due to Tenant's failure to cure such failure in a timely manner, then in any such situation Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such act on Tenant's part to be made or performed as provided in this Lease. All sums so paid and costs so incurred by Landlord, together with interest thereon at the Default Rate from the date Landlord makes such payment or incurs such cost, shall be payable as Additional Charges to Landlord within thirty (30) days after receipt by Tenant of a bill or statement therefor.

      25.   SURRENDER OF PREMISES.

            (a) At the end of the Term or any renewal thereof or other sooner termination of this Lease, Tenant will peaceably deliver to Landlord possession of the Premises, together with all improvements or additions upon or belonging to Landlord, by whomsoever made, in substantially the same condition as received, or first installed, subject to the terms of Paragraphs 7, subject to normal wear and tear and the rights and obligations of Tenant concerning casualty damage pursuant to Paragraph 21. Tenant may, upon the termination of this Lease, remove all movable furniture and equipment belonging to Tenant (including the telephone system (other than wiring, conduit and fiberoptic cabling), security system, demountable partitions, secretarial stations, cubicles, cabinets or shelving systems and kitchen equipment), at Tenant's sole cost, provided that Tenant repairs any damage caused by such removal. Property not so removed by the Expiration Date (or in the event of an earlier termination, within five (5) days of such earlier termination date) shall be deemed abandoned by Tenant, and title to the same shall thereupon pass to Landlord. Upon such expiration or sooner termination of the Term, Tenant shall upon demand by Landlord, at Tenant's sole cost and expense, forthwith and with all due diligence remove Alterations made by or for the account of Tenant that are designated by Landlord to be removed (provided, however, that upon the written request of Tenant prior to installation of any Alterations, Landlord shall advise Tenant at that time whether or not such specific Alterations must be removed upon the expiration or sooner termination of this Lease, and to the extent Landlord has so agreed to allow such Tenant Improvements or Alterations to remain in the Premises, Tenant shall not be obligated to remove such Alterations), and restore the Premises to its original condition as of the Delivery Date (but with the Tenant Improvements approved by Landlord pursuant to the Work Letter), subject to normal wear and tear, the rights of and obligations of Tenant concerning casualty damage pursuant to Paragraph 21, and the foregoing.

            (b) The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

      26. WAIVER. If either Landlord or Tenant waives the performance of any term, covenant or condition contained in this Lease, such waiver shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition contained herein. Furthermore, the acceptance of Rent or Additional Charges by Landlord shall not constitute a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, regardless of Landlord's knowledge of such preceding breach at the time Landlord accepted such Monthly Base Rent or Additional Charges. Failure by Landlord to enforce any of the terms, covenants or conditions of this Lease for any length of time shall not be deemed to waive or to decrease the right of Landlord to insist thereafter upon strict performance by Tenant. Waiver by Landlord of any term, covenant or condition contained in this Lease may only be made by a written document signed by Landlord.

      27. NOTICES. Except as otherwise expressly provided in this Lease, any bills, statements, notices, demands, requests or other communications given or required to be given under this Lease shall be effective only if rendered or given in writing, sent by certified mail, return receipt requested, reputable overnight carrier, or delivered personally, (i) to Tenant (A) at Tenant's address set forth in the Basic Lease Information, if sent prior to Tenant's taking possession of the Premises, or (B) at the Premises if sent subsequent to Tenant's taking possession of the Premises, or (C) at any place where Tenant may be found if sent subsequent to Tenant's vacating, deserting, abandoning or surrendering the Premises; or (ii) to Landlord at Landlord's address set forth in the Basic Lease Information; or (iii) to such other address as either Landlord or Tenant may designate as its new address for such purpose by notice given to the other in accordance with the provisions of this Paragraph 27. Any such bill, statement, notice, demand, request or other communication shall be deemed to have been rendered or given on the date the return receipt indicates delivery of or refusal of delivery if sent by certified mail, the day upon which recipient accepts and signs for delivery from a reputable overnight carrier, or on the date a reputable overnight carrier indicates refusal of delivery, or upon the date personal delivery is made. If Tenant is notified in writing of the identity and address of any Mortgagee or ground or underlying lessor, Tenant shall give to such Mortgagee or ground or underlying lessor notice of any Default by Landlord under the terms of this Lease in writing sent by registered or certified mail, and such Mortgagee or ground or underlying lessor shall be given the opportunity to cure such Default prior to Tenant exercising any remedy available to it.

      28. TAXES PAYABLE BY TENANT. Prior to delinquency Tenant shall pay all taxes levied or assessed upon Tenant's equipment, furniture, fixtures and other personal property located in or about the Premises. If the assessed value of Landlord's property is increased by the inclusion therein of a value placed upon Tenant's equipment, furniture, fixtures or other personal property, Tenant shall pay to Landlord, upon written demand, the taxes so levied against Landlord, or the proportion thereof resulting from said increase in assessment.

      29. ABANDONMENT. Tenant shall not abandon the Premises and cease performing its financial and maintenance obligations under this Lease at any time during the Term, and if Tenant shall abandon and cease performing its financial and maintenance obligations under this Lease, or surrender the Premises or be dispossessed by process of law, or otherwise, any personal property belonging to Tenant and left on the Premises shall, at the option of Landlord, be deemed to be abandoned and title thereto shall thereupon pass to Landlord. Notwithstanding anything to the contrary contained herein, Tenant shall not be allowed to vacate the Premises for any period of time unless either
(a) such vacation would not result in a termination of, limitation on, or other adverse effect on, Landlord's insurance policies, or (b) Tenant pays the incremental premium costs, and assumes responsibility for any increased deductible amounts, to the extent required to cause Landlord's insurance policies to not be terminated, limited or adversely affected as a result of such vacation. For purposes of this Paragraph 29, the Tenant shall not be deemed to have abandoned the Premises solely because the Tenant is not occupying the Premises.

      30. SUCCESSORS AND ASSIGNS. Subject to the provisions of Paragraph 10, the terms, covenants and conditions contained herein shall be binding upon and inure to the benefit of the parties hereto and their respective legal and personal representatives, successors and assigns.

      31. ATTORNEY'S FEES. If Tenant or Landlord brings any action for any relief against the other, declaratory or otherwise, arising out of this Lease, including any suit by Landlord for the recovery of Rent or possession of the Premises, the losing party shall pay to the prevailing party a reasonable sum for attorney's fees and costs, which shall be deemed to have accrued on the commencement of such action and shall be paid whether or not the action is prosecuted to judgment.

      32. LIGHT AND AIR. Tenant covenants and agrees that no diminution of light, air or view by any structure which may hereafter be lawfully erected (whether or not by Landlord) shall entitle Tenant to any reduction of rent under this Lease, result in any liability of Landlord to Tenant, or in any other way affect this Lease or Tenant's obligations hereunder. Landlord has informed Tenant that it has no intention of constructing additional facilities at the Project except those facilities needed to service the Project.

      33.   SECURITY DEPOSIT.

            (a) LETTER OF CREDIT. Within seven (7) calendar days after Tenant's execution of this Lease, Tenant shall deliver to Landlord an unconditional, irrevocable, transferable letter of credit, in an amount equal to the "Required Amount" (defined below) issued by a financial institution acceptable to Landlord and in form and substance acceptable to Landlord in the reasonable exercise of its discretion, with an original term of no less than one year and automatic extensions through the end of the Term of this Lease and sixty (60) days thereafter (the "Letter of Credit"). Landlord shall not unreasonably withhold its approval of such a financial institution if it is a national bank, or a bank branch located in the United States (with an office in the United States allowing the Letter of Credit to be presented to and paid by such office pursuant to procedures acceptable to Landlord in its reasonable discretion) with assets of the issuing bank or bank branch in excess of Twenty Billion Dollars ($20,000,000,000). The Letter of Credit shall (i) be a stand-by, at-sight, irrevocable letter of credit; (ii) be payable to Landlord or its assignee; (iii) require that any draw on the Letter of Credit shall be made only upon receipt by the issuer of a letter signed by a purported authorized representative of Landlord (or its assignee) certifying that the Landlord (or assignee) is entitled to draw on the Letter of Credit pursuant to this Lease; and (iv) provide that it is governed by the Uniform Customs and Practice for Documentary Credits (1993 revisions) or the International Standby Practices (ISP
98). The term "Required Amount" shall mean a sum reasonably determined by Landlord as of the date the Letter of Credit is delivered hereunder to be equal to the amount of first twelve (12) months Base Rent plus estimated Additional Charges for Expenses and Taxes. Tenant shall keep the Letter of Credit, at its expense, in full force and effect until the sixtieth (60th) day after the Expiration Date or other termination of this Lease, to insure the faithful performance by Tenant of all of the covenants, terms and conditions of this Lease, including, without limitation, Tenant's obligations to repair, replace or maintain the Premises and Tenant's obligations under the Work Letter. The Letter of Credit shall provide thirty (30) days' prior written notice to Landlord of cancellation or material change thereof, and shall further provide that, in the event of any nonextension of the Letter of Credit at least thirty (30) days prior to its expiration, the entire face amount shall automatically be paid to Landlord, and Landlord shall hold the funds so obtained as the security deposit required under this Lease. If for any reason such automatic payment does not occur in the event of a nonextension at least thirty (30) days prior to expiration, Landlord shall be entitled to present its written demand for payment of the entire face amount of the Letter of Credit, and the funds so obtained shall be held as provided above. Any unused portion of the funds so obtained by Landlord shall be returned to Tenant upon replacement of the Letter of Credit or deposit of cash security in the full Required Amount. If Landlord uses any portion of the Letter of Credit, or the cash security deposit resulting from a draw on the Letter of Credit, to cure any default by Tenant hereunder, Tenant shall provide a replacement Letter of Credit in the Required Amount within ten
(10) days of notice from Landlord, and Tenant's failure to do so shall be a Default hereunder. If a Default occurs under this Lease or the Work Letter (including, without limitation, any default by Tenant with respect to its payment and performance obligations under the Work Letter), or if Tenant is the subject of an Insolvency Proceeding, Landlord may present its written demand for payment of the entire face amount of the Letter of Credit (or, at Landlord's sole election, for payment of a portion of the amount of the Letter of Credit as is required to compensate Landlord for damages incurred, with subsequent demands at Landlord's sole election as Landlord incurs further damages) and the funds so obtained shall become due and payable to Landlord. Landlord may retain such funds to the extent required to compensate Landlord for damages incurred, or to reimburse Landlord as provided herein, in connection with any such default, and any remaining funds shall be held as a cash security deposit. Without limiting the foregoing, if Tenant fails to perform its Tenant's obligations to complete or pay for the Tenant Improvements in accordance with the Work Letter, Landlord may use the Letter of Credit to complete and/or pay for the Tenant Improvements to the extent of Tenant's obligations under the Work Letter. Landlord shall be entitled to assign the Letter of Credit and its rights thereto in connection with an assignment of this Lease to a Mortgagee as security for the obligations of Landlord to such Mortgagee, or in connection with a sale or other transfer of Landlord's interest in all or a portion of the Project (provided that, in each instance, Landlord pays any bank fees associated with any transfer of the Letter of Credit. Tenant shall cooperate with Landlord in connection with any modifications of the Letter of Credit that may be reasonably requested in connection with such assignment.

            (b) ANNUAL REDUCTION OF LETTER OF CREDIT. Tenant shall be entitled to reduce the Letter of Credit on each of the fourth through tenth anniversaries of the Commencement Date in the amount of one-seventh (1/7th) of the initial Required Amount on each such anniversary, and such reduced amount from time to time shall be the "Required Amount" under this Paragraph 33, so long as (i) Tenant is not in Default (and no event has occurred which, with the passage of time or giving of notice or both, would constitute a Default) under this Lease on such anniversary date, and (ii) Landlord has not delivered a notice of Tenant's failure to perform any of its obligations hereunder nor assessed a late charge pursuant to Paragraph 4(d) at any time during the previous six months, or more than three (3) times during the previous twenty-four (24) months, regardless in each case of whether such failure was cured by Tenant within any applicable grace or cure period; provided, however, that any such notice of failure to perform relating to a non-monetary failure to perform which was disputed, in good faith, by Tenant and ultimately determined (by agreement of the parties, arbitration or judicial action) not to be a violation of this Lease shall not be considered for purposes of determining whether such condition has been met.

            (c) RETURN OF LETTER OF CREDIT. The Letter of Credit shall be returned to Tenant if, at any time after the fourth anniversary of the Commencement Date, Tenant (A) can establish to Landlord's reasonable satisfaction that as of the end of any fiscal year of Tenant following the sixth anniversary of the Commencement Date, Tenant has (i) had revenues for two consecutive fiscal years in excess of an annual rate of Five Hundred Million Dollars ($500,000,000), (ii) unencumbered and unrestricted cash and cash equivalents in excess of Two Hundred Twenty-Five Million Dollars ($225,000,000), and (iii) had a quarterly net income for eight consecutive quarters in excess of Ten Million Five Hundred Thousand Dollars ($10,500,000), all as determined in accordance with GAAP and as reflected on certified, audited financial statements; and (b) is not in Default (and no event has occurred which, with the passage of time or giving of notice or both, would constitute a default) under this Lease as of the date the Letter of Credit is returned to Tenant.

            (d) CONVERSION OF DEPOSIT TO LOAN. Landlord and Tenant acknowledge and agree that, if Tenant defaults under this Lease and fails to fully cure such default within the applicable cure period and Landlord elects to pursue its remedies under California Civil Code Section 1951.2 or under this Lease to terminate this Lease (any such event, a "Landlord Action"), (i) Landlord will incur certain damages, costs and expenses, including, without limitation, marketing costs, commissions, relocation costs, tenant improvement costs, and carrying costs in connection with releasing the Premises, in addition to the other damages, costs and expenses Landlord may incur as a result of such default and/or other defaults under this Lease (all of the foregoing collectively, "Default Damages"); (ii) Landlord has no assurance of a source of funds to cover such Default Damages other than the proceeds of the Letter of Credit (or cash collateral); and (iii) the proceeds of the Letter of Credit (or cash collateral) should be available to Landlord to apply to Default Damages, even if the amount thereof exceeds that amount to which Landlord is ultimately determined to be entitled under this Lease and pursuant to applicable law. Accordingly, at Landlord's sole election, Landlord shall be entitled to draw the full amount of the Letter of Credit (or the full amount of cash collateral shall be released to Landlord) which is then existing (after any previous application of funds by Landlord and/or replenishment by Tenant pursuant to Paragraph 33(a) above), simultaneously with commencement of a Landlord Action or at any time thereafter. All proceeds thereof in excess of amounts applied (pursuant to Paragraph 33(a)) to Default Damages incurred by Landlord prior to commencement of the Landlord Action shall be deemed a loan from Tenant to Landlord (the "Default Loan"). The Default Loan shall be unsecured and shall not bear interest, and repayment thereof shall be limited to the terms and conditions set forth in this paragraph. Any sums to which Landlord from time to time becomes entitled hereunder and pursuant to law as a result of Tenant's Default and any previous Defaults of the Lease, to which the Letter of Credit (or cash collateral) has not previously been applied pursuant to Paragraph 33(a), shall be offset against the principal balance of the Loan. The amount of the Default Loan remaining, if any, after such offset shall be referred to herein as the "Excess Amount". The Excess Amount shall be payable by Landlord to Tenant from, and only from, first any proceeds from the Letter of Credit (or cash collateral) which have not been applied to Default Damages incurred by Landlord after the same are finally determined (the "Remaining Proceeds"), and then Excess Rent. The Remaining Proceeds shall be paid by Landlord to Tenant promptly upon final determination after the entire Premises are leased to a third party or parties "Excess Rent" shall mean the amount by which (x) rent received by Landlord (from the tenant or tenants leasing all or any portion of the Premises after Tenant's default) in any month exceeds (y) the amount of rent that would have been payable under this Lease for such month if this Lease had not been terminated. Landlord shall pay Tenant one-half of the Excess Rent until the earlier of (A) the date the Excess Amount is fully repaid or (B) the date that would have been the Expiration Date of this Lease. Any remaining balance of the Default Loan on such date shall be deemed forgiven. If the Default Loan is insufficient to cover all Default Damages, Tenant shall pay Landlord any such shortfall immediately upon demand by Landlord, and Landlord shall have all rights and remedies available at law or elsewhere in the Lease with respect to such shortfall.

      34. CORPORATE AUTHORITY; FINANCIAL INFORMATION. If Tenant signs as a corporation each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing corporation, that Tenant has and is qualified to do business in California, that the corporation has full right and authority to enter into this Lease, and that each and both of the persons signing on behalf of the corporation were authorized to do so . If Tenant signs as a partnership or limited liability company, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing partnership or limited liability company, as applicable, that Tenant has and is qualified to do business in California, that Tenant has full right and authority to enter into this Lease, and that each and both of the persons signing on behalf of the Tenant were authorized to do so and by their signatures bind the Tenant. Upon Landlord's request, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord confirming the foregoing covenants and warranties. Upon Landlord's request, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord confirming the foregoing covenants and warranties. Tenant hereby further covenants and warrants to Landlord that all financial information and other descriptive information regarding Tenant's business and regarding Guarantor, which has been or shall be furnished to Landlord, is and shall be accurate and complete at the time of delivery to Landlord. Tenant will furnish to Landlord at any time and from time to time, within ten (10) days following Landlord's request therefore, copies of audited, consolidated financial statements of Guarantor and Tenant, including balance sheets and statements of income and expenses for the next recent fiscal year, certified and audited by independent public accounts of recognized standing.

      35. PARKING. Tenant shall have the right to use, and Landlord shall maintain for use by Tenant pursuant to the provisions of Paragraph 8(a), all of the parking spaces located from time to time on the Project or, at any time when Tenant is not the only occupant of the Project, Tenant shall have the right to use all of such spaces in common with the other occupants of the Project, provided that at all times Tenant will have the use of the number of parking spaces required by applicable Laws with respect to the Premises (or the Premises' proportionate share, based on Rentable Area, of the parking spaces required for the entire Project). Landlord agrees that so long as not required by an applicable governmental entity, there shall be no charge to Tenant for parking (not to be confused with the Expenses for parking lot upkeep and other items properly included in Expenses and charged pursuant to Paragraph 4).

      36.   MISCELLANEOUS.

            (a) The term "Premises" wherever it appears herein includes and shall be deemed or taken to include (except where such meaning would be clearly repugnant to the context) the office space demised and improvements now or at any time hereafter comprising or built in the space hereby demised. The paragraph headings herein are for convenience of reference and shall in no way define, increase, limit or describe the scope or intent of any provision of this Lease. The term "Landlord" shall include Landlord and its successors and assigns. In any case where this Lease is signed by more than one person, the obligations hereunder shall be joint and several. The term "Tenant" or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their and each of their respective successors, executors, administrators, and permitted assigns, according to the context hereof.

            (b) Time is of the essence of this Lease and all of its provisions. This Lease shall in all respects be governed by the laws of the State of California. This Lease, together with its exhibits, contains all the agreements of the parties hereto and supersedes any previous negotiations. There have been no representations made by the Landlord or Tenant or understandings made between the parties other than those set forth in this Lease and its exhibits. This Lease may not be modified except by a written instrument by the parties hereto.

            (c) If for any reason whatsoever any of the provisions hereof shall be unenforceable or ineffective, all of the other provisions shall be and remain in full force and effect.

            (d) Upon Tenant paying the Monthly Base Rent and Additional Charges and performing all of Tenant's obligations under this Lease, Tenant shall have quiet and peaceful enjoyment of the Premises during the Term as against all persons or entities lawfully claiming by, through or under Landlord; subject, however, to the provisions of this Lease.

      37. TENANT'S REMEDIES. If any default hereunder by Landlord is not cured within the applicable cure period provided in Paragraph 20(b) (including any Mortgagee's additional cure period), Tenant's exclusive remedies shall be (i) an action for specific performance, or (ii) an action for actual damages. Tenant shall look solely to Landlord's interest in the Project (including, but not limited to, net proceeds obtained by Landlord from any sale of any portion of the Project, net insurance proceeds and condemnation awards) for the recovery of any judgment from Landlord. Landlord, or if Landlord is a partnership its partners whether general or limited, or if Landlord is a corporation its directors, officers or shareholders, or if Landlord is a limited liability company its members or managers, shall never be personally liable for any such judgment. Any lien obtained to enforce such judgment and any levy of execution thereon shall be subject and subordinate to any Mortgage (excluding any Mortgage which was created as part of an effort to defraud creditors, i.e., a fraudulent conveyance); provided, however that any such judgement and any such levy of execution thereon shall not be subject or subordinated to any Mortgage that is created or recorded in the official records of the county in which the Project is located after the date of the judgement giving rise to such lien. Landlord's interest in the Project shall include any insurance proceeds received by Landlord which are not controlled by any Mortgagee or other lender. Tenant hereby waives the benefit of any Laws granting it (A) the right to perform Landlord's obligations, or (B) the right to terminate this Lease or withhold Rent on account of any Landlord default, including, without limitation, Sections 1932(1), 1941 and 1942 of the California Civil Code.

      38. REAL ESTATE BROKERS. Each party represents that it has not had dealings with any real estate broker, finder or other person with respect to this Lease in any manner, except for any broker named in the Basic Lease Information, whose fees or commission, if earned, shall be paid as provided in the Basic Lease Information. Each party shall hold harmless the other party from all damages resulting from any claims that may be asserted against the other party by any other broker, finder or other person with whom the other party has or purportedly has dealt.

      39. LEASE EFFECTIVE DATE. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

      40. SIGNAGE. Tenant shall be allowed to use a monument sign on the Orchard Parkway frontage of the Project, and to install exterior signage and signage in the lobby of the Buildings, subject to this Paragraph 40. Tenant shall be responsible for the costs related to such signage. Such signage shall be subject to approval from Landlord of the exact number, size, location and materials therefor (which consent shall not be unreasonably withheld), approval from the City of San Jose and compliance with applicable governmental restrictions, including but not limited to, ordinances of the applicable city.

      41. HAZARDOUS SUBSTANCE LIABILITY. Tenant has received from Landlord a copy of the Phase I and II Environmental Assessment prepared by McLaren/Hart Inc., dated January 17, 2000 (the "Environmental Report(s)").

            (a) DEFINITION OF HAZARDOUS SUBSTANCES. For the purpose of this Lease, "Hazardous Substances" shall be defined, collectively, as oil, flammable explosives, asbestos, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including, without limitation, any substances which are "hazardous substances," "hazardous wastes," "hazardous materials" or "toxic substances" under applicable environmental laws, ordinance or regulation.

            (b) TENANT INDEMNITY. Tenant releases Landlord from any liability for, waives all claims against Landlord and shall indemnify, defend and hold harmless Landlord, its employees, partners, agents, subsidiaries and affiliate organizations against any and all claims, suits, loss, costs (including costs of investigation, clean up, monitoring, restoration and reasonable attorney fees), damage or liability, whether foreseeable or unforeseeable, by reason of property damage (including diminution in the value of the property of Landlord), personal injury or death directly arising from or related to Hazardous Substances released, manufactured, discharged, disposed, used or stored on, in, or under the Project or Premises during the Term by any Tenant Parties. The provisions of this Tenant Indemnity regarding Hazardous Substances shall survive the termination of the Lease.

            (c) LANDLORD INDEMNITY. Notwithstanding anything to the contrary in this Lease, Landlord releases Tenant from any liability for (including as an Expense hereunder or otherwise), waives all claims against Tenant and shall indemnify, defend and hold harmless Tenant, its officers, employees, and agents to the extent of Landlord's interest in the Project, against any and all actions by any governmental agency for clean up of Hazardous Substances on or under the Project, including costs of legal proceedings, investigation, clean up, monitoring, and restoration, including reasonable attorney fees, if, and to the extent, arising from the presence of Hazardous Substances on, in or under the Project or Premises, except to the extent caused by the release, disposal, use or storage of Hazardous Substances in, on or about the Premises by any Tenant Parties. The provisions of this Landlord Indemnity regarding Hazardous Substances shall survive the termination of the Lease.

Tenant has informed Landlord, that except for very immaterial amounts of toxic materials incidental to its office use (e.g.. copier toner), Tenant will not use any Hazardous Substances in material amounts within the Building and shall comply with any applicable laws to the extent that it does.

      42. OPTION TO RENEW. Upon condition that (i) no Default is continuing under this Lease at the time of exercise or at the commencement of the option term, and (ii) Tenant continues to physically occupy the entire Premises, then Tenant shall have the right to extend the Term for one (1) period of six (6) years (the "Extension Term") following the initial Expiration Date, by giving written notice ("Exercise Notice") to Landlord at least twelve (12) months prior to the Expiration of the Initial Term.

      43. RENT DURING EXTENSION TERM. The initial Monthly Base Rent (subject to Paragraph 4(b)) during the six (6) year Extension Term shall be the greater of the Base Rent paid during the last month of the immediately preceding Term or the Fair Market Rental Value for the Premises as of the commencement of the option term, as determined below:

            (a) Within thirty (30) days after receipt of Tenant's Exercise Notice, Landlord shall notify Tenant of Landlord's estimate of the Fair Market Rental Value for the Premises, as determined below, for determining Monthly Base Rent during the ensuing Extension Term; provided, however, if Tenant's Exercise Notice is given more than twelve (12) months before the Expiration Date, Landlord's estimate of Fair Market Rental Value may, but need not be given more than twelve (12) months before the Expiration Date. Within fifteen (15) days after receipt of such notice from Landlord, Tenant shall notify Landlord in writing that it (i) agrees with such rental rate or (ii) disagrees with such rental rate. No response shall constitute agreement. In the event that Tenant disagrees with Landlord's estimate of Fair Market Rental Value for the Premises, then the parties shall meet and endeavor to agree within fifteen (15) days after Landlord receives Tenant's notice described in the immediately preceding sentence. If the parties cannot agree upon the Fair Market Rental Value within said fifteen (15) day period, then the parties shall submit the matter to binding appraisal in accordance with the following procedure except that in any event neither party shall be obligated to start such procedure sooner than twelve (12) months before the expiration of the Lease Term. Within fifteen (15) days of the conclusion of the period during which the two parties fail to agree (but not sooner than twelve (12) months before the expiration of the Lease
Term), the parties shall either (i) jointly appoint an appraiser for this purpose or (ii) failing this joint action, each separately designate a disinterested appraiser. No person shall be appointed or designated an appraiser unless such person has at least five (5) years experience in appraising major commercial property in Santa Clara County and is a member of a recognized society of real estate appraisers. If within thirty (30) days after the appointment, the two appraisers reach agreement on the Fair Market Rental Value for the Premises, that value shall be binding and conclusive upon the parties. If the two appraisers thus appointed cannot reach agreement on the Fair Market Rental Value for the Premises within thirty (30) days after their appointment, then the appraisers thus appointed shall appoint a third disinterested appraiser having like qualifications within five (5) days. If within thirty (30) days after the appointment of the third appraiser a majority of the appraisers agree on the Fair Market Rental Value of the Premises, that value shall be binding and conclusive upon the parties. If within thirty (30) days after the appointment of the third appraiser a majority of the appraisers cannot reach agreement on the Fair Market Rental Value for the Premises, then the three appraisers shall each simultaneously submit their independent appraisal to the parties, the appraisal farthest from the median of the three appraisals shall be disregarded, and the mean average of the remaining two appraisals shall be deemed to be the Fair Market Rental Value for the Premises and shall be binding and conclusive upon the parties. Each party shall pay the fees and expenses of the appraiser appointed by it and shall share equally the fees and expenses of the third appraiser. If the two appraisers appointed by the parties cannot agree on the appointment of the third appraiser, they or either of them shall give notice of such failure to agree to the parties and if the parties fail to agree upon the selection of such third appraiser within ten (10) days after the appraisers appointed by the parties give such notice, then either of the parties, upon notice to the other party, may request such appointment by the American Arbitration Association or, on it failure, refusal or inability to act, may apply for such appointment to the presiding judge of the Superior Court of Santa Clara County, California.

            (b)   Wherever used throughout this Paragraph (Rent during Extension
Term) the term "Fair Market Rental Value" shall mean the fair market rental value of the Premises, using as a guide the rate of monthly base rent which would be charged during the Extension Term in the South Bay area for comparable high image, Class A office space in comparable condition, of comparable quality, as of the time that the Extension Term commences, with appropriate adjustments regarding taxes, insurance and operating expenses as necessary to insure comparability to this Lease, as the case may be, and also taking into consideration amount and type of parking, location, the existence of any leasehold improvements (regardless of who paid for them and with the assumption, for purposes of determining the Fair Market Rental Value, that they are fully usable by Tenant), proposed term of lease, amount of space leased, extent of service provided or to be provided, and any other relevant terms or conditions (including consideration of whether or not the monthly base rent is fixed).

            (c) In the event of a failure, refusal or inability of any appraiser to act, his successor shall be appointed by the party who originally appointed him, but in the case of the third appraiser, his successor shall be appointed in the same manner as provided for appointment of the third appraiser.

            (d) The appraisers shall render their appraisals in writing with counterpart copies to Landlord and Tenant. The appraisers shall have no power to modify the provisions of this Lease.

            (e) To the extent that a binding appraisal has not been completed prior to the expiration of any preceding period for which Monthly Base Rent has been determined, Tenant shall pay Monthly Base Rent at the rate estimated by Landlord, with an adjustment to be made once Fair Market Rental Value is ultimately determined by binding appraisal. In no event shall any such adjustment result in a decrease of the Monthly Base Rent for the Premises below the amount payable by Tenant as of the period immediately preceding the Extension Term.

            (f) From and after the commencement of the Extension Term, all of the other terms, covenants and conditions of the Lease shall also apply.

      IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.

                                          LANDLORD:

                                          475 JAVA DRIVE ASSOCIATES, L.P.,
                                          a California limited partnership

                                          By:__________________________________
                                          Its:_________________________________


                                          TENANT:

                                          BUSINESS OBJECTS AMERICAS,
                                          a Delaware corporation

                                          By:__________________________________
                                          Its:_________________________________

                                   EXHIBIT "A"
                                    SITE PLAN

                            [See attached Site Plan]

                                   EXHIBIT "B"

                            DELIVERY DATE MEMORANDUM


[DATE]

Business Objects Americas
_________________________
_________________________
Attn:____________________

      Re: Confirmation of Delivery Date under the Lease Agreement by and between 475 Java Drive Associates, L.P., and Business Objects Americas, dated as of July __, 2000 (the "Lease")

Dear Sirs:

            This letter will confirm that the "Delivery Date" under the referenced Lease is _______________.

            Please acknowledge your receipt of this letter and confirmation of the Delivery Date by signing and returning a copy to the undersigned; provided, however, that your failure to so sign and return this letter is not required in order for the Delivery Date to occur pursuant to the terms of the Lease.

                                          Very truly yours,

                                          475 Java Drive Associates, L.P.,
                                          a California limited partnership

                                          By:__________________________________
                                          Its:_________________________________

Acknowledged and Agreed:

Business Objects Americas

By:__________________________________
Its:_________________________________
Date:________________________________

                                   EXHIBIT "C"

                                   WORK LETTER

      1. LANDLORD'S WORK: Landlord shall furnish and install the Base Building Improvements provided for in Paragraph 2 below at Landlord's expense ("Landlord's Work"). The quantities, character and manner of installation of all of the foregoing work shall be subject to the limitations imposed by any applicable regulations, laws, ordinances, codes and rules (collectively, "Legal Requirements").

      2. DEFINITION OF BASE BUILDING IMPROVEMENTS: For each of the Buildings, Landlord shall furnish a shell building (collectively, "Base Building Improvements") which shall substantially comply with the plans listed in Exhibit "C-1" (the "Landlord's Plans").

      3. LANDLORD'S PLANS. Landlord has provided Tenant with copies of Landlord's Plans. Landlord shall have the right to change Landlord's Plans after submission to Tenant as needed to satisfy any requirements of the City of San Jose or other Legal Requirements. Landlord shall promptly notify Tenant of such changes. In addition to Landlord's Plans, Landlord has provided Tenant with copies of plans for certain building core improvements (not including finishes), including the HVAC system, roof screen, elevators and one staircase, copies of which are attached hereto as Exhibit "C-2" (the "Modified Core Plans"), which have been prepared by Arc-tec Inc. pursuant to a contract with Landlord that may cover other portions of the Project, but at Tenant's cost (which shall be paid by Landlord directly from the Tenant Allowance as such costs are incurred). The improvements covered by the Modified Core Plans (collectively, the "Modified Core Improvements") shall be completed by Landlord's Contractor in the same manner as the Base Building Improvements, but Tenant shall be responsible for the cost thereof, which cost shall be paid by Landlord directly to Landlord's Contractor from the Tenant Allowance as such costs are incurred.

      4. TENANT MODIFICATIONS. Any revisions, changes or additions to Landlord's Plans, the Modified Core Plans, the Base Building Improvements or the Modified Core Improvements required or requested by Tenant (or necessitated by applicable Legal Requirements due to Tenant's Plans) shall be subject to the prior written approval of Landlord, in its sole discretion. Any such changes approved by Landlord shall be a "Tenant Modification" hereunder. Before any Tenant Modifications are made, the incremental cost thereof, including architectural, engineering and special testing and/or inspection charges, any special permits or fees, and any added construction costs (including, without limitation, the Landlord's contractor's contracted percentage mark-up for overhead and profit for such Tenant Improvements) without additional mark-up from Landlord, shall be paid by Tenant in the same manner as payment of any amounts to be paid by Tenant pursuant to Paragraph 13(b). Landlord's contractor for the Base Building Improvements, or architect for the Modified Core Plans, as applicable, shall provide to Tenant a cost estimate to complete any Tenant Modification, together with any anticipated schedule change (which shall constitute Tenant Delay) and an itemized breakdown of costs and unit prices within twenty (20) days after receipt of Tenant's request for Tenant Modifications, and Tenant shall approve or disapprove such estimates within five
(5) days of receipt of same, such disapproval constituting Tenant's withdrawal of its request for such Tenant Modification. If Tenant fails to inform Landlord within such 5-day period that Tenant desires to proceed with such Tenant Modification, Landlord shall not make such Tenant Modifications. All requests for Tenant Modifications shall be in writing and shall be on such AIA change order form as required by Landlord and/or Landlord's contractor. At Landlord's option, any particular Tenant Modification shall be made by change order to Landlord's construction contract, or included in the Construction Contract for Tenant's Tenant Improvements.

      5. TENANT'S WORK: Tenant shall furnish and install, at Tenant's expense (subject to Paragraph 13(b) below), all of the interior improvements to complete the Premises that are not included in the Base Building Improvements or Modified Core Improvements in accordance with plans and specifications approved by Landlord pursuant to this Work Letter (all of such improvements, as installed by Tenant in accordance with the plans and specifications approved by Landlord, being defined as the "Tenant Improvements"). Additionally, cable TV connections, telephone equipment and wiring and office equipment and wiring, shall be installed by Tenant. The cost of space planning and preparing the working drawings (including the drawings noted below) for Tenant Improvements or any changes to the original instruction and/or plans and specifications shall be paid by Tenant.

      6.    DESIGN OF TENANT IMPROVEMENTS:

            (a) TENANT'S PLANS. Tenant shall diligently pursue the preparation of all drawings, plans and specifications for Tenant Improvements, in accordance with this Paragraph 6(a). All such plans, drawings and specifications shall be performed by architects, engineers and/or consultants mutually acceptable to Landlord and Tenant, and shall include the following: (i) a space plan for the Premises; (ii) complete architectural, engineering and other plans for the Tenant Improvements (except as included in the Modified Core Plans); and (iii) a list of tenant improvement building standards for interior design, including a schedule of all finishes. Items (ii) and (iii) above are collectively referred to herein as "Working Drawings". The space plan and working drawings shall provide for a high quality software company build-out, with corridors, lobbies, bathrooms, mechanical and electrical systems, and fire exits that are designed to accommodate multi-tenant configurations in each Building (including, without limitation, separate metering for utilities), in a design reasonably acceptable to Landlord. The space plan and Working Drawings also shall (x) comply with all applicable Legal Requirements, and (y) comply with Landlord's Plans and the Modified Core Plans. On or before August 20, 2000, Tenant shall submit its space plan to Landlord, for Landlord's review and approval, which approval shall not be unreasonably withheld so long as the tenant improvements contemplated therein
(i) are consistent with the immediately preceding two sentences; (ii)are generally generic with drop ceilings throughout, (iii) comply with applicable Laws, Mortgages and Encumbrances; (iv) do not adversely affect the structure of the Building(s); (v) do not put an undue burden on or otherwise adversely affect the Building Systems; (vi) are typically found in a high quality software company build-out. Within five (5) business days after such submission, Landlord shall either approve or disapprove the space plan. Tenant shall make any changes necessary in order to correct any item identified by Landlord as grounds for its disapproval, and shall resubmit the corrected space plan to Landlord as soon as reasonably possible, but no later than five (5) business days after Landlord's disapproval. No later than five (5) business days after Landlord receives the revised space plan, Landlord shall approve or disapprove it. This procedure shall be repeated until the space plan is finally approved by Landlord and written approval has been delivered to Tenant. Within thirty (30) days after Landlord has finally approved Tenant's space plan, Tenant shall submit its Working Drawings and a pallet of interior colors and finishes to Landlord for Landlord's review and approval in Landlord's reasonable discretion, provided that Landlord shall not be obligated to approve any Tenant Improvement which does not satisfy the requirements set forth above with respect to the space plan or which, in Landlord's reasonable judgment, would materially and adversely affect the value of the Premises. Landlord's approval or disapproval of such Working Drawings and pallet, and Tenant's response thereto, shall follow the procedure described above with respect to the space plan, except that each time period shall be changed from five (5) business days to ten (10) business days. All items finally approved by Landlord pursuant to this Paragraph 6(a) are referred to herein collectively as "Tenant's Plans". Once approved by Landlord, no changes, modifications or alterations shall be made to Tenant's Plans without the prior written approval of Landlord, in Landlord's reasonable discretion.

            (b) PERMITS FOR TENANT IMPROVEMENTS. Upon receipt of Landlord's final approval of the Working Drawings, but in any event on or prior to October 15, 2000, Tenant's Architect shall submit them to the appropriate municipal authorities for all applicable building permits necessary to allow Tenant's Contractor (as defined below) to commence and fully complete the construction of the Tenant Improvements. Tenant shall be responsible for obtaining any building permit or certificate of occupancy for the Premises; provided that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy.

      7. CONSTRUCTION OF TENANT IMPROVEMENTS. After receipt of Landlord's approval of Tenant's Plans and receipt of any necessary building permits, Tenant shall administer and diligently prosecute the construction of Tenant Improvements in accordance with the Tenant's Plans. Tenant's general contractor for the Tenant Improvements ("Tenant's Contractor") shall be a reputable, unionized general contractor, and shall be subject to Landlord's prior approval, in Landlord's reasonable discretion. The general contractor selected to complete the Tenant Improvements in accordance with the preceding two sentences shall be defined herein as "Tenant's Contractor". Tenant shall ensure that Tenant's Contractor will work harmoniously with Landlord's contractor for the Base Building Improvements ("Landlord's Contractor") to ensure no interference with completion of the Base Building Improvements, and any such interference shall constitute "Tenant Delay" hereunder. All Tenant Improvements shall be constructed using union labor for all trades. The construction contract for the Tenant Improvements with Tenant's Contractor (the "Construction Contract") shall be in form and substance acceptable to Tenant and reasonably approved by Landlord and shall include, without limitation, requirements (i) that Tenant's

Contractor carry such insurance as Landlord may reasonable require, and (ii) that Landlord, at Landlord's sole option, may succeed Tenant and enforce the Construction Contract in the event of a termination of the Lease. Tenant shall direct and authorize Tenant's Contractor to keep Landlord fully informed of the construction process for the Tenant Improvements by inviting Landlord to all project design and construction meetings and delivering to Landlord the minutes of all such meetings, and to provide Landlord with access to all documentation and other information in Tenant's Contractor's possession or control regarding construction of the Tenant Improvements, provided that Landlord shall not be obligated to monitor or inspect construction of the Tenant Improvements or any information in connection therewith. All Tenant Improvements shall be constructed by Tenant's Contractor, and Tenant shall be responsible for project management with respect to construction of the Tenant Improvements. Tenant shall not, at any time prior to or during the Term, directly or indirectly employ, or permit the employment of, any contractor, mechanic or laborer in the Premises, whether in connection with the Tenant Improvements, any Alterations made pursuant to the Lease, or otherwise, if it is reasonably foreseeable that such employment will materially interfere or cause any material conflict with other contractors, mechanics or laborers engaged in the construction, maintenance or operation of the Project by Landlord, Tenant or others. In the event of any such interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, mechanics or laborers causing such interference or conflict to immediately cease and desist from such interference or conflict. Installation of all Tenant Improvements shall be coordinated with Landlord's contractor's schedule for the Base Building Improvements and Modified Core Improvements, and shall be handled in such a manner as to not interfere with or delay construction or completion of the Base Building Improvements or Modified Core Improvements. Subject to delay caused by Force Majeure Events, Tenant shall substantially complete the Tenant Improvements no later than one hundred eighty (180) days after the Delivery Date.

      8. TENANT'S ACCESS TO BASE BUILDING: Subject to the provisions of Paragraph 9, Landlord shall provide Tenant's Contractor with access to both Buildings for purposes of constructing the Tenant Improvements from and after the "Initial Tenant Work Date". To be deemed the "Initial Tenant Work Date" the following construction components of the Base Building Improvements need to be completed, with respect to each Building, substantially in accordance with Landlord's Plans: (i) slab and footings in place; (ii) steel fully erected;
(iii) upper floor decks and roof poured; (iv) roof membrane installed; (v) access to the Buildings provided to Tenant's Contractor along with location for the construction trailers for Tenant's Contractor; (vi) electrical power lines will be installed in conduit to each Building's main electrical room (the lines will be connected by the Tenant to the panel supplied by the Tenant); (vii) automatic fire sprinkler main riser will be installed; (viii) roof drain lines will be installed; (ix) water will be provided in water main to building line; and (x) underground conduit will be provided from the street to each Building's primary electrical room (provided that Tenant, and not Landlord, will be responsible to pull the wire or cable as applicable).

      9. SITE SUPERVISION AGREEMENT: While proceeding with Landlord's and Tenant's work, all contractors hired by Landlord and Tenant shall conform with Landlord's Contractor's schedule and work and shall be handled in such a manner as to maintain harmonious labor relations and as not to interfere with or delay the work of the other party's contractors. All Tenant Improvements furnished and installed by Tenant shall not cause Landlord's Contractor to be dependent upon Tenant's work in order for Landlord's contractor to complete his work. Tenant's Contractor, subcontractors and labor shall be subject to approval by Landlord which approval shall not be unreasonably withheld or delayed and shall be subject to the reasonable administrative coordination by Landlord's general contractor and reasonable rules of the site. Contractors and subcontractors engaged by Landlord and Tenant shall employ men and means to insure, so far as may be possible, the progress of the work without interruption on account of strikes, work stoppage or similar causes for delay. Landlord shall give access and entry to the Premises to Tenant as and when provided in this Work Letter; provided, however, that if such entry is prior to the first day of the Term, such entry shall be subject to all of the terms and conditions of the Lease except payment of Base Rent and Additional Charges. Landlord and Tenant shall jointly prepare a punch list for the Base Building Improvements, Modified Core Improvements and Tenant Improvements. Landlord and Tenant shall engage reputable contractors who will complete the work in a good and workmanlike manner and in accordance with relevant laws and codes. Both Landlord and Tenant shall have the full benefit of all contractor warranties in connection with the Base Building Improvements, Modified Core Improvements and Tenant Improvements.

      10. LANDLORD'S RIGHT TO INSPECT AND STOP WORK: Landlord and its agents may inspect the Tenant Improvements in the course of construction and on completion of the Tenant Improvements, provided, however, that Landlord's failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord's rights hereunder nor shall Landlord's inspection of the Tenant Improvements constitute Landlord's approval of the same. Landlord shall have the right to object to any material deviation from Tenant's Plans not approved by Landlord in accordance with this Work Letter. Tenant shall cause such deviation to be corrected. If the deviation is material in the Landlord's reasonable judgment and may have an adverse affect on the Base Building Improvements or Modified Core Improvements, and if the deviation is not promptly corrected by Tenant, Landlord may cause such deviation to be remedied, at Tenant's expense.

      11. COMPLIANCE WITH LAWS. All of the Base Building Improvements, Modified Core Improvements and Tenant Improvements shall be installed in compliance with all applicable Laws, including, without limitation, the Americans with Disabilities Act, and all Legal Requirements. All costs of such compliance shall be paid in the same manner as the improvements (i.e. Landlord shall pay all costs related to compliance by the Base Building Improvements, and Tenant shall pay (subject to Paragraph 13(b) and except to the extent caused by the non-compliance of the Base Building Improvements) all costs related to compliance by the Tenant Improvements and Modified Core Improvements. Landlord's review and approval of Tenant's Plans shall not imply Landlord's review of the quality, design, code compliance, compliance with Legal Requirements or Laws, or similar matters with respect to the Tenant Improvements; accordingly, notwithstanding that Tenant's Plans are reviewed by Landlord or its agents and notwithstanding any advice or assistance that may be rendered to Tenant by Landlord or Landlord's agents, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in Tenant's Plans, except to the extent caused by material omissions or errors contained in Landlord's plans for the Base Building Improvements or Modified Core Improvements.

      12. SUBSTANTIAL COMPLETION: For purposes of this Work Letter and the Lease, (i) the Base Building Improvements shall be deemed "substantially complete" at such time as Landlord has completed work in accordance with Landlord's Plans, as certified by Landlord's contractor (which certification shall be obtained promptly by Landlord upon such substantial completion), subject to completion and correction of items on Landlord's architect's punch list, and certain other items which will not be completed until substantial completion of the Tenant Improvements (such as certain landscaping), and (ii) the Tenant Improvements shall be deemed "substantially complete" at such time as Tenant has completed work in accordance with the Tenant's Plans, as certified by Tenant's architect (which certification shall be obtained promptly by Tenant upon such substantial completion), and Tenant has obtained a certificate of occupancy from the City of San Jose, subject only to the completion or correction of items on Tenant's architect's punch list (and exclusive of the installation of all telephone and other communications facilities and equipment and other finish work or decorating work to be performed by or for Tenant). If substantial completion of the Tenant Improvements, Modified Core Improvements or Base Building Improvements is delayed due to any of the following (collectively, "Tenant Delays"), then the Delivery Date and/or Commencement Date, as applicable, shall be adjusted to reflect what the substantial completion date would have been if there had been no delay: (i) Tenant's failure to timely submit any items required by this Work Letter, including, without limitation, Tenant's Plans; (ii) Tenant Modifications; (iii) Tenant's failure to comply with Landlord's contractor's schedule; (iv) Tenant's or Tenant's Contractor's failure to comply with Paragraph 9, (v) Tenant's requested changes to the Tenant's Plans after they are approved by Landlord; (vi) Tenant's request for materials, finishes or installations which require longer than thirty (30) days to complete; (vii) delays caused by Tenant in construction of the Tenant Improvements; or (viii) any other event expressly constituting "Tenant Delay" pursuant to any provision of this Work Letter. Landlord shall give Tenant at least five (5) days prior notice if Landlord becomes aware that Tenant is in danger of causing a Tenant Delay, and if Tenant takes appropriate measures to prevent such delay within such five (5) day period, no adjustment to the Delivery Date or Commencement Date shall be made on account of such Tenant Delay; provided, however, that if such delay was not reasonably foreseeable by Landlord, the five (5) day period for prior notice and opportunity to mitigate provided above shall be changed to forty-eight (48) hours after Landlord becomes aware of such delay or potential delay; and provided further, that no such notice shall be required if Tenant Delay results from Tenant's failure to perform any obligation within a specific date or time period (including, without limitation, any delay in delivery of Tenant's space plan or Working Drawings or non-compliance with Landlord's contractor's schedule), or from schedule changes resulting from Tenant Modifications of which Tenant is advised by Landlord's architect or contractor as provided in Paragraph 4. If substantial completion of the Tenant Improvements is delayed as a result of any of the following and such delay could not have been mitigated by Tenant using commercially reasonable measures (collectively, "Landlord Delays"), then the Commencement Date shall be adjusted to reflect any delay in the substantial completion date for the Tenant Improvements directly resulting from such Landlord Delays: (a) subject to Paragraph 9 above, unreasonable interference by Landlord or Landlord's Contractor with the construction of the

Tenant Improvements, which interference occurs after the Delivery Date and before the Commencement Date in connection with completion of the Base Building Improvements or Modified Core Improvements; (b) Landlord's failure to comply with any deadlines for response to, or submissions from, Tenant as required by this Work Letter; or (c) any material changes to Landlord's Plans or the Modified Core Plans after their final approval by applicable governmental entities (other than Tenant Modifications or changes required by third parties) that directly affect Tenant's Plans or the Tenant Improvements.

      13.   TENANT IMPROVEMENT COSTS.

            (a) TENANT RESPONSIBILITY FOR COSTS. Tenant shall bear the cost of Tenant Improvements and Modified Core Improvements, subject to the terms of clause (b) below, including, without limitation, costs in connection with space planning, preparing Tenant's Plans, preparing the Modified Core Plans, engineering, plan checking, special inspections and testing, any consultants, and related permits and fees for Tenant Improvements. Other than providing the Tenant Allowance in accordance with clause (b) below, Landlord shall not be obligated to pay any portion of the cost of the Tenant Improvements. Tenant shall be obligated to keep the Project free of all liens and claims relating to the design and construction of the Tenant Improvements to the extent such liens and claims do not arise from Landlord's failure to fund the Tenant Allowance as required herein.

            (b) TENANT ALLOWANCE. Landlord shall provide Tenant an allowance ("Tenant Allowance") as set forth in the Basic Lease Information to be applied toward the cost of the following items in respect of the Tenant Improvements (after deducting therefrom the costs for design and construction of the Modified Core Improvements, which shall be paid by Landlord as provided in Paragraph 3):
Architectural and engineering fees, space planning, building permits or other governmental fees, and the cost of labor, materials, contractors fees and overhead, and other charges included in the construction contract for construction of Tenant Improvements. Promptly after Landlord's approval of Tenant's Plans and Tenant's Contractor's execution of the Construction Contract, Tenant shall provide Landlord with a detailed breakdown of the final costs to be incurred or which have been incurred in connection with the design and construction of the Tenant Improvements, including all amounts payable under the Construction Contract (the "Final Costs"), which Final Costs shall equal or exceed the sum of Twenty-Three Dollars ($23) per rentable square foot of the Rentable Area of the Premises plus the undisbursed portion of the Tenant Allowance. On or before the first day of each calendar month, Tenant shall be allowed to request monthly draws against the Tenant Allowance for the "Allowance Share" (as defined below) of the costs related to the construction of the Tenant Improvements, which draw requests shall include the following items: (a) a copy of the construction contract for the Tenant Improvements and any relevant subcontracts (each contract and subcontract need be submitted only once); (b) a request for payment of Tenant's Contractor, approved by Tenant, in a form reasonably acceptable to Landlord, showing the schedule, by trade, or percentage of completion of the Tenant Improvements in the Premises, and detailing the portion of the work completed, and the portion not completed, together with receipts and related evidence reasonably acceptable to Landlord establishing that Tenant has paid all amounts covered by such request for payment other than the Allowance Share; (c) invoices and paid receipts from Tenant's Contractor and all subcontractors, laborers, materialmen and suppliers used by Tenant (collectively, "Tenant's Agents") for labor rendered and materials delivered to the Premises that are not covered by the request for payment from Tenant's Contractor; (d) executed unconditional mechanic's lien releases from all of Tenant's Agents, in the statutory form, with respect to all sums paid to date (excluding sums requested in the current monthly draw, but including sums from all prior draws); (e) executed conditional mechanic's lien releases from all of Tenant's Agents, in the statutory form, with respect to all sums requested in the current monthly draw; and (e) all other information reasonably requested by Landlord. The "Allowance Share" shall be the prorata share of each payment toward the costs of Tenant Improvements that is payable from the Tenant Allowance, which shall be calculated as a fraction, the numerator of which shall be the undisbursed portion of the Tenant Allowance after deduction for costs of the Modified Core Improvements as provided in Paragraph 3, and the denominator of which shall be the Final Costs. Tenant's request for payment shall be deemed Tenant's acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant's payment request. Thereafter, Landlord shall deliver a check payable to Tenant, or at Landlord's option to Tenant's Contractor, in payment of the lesser of (A) the amounts so requested by Tenant, less the Allowance Share of a ten percent (10%) retention (the aggregate amount of such retentions to be known as the "Final Retention"), and (B) the balance of any remaining available portion of the Tenant Allowance (not including the Final Retention), provided that Landlord does not dispute any request for payment based on non-compliance of any work with the Tenant's Plans approved by Landlord, or due to any substandard work, or for any other reason in Landlord's reasonable discretion. Landlord's payment of such amounts shall not be deemed

Landlord's approval or acceptance of the work furnished or materials supplied as set forth in Tenant's payment request. Subject to the provisions of this Work Letter, a check for the Allowance Share of the Final Retention payable to Tenant shall be delivered by Landlord to Tenant following the completion of construction of the Tenant Improvements, provided that (i) Tenant delivers to Landlord properly executed final unconditional mechanics lien releases, in the statutory form (ie. the final amount due to Tenant's Contractor), (ii) Landlord has determined, in the reasonable exercise of its discretion, that no substandard work exists which adversely affects the structure, exterior appearance, or Building Systems, (iii) Tenant's architect and/or contractor delivers to Landlord a certificate, in a form reasonably acceptable to Landlord, certifying that the construction of the Tenant Improvements has been substantially completed and meets all applicable building codes; and (iv) Tenant has delivered to Landlord a final punch list signed off by both Tenant and Landlord and/or their architects. Tenant shall cooperate with the disbursement schedule of Landlord's construction lender and Landlord shall use reasonable efforts to insure that such amounts are paid promptly. Any amounts payable by Tenant to Landlord under this Work Letter which are in excess of the Tenant Allowance shall be paid by Tenant to Landlord within twenty (20) days of receipt of an invoice from Landlord.

      14. TENANT'S DELIVERIES: Within sixty (60) days following substantial completion of the Tenant Improvements, Tenant shall provide to Landlord the following: (x) "as-built" drawings signed by either Tenant's architect or Tenant's Contractor; (y) final punch list signed off by both Tenant and Landlord and /or their architects; and (z) written certification from Tenant's architect and/or Tenant's Contractor that the work is complete and meets all applicable building codes, and a copy of the certificate of occupancy.

      15. DEFAULT BY TENANT: Notwithstanding any provision to the contrary contained in the Lease, if a Default occurs prior to completion of the Tenant Improvements, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Allowance, and (ii) all other obligations of Landlord under the terms of this Work Letter shall be forborne until such time as such Default is cured pursuant to the terms of the Lease. Any delay in construction resulting from Landlord's exercise of its rights under this Paragraph 15 shall constitute "Tenant Delay".

      16. DISPUTE RESOLUTION. If Landlord and Tenant disagree concerning any issues used to determine the Delivery Date or the Commencement Date, and the parties are unable to resolve that dispute within thirty (30) days after Tenant occupies the Premises, the dispute shall be submitted for resolution pursuant to this Paragraph 16. Notwithstanding the foregoing, during the pendency period of any arbitration initiated pursuant to this Paragraph 16, Tenant shall pay Monthly Base Rent and Additional Charges from and after the Commencement Date as determined by Landlord; provided, however, that such payment shall be without prejudice to the ultimate determination of that issue.

      ANY CONTROVERSY OR CLAIM ARISING OUT OF THE MATTERS EXPRESSLY MADE SUBJECT TO ARBITRATION PURSUANT TO THIS WORK LETTER SHALL BE SETTLED BY ARBITRATION CONDUCTED IN SAN MATEO OR SANTA CLARA COUNTY, CALIFORNIA, IN ACCORDANCE WITH THE COMMERCIAL RULES OF THE AMERICAN ARBITRATION ASSOCIATION, AND JUDGMENT ON THE AWARD RENDERED BY THE ARBITRATOR(S) MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. THE PREVAILING PARTY IN SUCH ARBITRATION SHALL BE ENTITLED TO ATTORNEYS' FEES AND COSTS.

      NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THIS WORK LETTER DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

      WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION TO NEUTRAL ARBITRATION.

      Consent to neutral arbitration by:  ______ Landlord  ________ Tenant

      17. DEFINED TERMS. All capitalized terms not defined in this Work Letter shall have the meanings given them in the Lease.

                                  EXHIBIT "C-1"

                                LANDLORD'S PLANS

                               [SEE ATTACHED LIST]

                                  EXHIBIT "C-2"

                           MODIFIED CORE IMPROVEMENTS

                             [SEE ATTACHED DRAWINGS]

                                   EXHIBIT "D"

                       FORM OF TENANT ESTOPPEL CERTIFICATE

            [SEE ATTACHED FORMS FOR PRE-OCCUPANCY AND POST-OCCUPANCY]

                                 TENANT ESTOPPEL
                                 (Pre-Occupancy)

        "TENANT":  _____________________________________________________________
                   _____________________________________________________________
                   _____________________________________________________________

      "LANDLORD":  _____________________________________________________________
                   _____________________________________________________________
                   _____________________________________________________________

        "LENDER":  COMERICA BANK-CALIFORNIA
                   Attn:  Commercial Real Estate Loan Operations
                   75 East Trimble Road, Mail Code 4770
                   San Jose, CA  95131

      "PREMISES":  _____________________________________________________________
                   _____________________________________________________________
                   _____________________________________________________________

         "LEASE": That certain Lease for space in the Premises between Landlord and Tenant dated _______________, _________.

      It is our understanding that Comerica Bank-California, a California Banking Corporation ("Lender"), is contemplating [making] [modifying the terms of] a loan to Landlord, which loan is [to be] secured by [the Premises] [by real property of which the Premises forms a part]. For the benefit of the Lender, Tenant hereby certifies as follows:

      1. A true and complete copy of the Lease is attached hereto and said Lease is the entire agreement between Landlord and Tenant with respect to the Premises.

      2. The Lease is presently in full force and effect, with no uncured defaults by Tenant and with no acts or omissions having occurred which, but for the passing of time or giving of notice, would be a default under the Lease by Tenant. Tenant expressly agrees that all payments to be made shall be made strictly in accordance with the terms of the Lease as written, and that there is no charge, lien or claim of offset against future rents or other sums to become due under the Lease.

      3. The term of the Lease commenced or is scheduled to commence as follows:________________________________________________________________________

      4. Tenant is required to pay minimum monthly rental installments of $_______, which are scheduled to commence as follows:__________________________.

      5. Tenant's share of operating costs is computed as follows:___________ _____________________________________________. Payment of operating expenses will commence on _______________, _____.

      6. There are no existing defenses which Tenant has against the enforcement or validity of said Lease or any of the terms thereof or any claim against Landlord which might be set off or credited against future accruing rents.

      7. A security deposit in the amount of $_______ is being held by Landlord.

      8. The Premises will be improved with the following improvements, __________________________________________________________ (the "Improvements").

      9. The following plans, specifications and drawings have been prepared and approved by Landlord and Tenant for the Improvements _______________________
_______________________________________________________________________________.

      10. The Improvements will be constructed by _______________________ (the "Contractor"), pursuant to the following contract:______________________________
_______________________________________________________________________________.

      11. All obligations and conditions under said Lease to be performed by Landlord as of the date hereof have been satisfied. The following conditions to commencement of the Lease terms and/or payment of minimum monthly rent and other sums payable by Tenant under the Lease remain to be satisfied by the parties designated below:_______________________________________________________________
_______________________________________________________________________________.

      12. Tenant has received no written notice of prior sale, transfer assignment or pledge of the Lease or of the rents payable thereunder.

      13. There are no actions, whether voluntary or otherwise, pending against Tenant under the bankruptcy laws of the United States or any state thereof.

      14. Tenant is executing this document with the express knowledge that Lender is relying upon the representations made herein in making a loan to Landlord.

Dated:_____________, 2000                 TENANT:

                                          ______________________________________
                                          a ____________________________________

                                          By:___________________________________
                                          Its:__________________________________

                                          By:___________________________________
                                          Its:__________________________________

                                 TENANT ESTOPPEL
                                (Post-Occupancy)

        "TENANT":  _____________________________________________________________
                   _____________________________________________________________
                   _____________________________________________________________

      "LANDLORD":  _____________________________________________________________
                   _____________________________________________________________
                   _____________________________________________________________

        "LENDER":  COMERICA BANK-CALIFORNIA
                   Attn:  Commercial Real Estate Loan Operations
                   75 East Trimble Road, Mail Code 4770
                   San Jose, CA  95131

      "PREMISES":  _____________________________________________________________
                   _____________________________________________________________
                   _____________________________________________________________

         "LEASE": That certain Lease for space in the Premises between Landlord and Tenant dated _______________, _________.

      It is our understanding that Comerica Bank-California, a California Banking Corporation ("Lender"), is contemplating making a loan to Landlord, which loan is secured by real property of which the Premises forms a part. For the benefit of the Lender, Tenant hereby certifies as follows:

      1. A true and complete copy of the Lease is attached hereto and said Lease is the entire agreement between Landlord and Tenant with respect to the Premises.

      2. The Lease is presently in full force and effect, with no uncured defaults by Tenant and with no acts or omissions having occurred which, but for the passing of time or giving of notice, would be a default under the Lease by Tenant. Tenant expressly agrees that all payments to be made shall be made strictly in accordance with the terms of the Lease as written, and that there is no charge, lien or claim of offset against future rents or other sums to become due under the Lease.

      3.    The term of the Lease commenced on _________________, ________.

      4. Tenant is in full and complete possession of the Premises, such possession having been accepted by Tenant. Tenant is paying minimum monthly rental in installments of $_______ which commenced to accrue on ________, _____, and which have been paid through ____________, ______. No rents have been prepaid in excess of one (1) month. There are no existing defenses which Tenant has against the enforcement or validity of said Lease or any of the terms thereof or any claim against Landlord which might be set off or credited against future accruing rents.

      5. A security deposit in the amount of $________ is being held by Landlord.

      6. The Premises comprise approximately ______ square feet known as _____ and Tenant's share of any operating costs is ____ percent (___%).

      7. All obligations and conditions under said Lease to be performed by Landlord as of the date hereof have been satisfied, and all construction obligations of Landlord have been completed and are satisfactory to Tenant.

      8. Tenant has received no written notice of prior sale, transfer assignment or pledge of the Lease or of the rents payable thereunder.

      13. There are no actions, whether voluntary or otherwise, pending against Tenant under the bankruptcy laws of the United States or any state thereof.

      14. Tenant is executing this document with the express knowledge that Lender is relying upon the representations made herein in making a loan to Landlord.

Dated:_____________, 2000                 TENANT:

                                          ______________________________________
                                          a ____________________________________

                                          By:___________________________________
                                          Its:__________________________________

                                          By:___________________________________
                                          Its:__________________________________

                                   EXHIBIT "E"

             SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

COMERICA BANK-CALIFORNIA
Commercial Real Estate Loan Operations
Attn: Martha Lopez
75 E. Trimble Road, Mail Code 4771
San Jose, CA 95131

--------------------------------------------------------------------------------
                                        SPACE ABOVE THIS LINE FOR RECORDER'S USE

                  SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE
                                    AGREEMENT

NOTICE: THIS SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE AGREEMENT RESULTS IN YOUR LEASEHOLD INTEREST BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.

      THIS SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE AGREEMENT ("Agreement"), dated as of___________________, 2000, between COMERICA BANK-CALIFORNIA, a California Banking Corporation ("Beneficiary"), ______________________, a California __________________ ("Owner") and
________________________, a ________________________ ("Tenant"), is as follows:

      Owner and Tenant have entered into that certain Lease dated ___________________, 2000 together with any amendments, modifications, renewals or extensions thereof ("Lease") pursuant to which Owner leased to Tenant and Tenant leased from Owner the premises more particularly described in the Lease ("Premises") and located on the real property described in Exhibit "A" attached hereto (the "Secured Property"). Owner has obtained financing for the Secured Property and has executed a promissory note in the principal amount of _________________________ Dollars ($__________________) ("Note") in favor of
Beneficiary, payment of which is secured by a Construction Deed of Trust, Security Agreement and Fixture Filing ("Deed of Trust") said Deed of Trust was recorded on ___________________, as Instrument No. ________________, of Official
Records of the County of_______________, State of California encumbering the Secured Property and an Assignment of Real Property Leases and Rents.

      In order to establish certain safeguards and priorities with respect to their respective rights in connection with the Premises, Beneficiary has requested that Owner obtain certain warranties and agreements from Tenant as-hereinafter set forth. In consideration of the mutual benefits accruing to the parties hereto, the receipt of which is hereby acknowledged, the parties agree as follows:

      1. Subordination. Subject to Paragraph 4 hereof, the Lease is and at all times shall continue to be subject and subordinate to the Note and the lien of the Deed of Trust and to all advances made or to be made thereunder, and to any renewals, extensions, modifications or replacements thereof, unless Beneficiary has filed a notice subordinating the lien of its Deed of Trust to the Lease. Beneficiary specifically reserves the right to file such a notice at its sole election. Tenant shall not subordinate the Lease to any lien, claim, mortgage, deed of trust, or other encumbrance of any kind, except as provided in this paragraph, and any such other subordination shall be deemed a default under the Lease and this Agreement. Tenant agrees to execute and deliver to Beneficiary or to any party to whom Tenant hereby agrees to attorn, in form and substance satisfactory to such party, such other instrument as either shall request in order to effectuate the provisions of this Agreement.

      2. Limitation on Liability. Nothing herein contained shall impose any obligation upon Beneficiary to perform any of the obligations of Owner under the Lease unless and until Beneficiary shall become an owner or mortgagee in possession of the Premises, and Beneficiary shall have no personal liability to Tenant beyond Beneficiary's interest in the Secured Property.

      3. Attornment. In the event of a foreclosure or other acquisition of the Premises, the Lease shall be recognized as a direct lease from the Beneficiary, the purchaser at the foreclosure sale, or any such subsequent owner (collectively referred to as "Purchaser"), except Purchaser shall not be (i) liable for any previous act or omission of Owner under the Lease (excluding any ongoing maintenance, repair and replacement obligations of Landlord under the Lease continuing after the foreclosure sale or other acquisition of the Premises by a Purchaser, to the extent accruing after such sale or acquisition); (ii) subject to any offset which shall theretofore have accrued to Tenant against Owner; (iii) subject to any obligation with respect to any security deposit under the Lease unless such security deposit has been physically delivered to Purchaser; (iv) bound by or liable for any representations or warranties of Owner (whether or not set forth in the Lease); (v) liable for any condition in, on or about the Premises (or the land or improvements containing the Premises) existing prior to the Purchaser's foreclosure or other acquisition of the Premises (a "Preexisting Condition") or liable under any indemnity, defense or hold harmless obligation or similar obligation set forth in the Lease to the extent it relates to or covers a Pre-Existing Condition Lease (excluding any ongoing maintenance, repair and replacement obligations of Landlord under the Lease continuing after the foreclosure sale or other acquisition of the Premises by a Purchaser, to the extent accruing after such sale or acquisition); or (vi) bound by any previous modification or prepayment of rents or other sums due under the Lease greater than one month unless such modification or prepayment shall have been expressly approved in writing by Beneficiary, which approval shall not be unreasonably withheld.

      4. Non-disturbance. So long as no default exists, nor any event has continued to exist for such period of time (after notice, if any, required by the Lease) as would entitle Owner under the Lease to terminate the Lease or would cause, without any further action of Owner, the termination of the Lease or would entitle Owner to dispossess Tenant thereunder, the Lease shall not be terminated nor shall Tenant's use, possession, or enjoyment of the Premises be interfered with, nor shall the leasehold estate granted by the Lease be affected in any foreclosure, or in any action or proceeding instituted under or in connection with the Deed of Trust.

      5. Payment of Rent on Default. Tenant acknowledges and agrees that the Lease has been assigned to Beneficiary by Owner as security for its obligations under, and secured by, the Note and Deed of Trust. Tenant agrees that, upon receipt of notice from Beneficiary that a default exists under the Note or Deed of Trust, or any instrument or document collateral thereto, Tenant shall make all rental and other payments required pursuant to the Lease, as directed by written instruction from Beneficiary. Tenant may make payments to Beneficiary directly in the event of such a default, for which written notice has been delivered to Tenant, and thereby be properly credited with an offset and credit for such payments as against the rental payments then due under the Lease.

      Owner acknowledges and agrees that Beneficiary shall be entitled to collect and receive rents pursuant to the Lease as provided herein and Tenant is authorized and hereby directed to make all such payments of rent to Beneficiary upon receipt of the notice of default provided that Tenant shall be under no duty or obligation to make further inquiry. Tenant shall continue to make all such payments of rent to Beneficiary unless and until Tenant is otherwise authorized and directed in writing by Beneficiary.

      Tenant agrees that so long as Beneficiary has an assignment of Owner's interest in the Lease, Tenant will not, without the prior written consent of Beneficiary (a) modify, extend or in any manner alter the terms of the Lease;
(b) pay the rent or any other sums becoming due under the terms of the Lease more than one month in advance; or (c) accept Owner's waiver of or release from the performance of any material obligations under the Lease.

      Tenant agrees that it will furnish to Beneficiary copies of all notices of default sent to Owner under the Lease. Said notices shall be sent registered or certified mail to Beneficiary at the address shown above or such other address as Beneficiary designates to Tenant in writing. Tenant agrees that upon the receipt by Beneficiary of written notice that Owner is in default under the terms of the Lease, Beneficiary shall have the option within a reasonable time, but not less than sixty (60) days, to cure any default on the part of Owner, and Tenant agrees to accept the performance of Beneficiary in lieu of the performance of Owner.

      6. Further Documents. Tenant shall execute and deliver to Beneficiary or to any party to whom Tenant hereby agrees to attorn, in form and substance satisfactory to such party, such other instruments as either shall request in order to effectuate the provisions of this Agreement.

      7. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors and assigns, and the holder from time to time of the Note.

      8. Attorneys' Fees. If any legal action, arbitration or other proceeding is commenced to enforce any provision of this Agreement, the prevailing party shall be entitled to an award of its actual expenses, including without limitation, expert witness fees, actual attorneys' fees and disbursements.

      9. Notices. All notices to Beneficiary shall be by certified mail to the address given at the top of page one of this Agreement. All notices to Tenant shall be by certified mail to the Premises.

      10. Miscellaneous. This Agreement may not be modified other than by an agreement in writing, signed by the parties hereto or by their respective successors in interest. Except as herein modified all of the terms and provisions of the Lease shall remain in full force and effect. In the event of a conflict between the Lease and this Agreement, the terms and provisions of this Agreement shall control. Nothing in this Agreement shall in any way impair or affect the lien created by the Deed of Trust or the other lien rights of Beneficiary.

      11. Counterparts. This Agreement may be executed in counterparts which together shall constitute but one and the same original.

BENEFICIARY:

COMERICA BANK-CALIFORNIA,
a California Banking Corporation



By:__________________________________
Its:_________________________________



OWNER:

______________________, a ___________

      By:____________________________

      Its:___________________________



TENANT:

______________________, a ___________

      By:____________________________

      Its:___________________________

STATE OF CALIFORNIA     )
                        ) Ss.
COUNTY OF _____________ )

      On ___________________, 2000, before me, the undersigned, a Notary Public in and for said State, personally appeared ____________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

      WITNESS my hand and official seal.

                                          ______________________________________
                                          NOTARY PUBLIC


STATE OF CALIFORNIA     )
                        ) Ss.
COUNTY OF _____________ )

      On ___________________, 2000, before me, the undersigned, a Notary Public in and for said State, personally appeared ____________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

      WITNESS my hand and official seal.

                                          ______________________________________
                                          NOTARY PUBLIC


STATE OF CALIFORNIA     )
                        ) Ss.
COUNTY OF _____________ )

      On ___________________, 2000, before me, the undersigned, a Notary Public in and for said State, personally appeared ____________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

      WITNESS my hand and official seal.

                                          ______________________________________
                                          NOTARY PUBLIC

                                    EXHIBIT A
                     (Legal Description of Secured Property)

The land referred to in this policy is described as real property in the City of ____________, County of ____________, State of California. described as follows:

                                   EXHIBIT "F"

                              RULES AND REGULATIONS

      1. Sidewalks, halls, passages, exits, entrances, elevators, escalators and stairways shall not be obstructed by Tenant or used by Tenant for any purpose other than for ingress to and egress from the Premises. Tenant, and Tenant's employees or invitees, shall not go upon the roof of the Buildings, except as authorized by Landlord or as expressly set forth in the Lease.

      2. Except as expressly permitted in the Lease, no sign, placard, picture, name, advertisement or notice visible from the exterior of the Premises shall be inscribed, painted, affixed, installed or otherwise displayed by Tenant on any part of the Buildings without the prior written consent of Landlord, and Landlord shall have the right to remove any such sign, placard, picture, name, advertisement or notice without notice to and at the expense of Tenant.

            If Landlord shall have given consent relating to a sign to Tenant at any time, whether before or after the execution of the Lease, such consent shall not in any way operate as a waiver or release of any of the provisions hereof or of the Lease, and shall be deemed to relate only to the particular sign, placard, picture, name, advertisement or notice so consented to by Landlord and shall not be construed as dispensing with the necessity of obtaining the specific written consent of Landlord with respect to any other such sign, placard, picture, name, advertisement or notice. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant.

      3. No curtains, draperies, blinds, shutters, shades, screens or other coverings, awnings, hangings or decorations shall be attached to, hung or placed in, or used in connection with, any window, door or patio on the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld. In any event with the prior written consent of Landlord, all such items shall be installed inboard of Landlord's window coverings and shall not in any way be visible from the exterior of the Buildings. No articles shall be placed or kept on the window sills so as to be visible from the exterior of the Buildings. No articles shall be placed against glass partitions or doors which might appear unsightly from outside the Buildings.

      4. Tenant shall see that the doors of the Premises are closed and securely locked and must observe strict care and caution that all water faucets or water apparatus are entirely shut off before Tenant or its employees leave such Premises, and that all utilities shall likewise be carefully shut off, so as to prevent waste or damage, and for any default or carelessness the Tenant shall make good all injuries sustained by other tenants or occupants of the Buildings or Landlord.

      5. Tenant shall have the right to install its own security system for the Premises so long as Tenant shall furnish Landlord with a key or other access device for any such lock.

      6. If Tenant shall alter any lock or access device or install a new or additional lock or access device, Tenant shall in each case furnish Landlord with a key for any such lock. Tenant, upon the termination of the tenancy, shall deliver to Landlord all the keys or access devices for the Buildings, offices, rooms and toilet rooms which shall have been furnished to Tenant or which Tenant shall have had made. In the event of the loss of any keys or access devices so furnished by Landlord, Tenant shall pay Landlord therefor.

      7. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from the violation of this rule by Tenant or Tenant's employees or invitees shall be borne by Tenant.

      8. Tenant shall not use or keep in the Premises or the Buildings any kerosene, gasoline or inflammable or combustible fluid or material other than limited quantities necessary for the operation or maintenance of office or office equipment, or storage and shipping and receiving functions. Tenant shall not use any method of heating or air conditioning other than supplied pursuant to the Lease.

      9. Tenant shall not use, keep or permit to be used or kept in the Premises any foul or noxious gas or substance or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord by reason of noise, odors and/or vibrations or interfere in any way with anyone having business in the Project, nor shall any animals or birds be brought or kept in or about the Premises or the Buildings.

      10. Except with the prior written consent of Landlord, Tenant shall not sell, or permit the sale, at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise in or on the Premises, nor shall Tenant carry on, or permit or allow any employee or other person to carry on, the business of stenography, typewriting or any similar business in or from the Premises for the service or accommodation of occupants of any other portion of the Buildings other than as set forth in Tenant's permitted use herein, nor shall the Premises be used for the storage of merchandise or for manufacturing of any kind, or the business of a public barber shop or beauty parlor, nor shall the Premises be used for any improper, immoral or objectionable purpose, or any business or activity other than that specifically provided for in the Lease.

      11. Tenant shall not install any radio or television antenna, loudspeaker or any other device on the exterior walls or the roof of the Buildings. Tenant shall not interfere with radio or television broadcasting or reception from or in the Buildings or elsewhere.

      12. Tenant shall not lay linoleum, tile, carpet or any other floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved in writing by Landlord (which approval shall not be unreasonably withheld) or as set forth in the approved plans for the Tenant Improvements. The expense of repairing any damage resulting from a violation of this rule by Tenant or Tenant's contractors, employees or invitees or the removal of any floor covering shall be borne by Tenant. Tenant shall use chair pads if needed to avoid excess wear and tear to the floor coverings.

      13. Landlord shall have the right to prescribe the weight, size, and position of all safes, furniture or other heavy equipment brought into the Buildings. Safes or other heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as determined by Landlord to be necessary to properly distribute the weight thereof. Landlord will not be responsible for loss of or damage to any such safe, equipment or property from any cause, and all damage done to the Buildings by moving or maintaining any such safe, equipment or other property shall be repaired at the expense of Tenant.

            Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Buildings or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Buildings shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Buildings must be reasonably acceptable to Landlord.

      14. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Tenant shall not mark, use double-sided adhesive tape on, or drive nails, screw or drill into, the partitions, woodwork or plaster or in any way deface the Premises or any part thereof. Tenant may hang pictures on walls in the Premises. Any damage to the walls caused by molley bolts, or like hanging materials, will be repaired by Tenant.

      15. Tenant shall not install, maintain or operate upon the Premises any vending machine other than those for the exclusive use of Tenant's or it subtenant's employees without the written consent of Landlord.

      16. There shall not be used in any space, or in the public areas of the Buildings, either by Tenant or others, any hand trucks except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve (which approval shall not be unreasonably withheld). No other vehicles of any kind shall be brought by Tenant into or kept in or about the Premises.

      17. Tenant shall store all trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the jurisdiction in which the Premises is located, without violation of any law or ordinance governing such disposal.

      18. Canvassing, soliciting, distribution of handbills or any other written material and peddling in the Buildings are prohibited, and Tenant shall cooperate to prevent the same.

      19. Landlord shall have the right to change the name and address of the Buildings, subject to providing reasonable notice to Tenant.

      20. Landlord reserves the right to exclude or expel from the Buildings any person who, in Landlord's judgment, is intoxicated or under the influence of liquor or drugs or who is in excessive violation of any of the rules or regulations of the Buildings. Excessive violation shall mean that Tenant has been provided with repeated notice of such violation and such violation is continued.

      21. Without the prior written consent of Landlord, Tenant shall not use the name of the Buildings in connection with or in promoting or advertising the business of Tenant except as Tenant's address. Tenant may use Project's name on its stationery and business cards.

      22. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

      23. Tenant assumes any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

      24. Landlord reserves the right to make such other and reasonable, uniformly applied and non-discriminatory enforced rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Buildings and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinafter stated and any additional rules and regulations which are adopted. No new Rule or Regulation shall be designed to discriminate solely against Tenant.

      25. Tenant shall be responsible for the observance of all of the foregoing Rules and Regulations by Tenant's employees, agents, clients, customers, invitees and guests.

      26. Unless otherwise defined, terms used in these Rules and Regulations shall have the same meaning as in the Lease.

      27. In the event of a conflict between the Lease and the Rules and Regulations, then the Lease shall control.

                                GUARANTY OF LEASE

     THIS GUARANTY OF LEASE (this "Guaranty") is made as of August 3, 2000 by BUSINESS OBJECTS, S.A., a company organized under the laws of France ("Guarantor"), for the benefit of 475 JAVA DRIVE ASSOCIATES, L.P., a California limited liability partnership ("Landlord").

                                    RECITALS

This Guaranty is made upon the basis of the following facts:

     A. Business Objects America, a Delaware corporation ("Tenant") desires to lease from Landlord certain real property located at 3000 and 3030 Orchard Parkway, San Jose, California (the "Premises"), pursuant to that certain Lease Agreement (the "Lease") of even date herewith by and between Landlord and Tenant. Capitalized terms used in this Guaranty but not defined herein shall have the meanings given them in the Lease.

     B. Landlord is not willing to enter into the Lease unless Landlord is provided this Guaranty in support of Tenant's commitments as made pursuant to the Lease. Guarantor is willing to provide, and does hereby provide, this Guaranty to Landlord in order to induce Landlord to enter into the Lease desired by Tenant.

     NOW, THEREFORE, to induce Landlord to enter into the Lease, Guarantor agrees as follows:

     1. ABSOLUTE, UNCONDITIONAL GUARANTY. Guarantor unconditionally and absolutely guarantees to Landlord the prompt payment when due of the Monthly Base Rent, the Additional Charges, and all other Rent and other sums payable by Tenant under or in connection with the Lease, including without limitation interest and late charges (such Monthly Base Rent, Additional Charges, other Rent and other sums are referred to herein for brevity as the "Rent"), whether such sums are payable to Landlord or to any third party for the direct or indirect benefit of Landlord, and the full and faithful performance and observance of any and all covenants, whether present or future, contained in the Lease to be performed and observed by Tenant. Guarantor further unconditionally and absolutely guarantees to Landlord the correctness of any warranties and/or representations of Tenant given to Landlord in, or in connection with, the Lease. Guarantor unconditionally covenants to, and agrees with, Landlord that, if any failure occurs in the timely payment by Tenant of any Rent or in the full and faithful performance and/or discharge of any of the other duties, obligations or covenants contained in the Lease to be performed by Tenant, Guarantor will immediately and unconditionally pay to Landlord such Rent, will perform and/or discharge such duties, obligations and covenants, and shall reimburse Landlord for any and all damages that may arise as a result of Tenant's breach of Tenant's payment or performance obligations under the Lease. Guarantor further agrees that Guarantor shall pay to Landlord, on demand, all expenses (including, without limitation, reasonable attorneys' fees and court costs) arising out of or relating to the enforcement or protection of Landlord's rights hereunder.

     2. GUARANTY OF PAYMENT AND PERFORMANCE. This is a guaranty of payment and performance and not merely of collection. The obligations of Guarantor hereunder are absolute, primary, unconditional and irrevocable obligations, which shall be enforceable by Landlord, at its election, simultaneously with or after proceeding against Tenant or without the necessity of any suit or proceedings against Tenant, and in any event, without the necessity of any notice of non-payment, non-performance or non-observance, or of any notice of acceptance of the Guaranty contained herein or any other notice or demand to which a guarantor might otherwise be entitled or which may be required to preserve any rights against a guarantor, all of which Guarantor hereby expressly waives.

     3. WAIVERS OF DEFENSES. Guarantor expressly agrees that the liability of Guarantor hereunder shall not be impaired, released, modified, stayed, limited, terminated or discharged, in whole or in part, by any of the following, notwithstanding that the same are made with or without notice to Guarantor, and Guarantor hereby freely and voluntarily waives any defense based upon any of the following:

          (a) Any amendment or modification of the provisions of the Lease that is either mutually agreed to by Tenant and Landlord or contemplated by the Lease or Paragraph 6 of this Guaranty, whether or not consented to by Guarantor;

          (b) Any extensions of time for performance of the covenants under the Lease to be performed by Tenant, whether given prior to or after default thereunder;

          (c) Any delay by Landlord in asserting any claim, right or cause of action arising under or in connection with the Lease or this Guaranty, whether or not Guarantor changes its position in reliance on such delay or the expectation of the continuance of such delay;

          (d) Any exchange, surrender or release, in whole or in part, of any security which may be held by Landlord at any time for or under the Lease;

          (e) Any other guaranty now or hereafter executed by Guarantor or anyone else;

          (f) The release, whether partial or full, of Guarantor or any other guarantor from liability for the performance or observance of any of the covenants under the Lease to be performed by Tenant, whether by operation of law or otherwise;

          (g) Landlord's consent to any assignment or subletting or the assignment or successive assignments of the Lease by Tenant, or any subletting of the premises demised under the Lease to Tenant;

          (h) Any lien, charge or encumbrance on or affecting any of the respective assets and properties of Tenant or Guarantor;

          (i) Any rejection or disaffirmance of the Lease pursuant to the Bankruptcy Code of the United States or other statute or from the decision of any court interpreting any of the same;

          (j) Any tender of performance by or on behalf of Tenant after the expiration of any period for performance described in Section 1161 of the Code of Civil Procedure of the State of California, if, in the reasonable opinion of Landlord, the acceptance of such tender would in any manner impair the right of Landlord to terminate the Lease or to evict Tenant by reason of the non-performance by Tenant;

          (k) Any other agreement which may now or hereafter exist between Landlord and Tenant, whether in respect of the Lease or any other subject matter and whether or not consented to by Guarantor;

          (l) Any assumption by Guarantor of primary liability under the Lease, whether by merger or consolidation with Tenant or its successors, by becoming a constituent partner of Tenant or by assignment of the Lease; or,

          (m) Any matter or thing whatsoever other than (i) full and timely performance of all obligations guaranteed hereby, or (ii) Tenant's or Landlord's written waiver of any obligation of Tenant made expressly for the benefit of Guarantor.

     4. WAIVERS AS ELECTION OF REMEDIES AND SURETYSHIP RIGHTS. Although it is not the intention of Landlord, Tenant or Guarantor that the leasehold interest of Tenant under the Lease be deemed a security interest, rather than a lease, Guarantor waives all of the rights which may be waived by a guarantor pursuant to the provisions of Section 2856 of the Civil Code of the State of California. Guarantor further waives: (i) all rights and defenses arising out of an election of remedies by Landlord, and (ii) all suretyship rights or defenses described in Sections 2787 to 2855, inclusive, of the Civil Code of the State of California. Nothing contained in this Paragraph 4 is intended to limit, in any manner, Guarantor's ability to exercise rights and assert defenses based upon Landlord's failure to perform its obligations under the Lease that would be available to Tenant under the Lease with respect to the obligations of Tenant guaranteed hereunder, except as otherwise expressly provided in this Guaranty.

     5. ASSUMPTION OF OBLIGATIONS AND WAIVERS AS TO FINANCIAL CONDITION. The obligations of Guarantor hereunder shall not be affected by any failure on the part of Landlord to inform Guarantor concerning Tenant's financial condition or notify Guarantor of any adverse change in Tenant's financial condition of which Landlord becomes aware. Guarantor assumes the obligation to make such inquiries with respect to such financial condition as Guarantor deems necessary or prudent in the circumstances.

     6. RIGHTS AND WAIVERS AS TO MODIFICATIONS OF LEASE OR OTHER OBLIGATIONS. At any time and from time to time, without terminating, affecting or impairing the validity of this Guaranty or the obligations of Guarantor hereunder, Landlord may deal with Tenant in the same manner and as fully as if this Guaranty did not exist and shall be entitled (but not obligated), among other things, to grant Tenant, without notice or demand and without affecting Guarantor's liability hereunder, such extension or extensions of time to perform, renew, compromise, accelerate or otherwise change the time for payment of or otherwise change the terms of payment or any part thereof contained in or arising under the Lease, or to waive any obligation of Tenant to perform, any act or acts as the Landlord may deem advisable. If any agreement or stipulation between Landlord and Tenant shall extend the time of performance or modify any of the covenants of the Lease to be performed by Tenant, Guarantor shall continue to be liable under this Guaranty according to the provisions of any such agreement or stipulation.

     7. EFFECT OF TERMINATION OF THE LEASE; GUARANTY OF PAYMENT OF DAMAGES. The obligations guaranteed hereunder shall not be limited or terminated by the termination of the Lease, by Landlord or otherwise, in accordance with law following any default by Tenant in the performance of its obligations thereunder. The obligations guaranteed hereunder expressly include any obligations of Tenant which are accelerated in accordance with the provisions of
Section 1951.2 of the Civil Code of the State of California or any similar or related provision of law, and Guarantor expressly hereby guarantees the prompt payment of any damages or other sums to which Landlord becomes entitled in accordance with the provisions of Section 1951.2.

     8. WAIVERS AS TO LITIGATION. Landlord shall have the right to enforce this Guaranty with respect to Guarantor without pursuing any rights or remedies of Landlord against Tenant or any other guarantor or any other party, or any security Landlord may hold. Landlord may commence any action or proceeding based upon this Guaranty (i) directly against Guarantor without making any other guarantor, Tenant or anyone else a party defendant in such action or proceeding, or (ii) jointly against one or more of Guarantor, any other guarantors and/or Tenant. Any one or more successive and/or concurrent actions may be brought hereon against Guarantor, and/or against one or more other guarantors and/or Tenant, with or without such action being brought against other parties, as often as Landlord, in its sole discretion, may deem advisable.

     9. OBLIGATIONS JOINT AND SEVERAL. The obligations of Guarantor under this Guaranty are joint and several with those of any other party who may also bear all or any part of such obligations, including, without limitation, Tenant or any other guarantor of the obligations of Tenant under the Lease.

     10. WAIVERS OF RIGHTS AND REMEDIES OF GUARANTOR AGAINST TENANT. Until all the covenants and conditions in the Lease to be performed and observed by Tenant are fully performed and observed, Guarantor:

          (a) Shall have no right of subrogation against Tenant by reason of any payments or acts of performance by Guarantor, in compliance with the obligations of Guarantor hereunder;

          (b) Waives any right to enforce any remedy which Guarantor now or hereafter shall have against Tenant by reason of any one or more payments or acts of performance in compliance with the obligations of Guarantor hereunder; and

          (c) Subordinates any liability or indebtedness of Tenant now or hereafter held by Guarantor to the obligations of Tenant to the Landlord under the Lease.

     11. SUCCESSORS AND ASSIGNS. This Guaranty shall be binding upon Guarantor and its successors and assigns, and shall inure to the benefit of and may be enforced by the successors and assigns of Landlord or by any person to whom Landlord's interest in the Lease, or any part thereof, including, without limitation, all or any part of the Rent, may be assigned. Wherever in this Guaranty reference is made to Landlord or Tenant, the same shall be deemed to refer also to the then successor or assign of Landlord or Tenant.

     12. WAIVER OF DEFENSES PERTAINING TO BANKRUPTCY, DISABILITY OR CESSATION OF LIABILITY OF TENANT. Neither Guarantor's obligation to make payment or render performance in accordance with the terms of this Guaranty nor any remedy for the enforcement thereof, shall be impaired, modified, stayed, released, limited, terminated or discharged in any manner whatsoever by any impairment, modification, change, release, limitation or stay of the liability of Tenant or its estate in bankruptcy or any remedy for the enforcement thereof, resulting from the operation of any present or future provision of the Bankruptcy Code of the United States or other statute or from the decision of any court interpreting any of the same, and Guarantor shall remain obligated under this Guaranty as if no such impairment, stay, modification, change, release or limitation had occurred. Guarantor waives any defense arising by reason of any disability or other defense of Tenant, or by reason of the cessation from any cause whatsoever of the liability, either in whole or in part, of Tenant to Landlord, except, and to the extent, that such cessation shall be the result of payment or performance of the obligation as to which the liability pertains. Guarantor hereby acknowledges that the obligations of Guarantor hereunder are independent of, and may exceed, the obligations of Tenant under the Lease.

     13. REPAYMENTS AND REINSTATEMENT. If Landlord is obligated by any bankruptcy or other law to repay to Tenant or Guarantor or to any trustee, receiver or other representative of either of them any amounts previously paid, then this Guaranty shall be reinstated in the amount of such repayment. Landlord shall not be required to litigate or otherwise dispute its obligation to make such repayments if it in good faith and on the advice of counsel believes that such obligation exists.

     14. GUARANTOR AS TENANT. In the event that this Guaranty is held ineffective or unenforceable, in whole or in part, by any court of competent jurisdiction, Guarantor shall be deemed to be a tenant under the Lease with the same effect as if Guarantor was expressly named as a joint tenant therein having joint and several liability with Tenant.

     15. REMEDIES SEPARATE AND CUMULATIVE. All remedies of Landlord by reason of this Guaranty are separate and cumulative remedies. Neither the existence nor the exercise of any such remedy shall be deemed to preclude or prevent the exercise of any other legal or equitable remedy available to Landlord hereunder.

     16. SEVERABILITY OF PROVISIONS. If any provision of this Guaranty or the application thereof to any person or circumstance shall to any extent be held void, unenforceable or invalid, then the remainder of this Guaranty shall not be affected thereby, and each provision of this Guaranty shall be valid and enforced to the fullest extent permitted by law. It is the intention of Guarantor and Landlord that each provision of this Guaranty be fully enforceable, and that all of the provisions hereof shall be interpreted so as to avoid being found void, unenforceable or invalid.

     17. COUNTERCLAIMS, SETOFF AND DEDUCTION. The rights of Landlord pursuant to this Guaranty shall not be subject to any counterclaim, set off or deduction now held or hereafter arising in favor of Guarantor or Tenant except such setoffs and deductions as may be specifically and expressly provided to Tenant in the Lease, and Guarantor hereby waives the right to assert any such counterclaim, set off or deduction in any action by Landlord based on or in connection with this Guaranty except as specifically provided in this Paragraph 17.

     18. NO WAIVER. No waiver or modification of any provision of this Guaranty nor any termination of this Guaranty shall be effective unless expressly stated in writing and signed by Landlord, and then only to the extent so expressly stated, and no such waiver shall be applicable to any circumstance other than the specific instance for which it is given. In no event shall a waiver of any provision of this Guaranty be implied from any course of conduct on the part of Guarantor and/or Landlord and/or any third party.

     19. REPRESENTATIONS AND WARRANTIES OF GUARANTOR. Guarantor represents and warrants to the Landlord that:

          (a) Guarantor (i) is duly organized, validly existing and in good standing under the laws of the country of its incorporation, (ii) has the corporate power, authority and legal right to conduct the business in which it is currently engaged, and (iii) is duly qualified and in good standing under the laws of France.

          (b) Guarantor has the power, authority and legal right to make, deliver and perform this Guaranty and has taken all necessary action to authorize the execution, delivery and performance of this Guaranty. No consent of any other person (including, without limitation, stockholders and creditors of Guarantor), and no authorization of, notice to, or other act by or in respect of Guarantor by or with any governmental authority, agency or instrumentality is required in connection with the execution, delivery, performance, validity or enforceability of this Guaranty that has not already been taken or obtained. This Guaranty has been duly executed and delivered by Guarantor and constitutes a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms.

          (c) The execution, delivery and performance by Guarantor of this Guaranty will not violate any provision of any existing law or regulation applicable to Guarantor or of any award, order or decree applicable to Guarantor of any court, arbitrator or governmental authority, or of any security issued by Guarantor or of any mortgage, indenture, lease, contract or other agreement or undertaking to which Guarantor is a party or by which Guarantor or any of its properties or assets is bound.

          (d) Guarantor has full and complete access to the financial records of Tenant and has fully satisfied itself with regard to those records prior to entering into this Guaranty.

          (e) The financial statements of Guarantor provided to Landlord in connection with this Guaranty are true and correct in all material respects, have been prepared in accordance with generally accepted accounting principles consistently applied, and present fairly and accurately the financial condition of Guarantor as of the respective dates thereof, and no material adverse change has occurred in the financial condition of Guarantor since such dates.

     20. JURISDICTION, VENUE AND CHOICE OF LAW. This Guaranty and all rights, obligations and liability arising hereunder shall be construed according to the laws of the State of California. Guarantor hereby agrees that any action to enforce the provisions of this Guaranty may be brought, in Landlord's sole discretion, in any federal or state court located within the County of Santa Clara, State of California, and by execution and delivery of this Guaranty Guarantor expressly, irrevocably and unconditionally (a) accepts for itself and in connection with

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its properties the nonexclusive jurisdiction of such courts, (b) consents to and submits to the exercise of personal jurisdiction by such courts, but only to the extent of and/or as necessary to enforce its obligations under this Guaranty,
(c) agrees to be bound by any judgment rendered thereby in connection with this Guaranty, and (d) waives (i) any objection Guarantor may now or hereafter have to the laying of venue in any of such courts and (ii) any claim that any action or proceeding brought in any such court has been brought in an inconvenient forum. Guarantor irrevocably and unconditionally agrees that a summons and complaint or equivalent documents commencing an action or proceeding in any such court shall be validly and properly served and shall confer personal jurisdiction over Guarantor if served personally to ___________________________, who is irrevocably designated and appointed by Guarantor as its authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any such action or proceeding in any such court and which company is irrevocably authorized and directed by Guarantor to accept such service on its behalf. A copy of any process so served shall be mailed by Landlord to Guarantor at its address provided on the signature page hereto at the time of service upon such authorized agent, except that, unless otherwise provided by applicable law, any failure to mail such copy shall not affect the validity of service of process. The failure of such agent to give notice to Guarantor of any such service shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon. Guarantor hereby irrevocably and unconditionally agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions within France or the United States of America by suit on the judgment or in any other manner provided by law. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of the Landlord to bring proceedings against any Guarantor in the courts of any other jurisdiction.

     21. ATTORNEY FEES. Notwithstanding anything to the contrary contained in this Guaranty, in the event of any litigation between Landlord and Guarantor seeking a declaration of rights hereunder, damages for breach or any other remedy pertaining to this Guaranty, the prevailing party shall recover its reasonable attorneys' fees and court costs.

     22. SUBLESSEES AND OTHER OCCUPANTS. For purposes of this Guaranty and the obligations and liabilities of Guarantor hereunder, the term "Tenant" shall include any and all concessionaires, licensees, franchisees, department operators, assignees, subtenants or others directly or indirectly leasing or occupying the Premises or operating or conducting a business in or from the Premises.

     23.  TIME. Time is of the essence of each and every provision hereof.

     24. GUARANTOR'S CERTIFICATE AND FINANCIAL INFORMATION. Guarantor agrees to provide Landlord with a "Guarantor's Certificate" as provided in Paragraph 14 of the Lease and the financial information with respect to Guarantor as required by Paragraph 34 of the Lease, in each case within the time period specified in the applicable paragraph of the Lease. Failure of Guarantor to provide any such certificate or financial information as and when required shall be a Default under the Lease and an immediate default under this Guaranty.

     25. TERMINATION OF GUARANTY. Except as expressly provided in the last sentence of this Paragraph 25, this Guaranty shall terminate and be of no further force and effect two years

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following the termination of the Lease (the "Termination Date") so long as no notice of default, claim or demand relating to a default or breach by Tenant of any of its obligations under the Lease, or by Guarantor of any of its obligations under this Guaranty, has been delivered or made by Landlord and has not been fully cured by Tenant or Guarantor, as applicable, or waived in writing by Landlord, in its sole discretion, as of such date (in which event this Guaranty shall continue with respect to such defaults or breaches until such defaults or breaches are fully cured by Tenant or Guarantor, as applicable, or waived in writing by Landlord, in its sole discretion); provided, however, that if a claim or demand has been made on this Guaranty prior to the Termination Date (as it may be extended with respect to then-existing defaults or breaches as provided above), Guarantor's obligations hereunder with respect to such claim or demand and any other claims, demands or guaranteed obligations which may arise, directly or indirectly, from such claim or demand, shall not terminate until final resolution of any such claim or demand and full payment and/or performance of all guaranteed obligations arising therefrom. Notwithstanding the foregoing, this Guaranty shall not terminate with respect to, nor shall Guarantor be released from, any liability under any Lease provisions that expressly survive the termination of the Lease (including, without limitation, Paragraphs 11 and 41(b) of the Lease) to the extent of liability arising directly or indirectly out of any acts, events or claims occurring prior to the termination of the Lease.

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the day and year first written above.

"Guarantor"

BUSINESS OBJECTS, S.A.,
a company organized under the laws of France


By:
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Its:
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By:
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Its:
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Address for Notices:

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Attn:
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Facsimile:
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Telephone:
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